UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

proxy statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DENTSPLY SIRONA Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

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Dentsply Sirona

2021

Notice of annual meeting of stockholders and proxy statement

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of DENTSPLY SIRONA Inc., a Delaware corporation (the “Company” or Dentsply Sirona”), which will be held at 10:00 a.m. Eastern Time on Wednesday, May 26, 2021. This year’s meeting will be held virtually via live webcast. You will be able to attend and listen to the 2021 Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/XRAY2021. You will also be able to cast your vote electronically at the Annual Meeting. For more information on how to attend and vote your shares at our virtual meeting, please see the section entitled “ABOUT THE MEETING” in the accompanying Proxy Statement.

We successfully held our Annual Meeting virtually for the first time in 2020 and we have made the decision to hold the Annual Meeting virtually again in 2021. We believe that continuing to hold the Annual Meeting virtually allows us to improve stockholder accessibility, increase communications, reduce costs and protect the health and safety of our stockholders and employees.

Items of Business

1.	to elect the ten (10) directors named in the Company’s proxy statement to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2021;

3.	to approve, by non-binding vote, the Company’s executive compensation; and

4.	to transact such other business as may properly come before the meeting.

Voting

Only stockholders of record at the close of business on March 29, 2021 (the “Record Date”) are entitled to notice of, and to vote at, the meeting. At least ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the office of the Secretary of the Company at the Company’s Corporate Headquarters,13320 Ballantyne Corporate Place, Charlotte, NC 28277. As a stockholder of record, you are cordially invited to attend the meeting virtually.

On or about April 16, 2021, a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders (the “Notice”) is first being mailed to our stockholders of record as of the Record Date and our proxy materials are first being posted on the website referenced in the Notice (www.proxyvote.com).

Regardless of whether you expect to attend the meeting virtually, please vote in advance of the meeting by using one of the methods described in the Company’s proxy statement (the “Proxy Statement”). As a stockholder of record, you may vote your shares (1) electronically at the meeting, (2) by telephone, (3) through the Internet, or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone or through the Internet are included in the Notice and in the Proxy Statement. If you virtually attend and vote at the meeting electronically, your vote at the meeting will replace any earlier vote you cast.

By Order of the Board of Directors

Keith J. Ebling

Executive Vice President, General Counsel and Secretary

13320 Ballantyne Corporate Place

Charlotte, NC 28277

April 16, 2021

Even though you may plan to attend the meeting virtually, please vote by telephone or the Internet, or execute the enclosed proxy card and mail it promptly (if you receive your proxy materials by mail), in which case a return envelope which requires no postage if mailed in the United States is enclosed for your convenience. Telephone and Internet voting information are also provided on your proxy card. Should you attend the meeting virtually, you may revoke your proxy and vote at the virtual meeting.

DENTSPLY SIRONA INC. 13320 Ballantyne Corporate Place Charlotte, NC 28277

2021 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

PROXY STATEMENT

This Proxy Statement is being provided to stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of DENTSPLY SIRONA Inc. (“Dentsply Sirona,” the “Company,” “we,” “us” or “our”) to be voted at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April 16, 2021, a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders (the “Notice”) is first being mailed to our stockholders of record as of March 29, 2021, the Record Date, and our notice of annual meeting, proxy materials, and 2020 Annual Report are first being posted on the website referenced in the Notice (www.proxyvote.com). All website addresses given in this document are for informational purposes only and are not intended to be an active link or to incorporate any website information into this document.

Stockholders as of the Record Date are invited to attend our Annual Meeting virtually, which will take place on Wednesday, May 26, 2021, beginning at 10:00 a.m., Eastern Time. This year’s meeting will be held virtually via live webcast. You will be able to attend and listen to the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/XRAY2021. You will also be able to cast your vote electronically at the Annual Meeting.

To participate in the Annual Meeting, visit http://www.virtualshareholdermeeting.com/XRAY2021. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you are able to attend the Annual Meeting virtually, you are urged to vote your proxy, either by mail (if you receive your proxy materials by mail), telephone or the Internet. Specific instructions for voting by telephone or through the Internet are included in the Notice and in this Proxy Statement. If you attend and vote at the meeting virtually, your vote at the meeting will replace any earlier vote you cast. Proxies may also be voted at any adjournment or postponement of the Annual Meeting.

DENTSPLY SIRONA INC. – Proxy Statement     1

2021 PROXY SUMMARY

This summary highlights information contained in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should carefully read the entire Proxy Statement before voting.

ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	10:00 a.m., Eastern Time, Wednesday, May 26, 2021

Virtual Meeting Location:	http://www.virtualshareholdermeeting.com/XRAY2021

Record Date:	March 29, 2021

Voting:	Stockholders as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Matter		Board Recommendation
1.	Election of the ten directors named in this Proxy Statement	FOR EACH NOMINEE
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2021	FOR
3.	Approval, by non-binding vote, of the Company’s executive compensation	FOR

ELECTION OF DIRECTORS: BOARD NOMINEES

Name	Age	Director Since	Committee Memberships	Other Current Public Company Boards

Eric K. Brandt Independent	58	2004	Executive (Chair) Governance	LAM Research Corporation The Macerich Company NortonLifeLock Inc.

Donald M. Casey Jr.	61	2018	Executive Science and Technology

Willie A. Deese Independent	65	2011	HR (Chair)	CDK Global Inc. G1 Therapeutics, Inc. Public Service Enterprise Group, Inc.

Betsy D. Holden Independent	65	2018	Governance (Chair) Executive HR	The Western Union Company National Retail Properties, Inc.

Clyde R. Hosein Independent	61	2020	Audit and Finance Science and Technology	Cree, Inc.

Arthur D. Kowaloff Independent	74	2016	HR

Harry M. Jansen Kraemer Jr. Independent	66	2016	Governance	Leidos Holdings, Inc. OptionCare Health (BIOS)

Gregory T. Lucier Independent	56	2019	Executive HR	Berkeley Lights, Inc. Catalent, Inc. Maravai Lifesciences Holdings, Inc. NuVasive, Inc.(1)

Leslie F. Varon Independent	64	2018	Audit and Finance (Chair)	Hamilton Lane Inc. LAM Research Corporation

Janet S. Vergis Independent	56	2019	Audit and Finance Science and Technology (Chair)	Church & Dwight Co., Inc. Teva Pharmaceutical Industries Ltd.

(1)	Mr. Lucier does not intend to stand for re-election to the Board of Directors of NuVasive, Inc. at its 2021 Annual Meeting of Stockholders.

2    DENTSPLY SIRONA INC. – Proxy Statement

2021 PROXY SUMMARY

BOARD AGE AND TENURE

ADVISORY VOTE: INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Although not required, we are asking stockholders to vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2021.

ADVISORY VOTE: APPROVAL OF EXECUTIVE COMPENSATION: NAMED EXECUTIVE OFFICERS

Our named executive officers as of the end of 2020 were:

•	Donald M. Casey Jr., Chief Executive Officer

•	Jorge M. Gomez, Executive Vice President and Chief Financial Officer

•	Keith J. Ebling, Executive Vice President, General Counsel and Secretary

•	Walter Petersohn, Senior Vice President, Chief Commercial Officer

•	Lisa M. Yankie, Senior Vice President, Chief Human Resources Officer and Communications

•	William E. Newell, Senior Vice President, Chief Segment Officer(1)

We are asking our stockholders to approve on an advisory basis the Company’s executive compensation. Our Board recommends a FOR vote because we believe our compensation program aligns the interests of our named executive officers with those of our stockholders and achieves our compensation objective of rewarding management based upon individual and Company performance and the creation of stockholder value over the long term. Although stockholder votes on executive compensation are non-binding, the Board and the Human Resources Committee consider the results when reviewing whether any changes should be made to our compensation program and policies.

(1)	Mr. Newell served as Chief Segment Officer from August 2018 until June 30, 2020.

DENTSPLY SIRONA INC. – Proxy Statement     3

ABOUT THE MEETING

Q. Why Did I Receive this Proxy Statement?

Our Board is soliciting your proxy to vote at the meeting because you were a stockholder of our Company as of March 29, 2021, the Record Date, and are entitled to vote.

This Proxy Statement summarizes the information you need to know in order to cast a vote at the meeting.

Q. What Am I Voting On?

You are voting on three items:

•	election of directors named in this Proxy Statement (see page 10);

•	ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2021 (see page 82); and

•	approval, by non-binding vote, of the Company’s executive compensation (see page 84).

Q. How Do I Vote?

Stockholders of record

If you are a stockholder of record, there are four ways to vote:

BY TELEPHONE toll-free 1-800-690-6903*

BY INTERNET www.proxyvote.com*

BY MAIL completing and returning your proxy card

AT THE VIRTUAL MEETING by electronic vote at the virtual meeting

*	The deadline to vote by telephone or Internet is 11:59 p.m. Eastern Time on May 25, 2021.

Street name holders

Shares of our common stock that are held in a brokerage account in the name of the broker or by a bank, trustee, or other nominee are held in “street name.” If your shares are held in street name, you should follow the voting instructions provided by your broker, bank, trustee, or other nominee. If you hold your shares in street name and wish to vote at the meeting electronically, you must first obtain a legal proxy issued in your name from your broker, bank, trustee or other nominee.

Q. What Are the Voting Recommendations of the Board of Directors?

Matter	Board Recommendation
Election of the ten directors named in this Proxy Statement	FOR EACH NOMINEE
Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2021	FOR
Approval, by non-binding vote, of the Company’s executive compensation	FOR

If you return a properly executed proxy card without instructions, the persons named as proxy holders will vote your shares in accordance with the recommendations of our Board.

4    DENTSPLY SIRONA INC. – Proxy Statement

ABOUT THE MEETING

Q. Will Any Other Matters Be Voted On?

We do not know of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the meeting, your signed or electronic proxy card gives authority to Donald M. Casey, Jr. and Keith J. Ebling, or either of them, to vote your shares at their discretion.

Q. Who Is Entitled to Vote at the Meeting?

Only stockholders of record at the close of business on the Record Date of March 29, 2021 are entitled to receive notice of and to participate virtually in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or at any postponement or adjournment thereof.

Q. How Many Votes Do I Have?

You will have one vote for each share of our common stock you owned at the close of business on the Record Date.

Q. How Many Votes Can Be Cast by All Stockholders?

On the Record Date there were 218,189,441 outstanding shares of our common stock, each of which is entitled to one vote at the meeting. There is no cumulative voting.

Q. How Many Votes Must Be Present to Hold the Meeting?

The holders of a majority of the aggregate voting power of our common stock outstanding and entitled to vote on the Record Date, or approximately 109,094,720 votes, must be present virtually, or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting.

If you vote or abstain on any matter, your shares will be part of the quorum. If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or other nominee but your broker, bank, trustee or other nominee has, and exercises, its discretionary authority to vote on at least one matter to be voted on at the meeting, your shares will be counted in determining the quorum for all matters to be voted on at the meeting. Brokers have discretionary authority with respect to the ratification of the appointment of independent registered public accountants, but do not have discretionary authority with respect to the other proposals.

We urge you to vote by proxy even if you plan to attend the meeting virtually so that we will know as soon as possible that a quorum has been achieved.

Q. What Vote Is Required to Approve Each Proposal?

With respect to Item 1, the election of directors, the affirmative vote of a majority of the votes cast is required to elect a director in an uncontested election when a quorum is present. A “majority of the votes cast” means the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the election of directors. Brokers do not have discretionary authority with respect to the election of directors. Under Delaware law, if an incumbent director- nominee is not elected at the meeting, the director will continue to serve on the Board as a “holdover director.” As required by our bylaws, each director-nominee has submitted an irrevocable conditional letter of resignation which becomes effective if he or she is not elected by a majority of the votes cast by stockholders. If a director- nominee is not elected by a majority of the votes cast, the Corporate Governance and Nominating Committee will consider the director’s conditional resignation and recommend to the Board whether to accept or reject such resignation. The Board will decide whether to accept or reject the resignation and will publicly disclose its decision within 90 days after the date of the certification of the election results.

With respect to Items 2 and 3, the affirmative vote of a majority of the votes cast is required for approval, assuming a quorum is present. With respect to Item 3, because your vote is advisory, it will not be binding upon the Board; however the Human Resources Committee and the Board have in the past considered and will continue to consider the outcome of the vote when making decisions for future executive compensation arrangements.

Brokers have discretionary authority to vote with respect to the ratification of the appointment of independent registered public accountants. Brokers do not have discretionary authority to vote with respect to the other proposals. Abstentions and broker non-votes will therefore have no effect on Items 2 and 3.

DENTSPLY SIRONA INC. – Proxy Statement     5

ABOUT THE MEETING

Q. What is a Broker Non-Vote?

If you are a beneficial owner whose shares are held in “street name” (i.e., of record by a broker, bank, trustee, or other nominee), you must instruct the broker, bank, trustee or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank, trustee or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the nominee can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required. For the 2021 meeting, your broker does not have discretionary authority to vote on the election of directors or on the advisory vote to approve the Company’s executive compensation (or, “Say-on-Pay” vote), without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Q. Can I Change My Vote or Revoke My Proxy?

Yes. You may change or revoke your proxy by sending in a new proxy card with a later date, or cast a new vote by telephone or Internet (not later than the deadline of 11:59 p.m. Eastern Time on May 25, 2021), or send a written notice of revocation to our Corporate Secretary at Dentsply Sirona’s Corporate Headquarters, 13320 Ballantyne Corporate Place, Charlotte, NC 28277. If you attend the meeting virtually and wish to vote at the meeting, you may request that your previously submitted proxy be revoked.

Q. What is the Deadline to Submit a Proposal for the 2021 Annual Meeting?

The Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders was released on April 16, 2021. Accordingly, stockholder proposals that are intended to be presented at the Company’s Annual Meeting to be held in 2022 must be received by the Company no later than December 17, 2021, and must otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in order to be included in the Proxy Statement and proxy relating to that meeting. See “Other Matters – Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting” for more information regarding procedures for stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders outside of Rule 14a-8.

Q. Why Haven’t I Received a Printed Copy of the Proxy Statement or Annual Report?

We are taking advantage of Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to stockholders via the Internet. This allows us to avoid printing and mailing proxy materials to stockholders who prefer to review the materials online. If you received a Notice of Internet Availability of Proxy Materials, or “Notice,” by mail, you will not receive a printed copy of the proxy materials, unless you submit a specific request.

The Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and annual report as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of the proxy materials, you should follow the instructions for requesting these materials included in the Notice. We plan to mail the Notice to stockholders by April 16, 2021.

Q. Who Can Attend the Annual Meeting Virtually?

Any Dentsply Sirona stockholder as of the close of business on the Record Date may attend the virtual meeting. To participate in the Annual Meeting, visit http://www.virtualshareholdermeeting.com/XRAY2021. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 9:45 a.m. Eastern Time on May 26, 2021. The meeting will begin promptly at 10:00 a.m. Eastern Time on May 26, 2021.

If you hold your shares in street name and wish to attend and vote at the meeting virtually, please obtain instructions on how to attend and vote at the meeting virtually from your broker, bank, trustee or other nominee.

Q. How Can I Submit Questions for the Annual Meeting?

To submit questions during the meeting, please visit http://www.virtualshareholdermeeting.com/XRAY2021. You will need the 16-digit control number included with your proxy materials, on your proxy card, Notice of Internet Availability or

6    DENTSPLY SIRONA INC. – Proxy Statement

ABOUT THE MEETING

on the instructions that accompanied your proxy materials. If you want to submit your question during the meeting, log into the virtual meeting platform at http://www.virtualshareholdermeeting.com/XRAY2021, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product issues, or business suggestions, are not pertinent to meeting matters and therefore will not be answered.

Q. How Will My Shares Be Voted if I Submit a Proxy Without Indicating My Vote?

If you submit a properly executed proxy without indicating your vote, your shares will be voted as follows:

•	FOR each director nominee named in this Proxy Statement;

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2021; and

•	FOR the approval, by non-binding vote, of the Company’s executive compensation.

Q. What if I participate in the DENTSPLY SIRONA Inc. 401(k) Savings and Employee Stock Ownership Plan (“ESOP”)?

If you participate in a Company stock fund under the ESOP and had shares of our common stock associated with your account on the record, you will receive an electronic notice unless you opted to receive paper copies of the proxy materials. The electronic notice will contain voting instructions for all shares registered in the same name, whether inside or outside of the ESOP. If your accounts inside and outside of the ESOP are not registered in the same name, you will receive a separate electronic notice for the shares associated with your ESOP account.

Shares of common stock in the ESOP will be voted by T. Rowe Price Retirement Plan Services, Inc., as trustee of the ESOP. ESOP participants in a Company stock fund should submit their voting instructions to T. Rowe Price by using the toll-free telephone number or indicating their instructions over the Internet, in each case pursuant to the instructions in the notice provided by T. Rowe Price, or by submitting an executed proxy card. Voting instructions regarding ESOP shares must be received by 11:59 p.m. Eastern Time on Tuesday, May 25, 2021, and all telephone and Internet voting facilities for plan shares will close at that time. You can revoke your voting instructions for shares held in our ESOP prior to such time by timely delivery of a properly executed, later-dated voting instruction card (or an Internet or telephone vote), or by delivering a written revocation of your voting instructions to T. Rowe Price.

All voting instructions from ESOP participants will be kept confidential. If you do not timely submit voting instructions, the shares allocated to you, together with unallocated shares, will be voted in accordance with the instructions of the Company.

Q. What if I have technical difficulties or trouble accessing the virtual meeting website?

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, Microsoft Edge and Safari) and devices (desktops and laptops) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting. We will have technical support ready to assist stockholders with any technical difficulties they may experience in accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call technical support at:

1-844-976-0738 (U.S. Domestic Toll Free); or

1-303-562-9301 (International)

Q. Why are you not holding the Annual Meeting in a physical location?

We successfully held our Annual Meeting virtually for the first time in 2020 and we have made the decision to hold the Annual Meeting virtually again in 2021. We believe that continuing to hold the Annual Meeting virtually allows us to improve stockholder accessibility, increase communications, reduce costs and protect the health and safety of our stockholders and employees.

DENTSPLY SIRONA INC. – Proxy Statement     7

CORPORATE CITIZEN HIGHLIGHTS FROM 2020

Every day, we empower dental professionals globally to provide millions of patients with better dental care and to make people smile. At the heart of our business are innovative products and integrated solutions for dental professionals that make a difference in the lives of their patients. As a global leader in the dental industry, we constantly strive to exceed expectations – of our customers, our employees, our shareholders and the communities in which we live and work.

Human Capital Management

The Company’s workforce is critical to meeting its strategic goals in order to deliver on the promises of growing revenues, improving margins and simplifying the organization. At the end of 2020, the Company had approximately 14,300 employees which the Company relies on to accomplish these strategic objectives in order to continue to lead the dental industry. Our key human capital management priorities include talent acquisition, diversity and inclusion, engagement, development, and retention.

Talent Acquisition, Engagement, Development and Retention

In 2020, we enhanced our strategy for attracting, engaging, developing and retaining talent. The Company has created future-focused early career recruiting programs with universities, local trade schools that allow for on-the-job experienced-based training. To foster engagement and communication with employees while keeping them safe and healthy, in 2020 we conducted numerous virtual town halls and video chats, to keep our employees informed and to provide multiple opportunities for employees globally to ask our executive leadership team questions. We also launched a global employee assistance program to support employees with personal or work-related issues, focusing on health, including mental and emotional well-being. We created a global skill development approach within the Company’s segments and functions for leadership and we are currently engaged in efforts to improve the Company’s retention of critical global talent through appropriate opportunities and rewards.

Diversity and Inclusion

We view diversity in our organization as a source of strength and we seek to provide opportunities for all employees to bring their perspective, experience, and lens to the workplace. We believe our commitment to a diverse workforce drives innovation and customer centricity. . To further these goals, in 2020, the Company established a global Diversity & Inclusion Council to evaluate current policies and processes to ensure they are inclusive, to benchmark challenge areas and prioritize next steps. The Company also hired a Diversity & Inclusion Lead to develop awareness through training, career coaching, networking and talent development. The Company continues to measure its progress against key metrics.

•	Diversity & Inclusion Council

The Company’s Diversity & Inclusion Council is a group of demographically and functionally diverse global employees dedicated to enabling the Diversity & Inclusion function and championing initiatives that support the organization internally and externally. The Diversity & Inclusion Council’s top priority is to intentionally increase awareness and impact of Diversity & Inclusion priorities as well as increasing leaders’ ability to discuss and be held accountable for driving sustainable diversity, inclusion and equity outcomes.

•	Employee Resource Groups

The Company has supported the launch of employee-led employee resource groups to foster a diverse, inclusive workplace aligned with the strategy. Potential benefits of employee resource groups include the development of future leaders, increased employee engagement and expanded market reach. There has been high employee participation in the employee resource groups and subsequent events.

8    DENTSPLY SIRONA INC. – Proxy Statement

CORPORATE CITIZEN HIGHLIGHTS FROM 2020

•	Training and Awareness

In 2020, the Company launched training to provide further awareness on diversity and inclusion- related topics. Specifically, we offer unconscious bias training for all employees to provide a better understanding of how employees’ actions and words influence our work environment and our interactions.

We also offer to train and coach people managers to use performance development tools to drive inclusive behaviors and practices., Optionally, employees were invited to attend small group discussions to share their experiences on the topic of diversity and inclusion.

•	Talent Acquisition

In 2020, the Company issued talent sourcing guidelines for director-level and above roles requiring a diverse candidate slate for consideration. We provide internal career coaching and utilize talent profiles to highlight diverse talent for internal opportunities. We educate our managers on inclusive hiring practices.

•	Measuring Progress

Executive management reviews the Company’s D&I key metrics on a monthly basis, including attraction, engagement, advancement and retention of diverse talent. In 2020, the Company deployed a pulse survey to US employees to gather feedback on diversity and inclusion-related topics. Results of the survey were used finalize the diversity and inclusion strategy.

DENTSPLY SIRONA INC. – Proxy Statement     9

PROXY ITEM NO. 1:

ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the meeting or when their successors are duly elected and qualified. The Corporate Governance and Nominating Committee recommended and our Board has nominated ten directors to be elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. Francis J. Lunger, who has served on our Board with distinction since 2005, is not standing for election to the Board as he has reached the mandatory retirement age in accordance with the Company’s Corporate Governance Guidelines/Policies. Additionally, Michael C. Alfano, who has served on our Board with distinction since 2001, is not standing for election to the Board at the 2021 Annual Meeting of Stockholders in order to focus on his other ongoing ventures. Accordingly, both Mr. Lunger and Dr. Alfano will no longer be serving on our Board following the Annual Meeting of Stockholders on May 26, 2021. The Company is grateful for the many years of service of both Mr. Lunger and Dr. Alfano.

Effective September 16, 2020, Clyde R. Hosein, who had been identified as a potential director candidate by current members of the Board, was appointed to the Board. Therefore, upon the departure of Mr. Lunger and Dr. Alfano, the size of the Board will be reduced to ten members. All nominees are currently directors of our Company and all nominees have agreed to serve if elected. Unless otherwise specified, all proxies will be voted in favor of each nominee as a director of our Company.

Included in each director nominee’s biography is a description of select key qualifications and experience that led the Board to conclude that each nominee is qualified to serve as a member of the Board. All biographical information below is as of the Record Date.

Our Board has no reason to expect that any of the nominees will be unable to stand for election on the date of the meeting or will otherwise not serve. If a vacancy occurs among the original nominees prior to the meeting, the proxies may be voted for a substitute nominee named by our Board as well as for the remaining nominees. Because this election is not a contested election, directors are elected by a majority of the votes cast when a quorum is present. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any broker non-votes.

Our Board has determined that, in its judgment, with the exception of Mr. Casey, our current CEO, all of the current members of, and nominees for, our Board are independent, as defined by the listing standards of The Nasdaq Global Select Market, as of the date of this Proxy Statement.

For a full discussion on the criteria and process for the nomination of directors, see “Selection of Nominees for the Board of Directors” on page 27.

10    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Board Diversity, Tenure and Independence

Our Corporate Governance Guidelines/Policies provide that the Corporate Governance and Nominating Committee will recommend candidates for our Board who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of stockholders. The Board believes that having directors of diverse race, ethnicity, global perspectives and gender, along with varied skills and experiences, contributes to a balanced and effective Board. The Company’s Corporate Governance Guidelines/Policies further emphasize our policy of inclusiveness and ensure that the Corporate Governance and Nominating Committee, in performing its responsibilities to review director candidates and recommend candidates to the Board for election, includes candidates with a diversity of race, ethnicity, global perspectives and gender in each pool of candidates from which Board nominees are chosen and actively considers for selection as directors persons who meet such criteria. Additionally, the Corporate Governance and Nominating Committee seeks to ensure periodic Board refreshment by maintaining an appropriate mix of short, medium and long tenured Directors.

Director Biographies

Set forth below are the biographies of our Director nominees up for reelection at our Annual Meeting.

DENTSPLY SIRONA INC. – Proxy Statement     11

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Eric K. Brandt

Director since 2004

(Non-Executive Chairman since 2017)

Independent

Age: 58

Board Committees:

•  Corporate Governance and Nominating Committee

•  Executive Committee (Chair)

Other Public Company Boards:

•  LAM Research Corporation

•  The Macerich Company

•  NortonLifeLock Inc.

Mr. Brandt has served as Non-Executive Chairman of the Board since September 28, 2017. Mr. Brandt has previously served as Senior Vice President and Chief Financial Officer of Broadcom Corporation, a Fortune 500 high-tech company, from 2007 to 2009 and then as Executive Vice President and Chief Financial Officer with Broadcom from 2010 to 2016. From September 2005 until March 2007, he served as President and Chief Executive Officer at Avanir Pharmaceuticals. Beginning in 1999, he held various positions at Allergan, Inc., including Corporate Vice President and Chief Financial Officer until 2001, President of Consumer Eye Care from 2001 to 2002, and 2005 until his departure, Executive Vice President of Finance and Technical Operations and Chief Financial Officer. Prior to joining Allergan, he was Vice President and Partner at Boston Consulting Group (‘‘BCG’’), and a senior member of the BCG Health Care and Operations practices. He serves on the Board of Directors for LAM Research Corporation as the Chair of its Compensation and Human Resources Committee and as a member of its Nominating and Governance Committee, on the Board of Directors of The Macerich Company as a member of its Compensation Committee and on the Board of Directors of NortonLifeLock Inc. as Chair of its Audit Committee. Mr. Brandt also served as a director of Yahoo! Inc. from 2016 to 2017 and served as a director of Altaba Inc. (formerly Yahoo! Inc.), as chairman of the Board of Directors from January 2017 through its delisting in 2019.

Selected Key Qualifications and Experience:
Large Company Experience as Executive or Board Member Mr. Brandt has significant business experience, including leadership roles as an executive and board member of public companies.

Public Company Governance Experience

Mr. Brandt serves and has served on boards of directors of several public companies, including as chairman, having obtained valuable experience in public company governance matters.

Business Development Experience

Mr. Brandt’s executive leadership positions and tenure on various boards has given him general business skills, expertise and experience including in business development and corporate strategy development.

12    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Donald M. Casey Jr.
Director since 2018 Age: 61 Board Committees: • Executive Committee • Science and Technology Committee Other Public Company Boards: • None

Mr. Casey served from 2012 through 2018 as the Chief Executive Officer of the Medical Segment of Cardinal Health, a manufacturer and provider of medical products and supply chain services. From 2010 to 2012, Mr. Casey served as Chief Executive Officer of the Gary and Mary West Wireless Health Institute, a non-profit research organization focused on lowering the cost of health care through novel technology solutions. Prior to that, Mr. Casey served from 2007 to 2010 as Worldwide Chairman for Johnson & Johnson’s Comprehensive Care group and as a member of the Executive Committee. Prior to that, from 2003 to 2006, Mr. Casey served as Company Group Chairman with Vistakon, a division of Johnson & Johnson Vision Care, Inc., and from 1985 to 2003, Mr. Casey held various executive positions throughout Johnson & Johnson’s consumer, pharmaceutical and medical device franchises. Mr. Casey also served as a director of West Corporation from 2015 to 2017.

Selected Key Qualifications and Experience:

Large Company Experience as Executive or Board Member

Also serving as the Chief Executive Officer of the Company, Mr. Casey possesses a wide range of business and development skills, with significant history of success in large companies.

Medical Device or Industry Experience Mr. Casey has worked over three decades in the global health care field, in various key and executive positions.
Capital Allocation/Deployment Experience Mr. Casey has a deep understanding of growth and management of Company assets, and he has a strong record of corporate success and development.

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PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Willie A. Deese

Director since 2011

Independent

Age: 65

Board Committees:

•  Human Resources Committee (Chair)

Other Public Company Boards:

•  CDK Global Inc.

•  G1 Therapeutics, Inc.

•  Public Service Enterprise Group, Inc.

Mr. Deese retired from Merck & Co., Inc., a global pharmaceutical company, on June 1, 2016 after serving as Executive Vice President since 2008 and President of the Merck Manufacturing Division since 2005. He was also a member of Merck’s Executive Committee. Mr. Deese originally joined Merck in 2004 as the company’s Senior Vice President of Global Procurement. Formerly, Mr. Deese served as a member of the Board of Trustees of North Carolina A&T State University from 2007 to 2015. In addition, Mr. Deese served as the Chair of the Board of Trustees of North Carolina A&T State University from 2011 to 2013. Previously, Mr. Deese served as Senior Vice President of Global Procurement and Logistics at GlaxoSmithKline and as Senior Vice President of Procurement at SmithKlineBeecham. He serves on the Board of Directors for CDK Global Inc. as Chair of its Compensation Committee, on the Board of Directors of the Public Service Enterprise Group, Inc. as Chair of its Corporate Governance Committee, a member of its Compensation Committee and as a member of its Audit Committee and on the Board of Directors of G1 Therapeutics, Inc. as a member of its Audit Committee.

Selected Key Qualifications and Experience:
Large Company Experience as Executive or Board Member Mr. Deese has significant business experience, including leadership roles as an executive and board member of public companies.
Medical Device or Industry Experience Mr. Deese’s leadership roles have included executive positions in companies involved with regulated medical products.

Manufacturing Experience

In his role as Executive Vice President and President of the Merck Manufacturing Division, Mr. Deese was responsible for the company’s global manufacturing, procurement, and distribution and logistics functions.

14    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Betsy D. Holden

Director since 2018

Independent

Age: 65

Board Committees:

•  Corporate Governance and Nominating Committee (Chair)

•  Executive Committee

•  Human Resources Committee

Other Public Company Boards:

•  National Retail Properties, Inc.

•  The Western Union Company

Ms. Holden is an independent consultant primarily serving privately held food companies. She previously served as a Senior Advisor to McKinsey & Company, a global management consulting company from April 2007 to December 2020 leading growth strategy, marketing and board effectiveness initiatives for clients in consumer goods, healthcare, and financial services. Prior to that Ms. Holden spend 25 years in marketing and line positions in consumer goods. From 2001-2003, she was Co-Chief Executive Officer of Kraft Foods and from 2000-2003, she was Chief Executive Officer of Kraft Foods North America. Additional positions at Kraft included President, Global Marketing and Category Development and Executive Vice President with oversight of operations, IT, procurement, research and development, and marketing services, as well as multiple business unit President and line management assignments. Under her leadership, Kraft was a food industry leader in sales force excellence, new product successes, and marketing and digital innovation. While at Kraft, Ms. Holden led the successful acquisition and integration of Nabisco Holdings and the subsequent initial public offering of the company. Ms. Holden serves on the Executive Committee of the Duke University Board of Trustees and the Global Advisory Board of the Kellogg School of Management. She serves on the Board of Directors for Western Union company as a member of the Compensation Committee and the Audit Committee and on the Board of Directors of National Retail Properties as a member of the Compensation Committee and as a member of the Audit Committee. Ms. Holden is also President of the Off the Street Club Board and on the Board of Directors of the ChiArts Foundation. Ms. Holden previously served on the boards of Diageo plc, Catamaran Corporation, Time, Inc., Tribune Company, Tupperware, and Kraft Foods.

Selected Key Qualifications and Experience:

Large Company Experience as Executive and Board Member

Ms. Holden has served as Chief Executive Officer of a large public company and as a board member and consultant to multiple large, international, public companies.

Experience in Marketing/Sales

Ms. Holden has held numerous leadership roles in marketing and product management, both as an executive and in her current role as consultant, successfully implementing growth strategies, novel ideas and marketing plans to win in competitive industries.

Public Company Governance Experience

Ms. Holden has extensive corporate governance experience serving on nine public boards over the last 20 years and on multiple audit, compensation and nominating committees.

DENTSPLY SIRONA INC. – Proxy Statement     15

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Clyde R. Hosein
Director since 2020 Independent Age: 61 Board Committees: • Audit and Finance Committee • Science and Technology Committee Other Public Company Boards: • Cree, Inc.

Mr. Hosein has served as the Chief Financial Officer of AliveCor, Inc., a global leader in FDA-cleared personal electrocardiogram (ECG) technology, since March 2021. Prior to that, he served as Chief Financial Officer of Automation Anywhere, Inc., an enterprise software provider of robotic process automation, from December 2017 to March 2021. From August 2013 to May 2017, he served as Executive Vice President and Chief Financial Officer of RingCentral, Inc., a publicly traded provider of software-as-a-service cloud-based business communications solutions. Prior to this, Mr. Hosein served from June 2008 to October 2012 as Chief Financial Officer of Marvell Technology Group Ltd., a publicly traded semiconductor provider of high-performance analog, mixed-signal, digital signal processing and embedded microprocessor integrated circuits, and he also served as its Interim Chief Operating Officer and Secretary from October 2008 to March 2010. From 2003 to 2008, he served as Vice President and Chief Financial Officer of Integrated Device Technology, Inc., a provider of mixed-signal semiconductor solutions. From 2001 to 2003, he served as Senior Vice President, Finance and Administration and Chief Financial Officer of Advanced Interconnect Technologies, a semiconductor assembly and test company. He has also held other senior level financial positions, including the role of Chief Financial Officer at Candescent Technologies, a developer of flat panel display technology. Early in his career he spent 14 years in financial and engineering roles at IBM Corporation. Mr. Hosein serves on the Board of Directors of Cree, Inc. as the Chair of its Audit Committee and as a member of its Governance and Nominations Committee.

Selected Key Qualifications and Experience:
Large Company Experience as Executive or Board Member Mr. Hosein has significant business experience, including leadership roles as an executive and board member of an international public company.
Understanding and Previous Work with Information Technology Mr. Hosein has extensive business experience with information technology and management within large global organizations
Financial Literacy In his various leadership roles, Mr. Hosein has obtained extensive knowledge of accounting and financial matters.

16    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Arthur D. Kowaloff
Director since 2016 (Sirona Director since 2006) Independent Age: 74 Board Committees: • Human Resources Committee Other Public Company Boards: • None

From 2014 to through 2019, Mr. Kowaloff served as a director of United States Enrichment Corp, a wholly owned subsidiary of Centrus Energy. In 2014 and 2015, Mr. Kowaloff served as a director of Reichhold Chemicals, Inc. and from 2010 until 2012, he served as lead director of Metropolitan Health Networks, Inc. From 1998 to 2003, Mr. Kowaloff served as a Managing Director of BNY Capital Markets, Inc. From 1991 to 1998, he was Chief Operating Officer and Senior Managing Director of Patricof & Company Capital Corporation. Prior to that, Mr. Kowaloff was an attorney at the New York City firm of Willkie Farr & Gallagher, where he served as Senior Partner and Executive Committee Member and specialized in corporate and securities law and mergers and acquisitions. Mr. Kowaloff is currently a trustee emeritus of Carleton College, having served on its board from 2010 to 2018, and is the President and a Director of the PBP Foundation of New York. From 2004 until 2018, Mr. Kowaloff was a Director and Executive Committee Member of the Greater Hudson Valley Healthcare System.

Selected Key Qualifications and Experience:

Extensive Knowledge of Dentsply Sirona History and Industry

Mr. Kowaloff is one of the most experienced members of the Board concerning the Company’s particular history, strategy for success, and role in the wider industry.

Public Company Governance Experience Mr. Kowaloff has significant corporate governance experience, including through his prior service as the lead director of a public company.
Capital Allocation/Deployment Experience Mr. Kowaloff has significant experience in capital markets and finance.

DENTSPLY SIRONA INC. – Proxy Statement     17

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Harry M. Jansen Kraemer Jr.

Director since 2016

(Sirona Director since 2006)

Independent

Age: 66

Board Committees:

•  Corporate Governance and Nominating Committee

Other Public Company Boards:

•  Leidos Holdings, Inc.

•  OptionCare Health (BIOS)

Mr. Kraemer currently serves as an Executive Partner of Madison Dearborn Partners, LLC, a private equity investment firm based in Chicago that invests in management buyout and other private equity transactions across a broad spectrum of industries and serves as Clinical Professor of Management & Strategy at Northwestern University’s Kellogg School of Management. Mr. Kraemer was the Chairman, President and Chief Executive Officer of Baxter International Inc. until April 2004. Mr. Kraemer had been a Director of Baxter International since 1995, Chairman of the Board since January 1, 2000, President since 1997 and Chief Executive Officer since January 1, 1999. Mr. Kraemer is active in business, education and civic affairs. He serves on the board of trustees of Northwestern University, the Conference Board and NorthShore University HealthSystem. He is also a member of the Dean’s Advisory Board of Northwestern University’s Kellogg School of Management, the Commercial Club of Chicago and the Economics Club of Chicago. He is a past member of the Business Roundtable, the Business Council and the Healthcare Leadership Council. He previously served on the board of directors of VWR Corporation.

Selected Key Qualifications and Experience:

Experience with Governance of Public Companies

Mr. Kraemer serves and has served on boards of directors of several public companies, having obtained valuable experience in public company governance matters.

Capital Allocation/Deployment Experience Mr. Kraemer has actively participated in decisions concerning investing and capital allocation in his prior and current roles.
Business Development Experience Mr. Kraemer has significant experience with complex transactions, both as a former executive of large companies and in his current role at a private equity firm.

18    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Gregory T. Lucier

Director since 2019

Independent

Age: 56

Board Committees:

•  Executive Committee

•  Human Resources Committee

Other Public Company Boards:

•  Berkeley Lights, Inc.

•  Catalent, Inc.

•  Maravai Lifesciences Holdings, Inc.

•  NuVasive, Inc.(1)

Mr. Lucier served as Chief Executive Officer of NuVasive from 2015 to 2018 and currently serves as Chairman of its Board of Directors. Prior to this role, Mr. Lucier served as Chairman and Chief Executive Officer of Life Technologies Corporation for eleven years. Mr. Lucier was heading Life Technologies Corporation during the acquisition by Thermo Fisher Scientific in 2013 for $15.6 billion – one of the largest Life Sciences acquisitions to date. Before that Mr. Lucier served as President, Medical Information Technologies/GE Healthcare, overseeing the networking of medical electronic devices, digital imaging and clinical information systems with revenues of $1.8 billion. He was promoted by the GE Board to an officer of General Electric Corporation to serve as Vice President Global Services, GE Healthcare, the company’s $2 billion healthcare services business. In addition to serving on the Board of NuVasive, he is Chairman of the Board of Epic Sciences, a member of the Board of Directors for Catalent, Inc., a member of the Board of Directors for Berkeley Lights, Inc. and a member of the Board of Directors for Maravai Lifesciences Holdings, Inc. Mr. Lucier received a bachelor’s degree in engineering from Pennsylvania State University and a masters of business administration from Harvard Business School.

Selected Key Qualifications and Experience:
Large Company Experience as Executive and as a Board Member Mr. Lucier has significant business experience, including leadership roles as an executive and board member of public companies.

Medical Device or Industry Experience

Mr. Lucier has held numerous leadership roles, including as Chief Executive Officer and Chairman, with a significant history of success for several medical device and life science businesses.

Business Development Experience

Mr. Lucier’s executive leadership positions and tenure on various boards has given him general business skills, expertise and experience including in business development and corporate strategy development.

(1)	Mr. Lucier does not intend to stand for re-election to the Board of Directors of NuVasive, Inc. at its 2021 Annual Meeting of Stockholders.

DENTSPLY SIRONA INC. – Proxy Statement     19

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Leslie F. Varon
Director since 2018 Independent Age: 64 Board Committees: • Audit and Finance Committee (Chair) Other Public Company Boards: • Hamilton Lane Inc. • LAM Research Corporation

Ms. Varon served as Chief Financial Officer of Xerox Corporation, a document solutions company, from November 2015 through December 2016 during which time she led the restructuring of the $18 billion business process services, printing equipment, software and solutions company, including the successful spin-off of its $7 billion services business. After that transaction, she became Special Advisor to the new Xerox Chief Executive Officer until March 2017 when she retired from the company. Prior to becoming Chief Financial Officer at Xerox, she was briefly VP Investor Relations from March 2015 through October 2015. Previously she served Xerox as VP Finance & Corporate Controller from July 2006 to February 2015, where she oversaw global financial operating executives and had responsibility for corporate financial planning and analysis, accounting, internal audit, risk management, global real estate and worldwide shared services centers. Earlier in her career, Ms. Varon was Vice President Finance & Operations support for Xerox’s North American business, Vice President Xerox Investor Relations and Corporate Secretary and Director of Corporate Audit. From 2006 to 2017 she served on the board of Xerox International Partners, a joint venture between Xerox Corporation and Fuji Xerox Corporation, representing Xerox Corporation’s ownership stake. Ms. Varon serves on the Board of Directors for Hamilton Lane Inc. and she also serves on the Board of Directors for LAM Research Corporation.

Selected Key Qualifications and Experience:
Large Company Experience as Executive or Board Member Ms. Varon has significant business experience, including leadership roles as an executive.
Capital Allocation/Deployment Experience Ms. Varon has a substantial record of financial experience and the proper maintenance of a large corporation, including as a chief financial officer.

Business Development Experience

Ms. Varon has had an extensive history working with large transactions and business transformation in a public company, and has a deep understanding of business deals and growth.

20    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Janet S. Vergis

Director since 2019

Independent

Age: 56

Board Committees:

•  Audit and Finance Committee

•  Science and Technology Committee (Chair)

Other Public Company Boards:

•  Church & Dwight Co., Inc.

•  Teva Pharmaceuticals Industries Ltd.

Ms. Vergis has over 30 years of experience in the healthcare industry and recently served as an executive advisor to private equity firms. Prior to her advisory role she was the Chief Executive Officer of OraPharma,lnc., a privately held, specialty pharmaceutical company focusing on oral health. In that role she led the turnaround of the business and its subsequent successful sale. Preceding her role at OraPharma, Ms. Vergis managed a multi-billion portfolio at Johnson & Johnson (NYSE: JNJ) as President of Janssen Pharmaceuticals, McNeil Pediatrics, and Ortho-McNeil Neurologics. Ms. Vergis contributed to a number of Johnson & Johnson companies during her career, serving as a member of company management boards for over 10 years and holding positions of increasing responsibility in research and development, new product development, sales, and marketing. She currently serves on the Board of Directors for Church & Dwight Co., Inc. (NYSE: CHD), Teva Pharmaceuticals (NYSE: TEVA), and SGS SA (ZUR: SGSN). Ms. Vergis earned a B.S. degree in Biology and an M.S. degree in Physiology from The Pennsylvania State University.

Selected Key Qualifications and Experience:
Large Company Experience as Executive or Board Member Ms. Vergis has significant business experience, including leadership roles as an executive.
Medical Device or Industry Experience Ms. Vergis has worked over three decades in the global healthcare field, including in various key advisory and executive positions.

Capital Allocation/Deployment Experience

Ms. Vergis has a substantial record of financial experience and the proper maintenance of a large corporation, including an extensive history working with large transactions and business transformations.

DENTSPLY SIRONA INC. – Proxy Statement     21

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Summary of Director Qualifications and Experience
Large Company Experience as Executive or Board Member is important because of the complex and unique management requirements for a large, public company.	•	•	•	•	•		•	•	•	•	9
Extensive Knowledge of DENTSPLY SIRONA History and Industry allows our Board of Directors to learn from our history and what works for our company.	•	•	•	•		•	•		•		7
Medical Device or Industry Experience is important in understanding innovation and developments in the larger field.	•	•					•	•		•	5
Dental Device or Industry Experience facilitates relevant, efficient, and effective discourse relating to our business and strategy.	•	•	•			•	•			•	6
International Business Experience is important because of our global reach and the growing interconnectivity of people and industry.	•	•	•	•	•	•	•	•	•	•	10
Financial Literacy is necessary to understand our financial reports, internal controls, and the complex transactions we conduct regularly.	•	•	•	•	•	•	•	•	•	•	10
Public Company Governance Experience assists directors with diligent management of accountability, transparency and protection of stockholder interests.	•	•	•	•	•	•	•	•	•	•	10
Experience in Marketing and Sales is crucial in understanding how to most effectively sell our products in existing markets and to expand to new ones.	•	•	•	•			•	•		•	7
Manufacturing Experience helps in understanding the balance between efficiency and the highest level of quality controls.	•	•	•	•	•		•	•			7
Experience in HR and Talent Management allows directors to help us hire, motivate, and retain the best employees.	•	•	•	•	•	•	•	•	•	•	10
Understanding and Previous Work with Information Technology will allow our company to innovate and thrive in a world that relies more heavily than ever on interconnectivity of systems and tech.	•		•	•	•		•	•		•	7
Experience in Capital Allocation and Deployment allows directors to decide on the proper placement of assets and funds, manage risks, and invest smartly in upcoming and lucrative avenues.	•	•	•	•	•	•	•	•	•	•	10
Business Development Experience (including M&A) is important because of the board’s role in strategic planning of mergers, acquisitions, and divestitures.	•	•	•	•	•	•	•	•	•	•	10
Quality and Regulatory Experience allows our directors to provide oversight of our regulated activities and risk management.		•	•	•			•	•		•	6
Prior Work in Research and Development allows directors to understand the potential for new and innovative technologies and how to facilitate them.			•	•			•	•		•	5
Qualified Financial Experts have met Sarbanes-Oxley Act requirements meant to improve disclosures and prevent improper financial practice.	•	•	•	•	•	•	•	•	•		9
Enterprise Risk Management, including business continuity and cyber security, allows our company to thrive in a rapid-paced and tech-driven market.	•	•	•	•	•	•	•	•	•	•	10

Recommendation of the Board

The Board unanimously recommends a vote FOR

the election of each director nominee listed above.

22    DENTSPLY SIRONA INC. – Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance Highlights

We are committed to high standards of corporate governance as an essential element of delivering long-term stockholder value. We have implemented many governance best practices, including the following:

Board Structure and Independence

•  Appointment of one new Director, Clyde R. Hosein, in 2020

•  All Directors are independent except for the Chief Executive Officer

•  Independent Non-Executive Chair

•  Diverse and highly skilled Board that provides a range of viewpoints

•  Consideration of optimal Board leadership structure for the Company

•  Periodically rotating the chairs of the Board committees

•  Executive sessions held by the Chair at each regular Board meeting without management present

•  Executive sessions at Committee meetings led by the Chair without management present

•  Perform regular Board, Committee and Board member evaluations

Shareholder Rights

•  3%, 3-year proxy access bylaw

•  Annual election of all Directors

•  Majority voting for all Directors in uncontested elections, coupled with irrevocable conditional resignations of directors memorialized in the Company’s bylaws

•  No supermajority voting provisions

•  No “poison pill” rights plan

Board Oversight	• Board oversight of enterprise risk management • Monitors the Company’s workplace culture and values • Reviews key talent and succession at least on an annual basis
Board Education

•  New Directors participate in introductory meetings with business and functional leaders and senior management

•  Directors are encouraged to enroll in director continuing education programs at the Company’s expense

•  Prior to the COVID-19 pandemic, Directors periodically participated in site visits to facilities

•  Directors received unconscious bias training in 2021 and presentations on critical issues such as ESG and cyber security

Corporate Governance Practices

•  No hedging or pledging transactions in our securities

•  Policy on public company board service

•  Regular Board and Committee refreshment

•  Code of Conduct for Directors with an annual certification requirement

•  Mandatory retirement age of 75 for all Directors

•  Annual Board and Committee performance assessments

•  Clawback policy allowing recoupment of compensation

•  Stock ownership guidelines for Executives and Directors

•  Director orientation and continuing educational programs

•  Pay for performance compensation policies

The Board of Directors and its Committees

Our Board is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require its approval, our Board provides advice and counsel to, and ultimately monitors the performance of, our senior executives. The following table provides information about the anticipated composition of the Board committees following the annual meeting.

DENTSPLY SIRONA INC. – Proxy Statement     23

CORPORATE GOVERNANCE

Committees of the Board of Directors
Audit and Finance Committee					•				C	•
Corporate Governance and Nominating Committee	•			C			•
Executive Committee	C	•		•				•
Human Resources Committee			C	•		•		•
Science and Technology Committee		•			•					C

Our Board currently has five standing committees, the Audit and Finance Committee, the Corporate Governance and Nominating Committee, the Executive Committee, the Human Resources Committee, and the Science and Technology Committee. Each of the committees has a written charter which is reviewed at least annually to reflect the activities of each of the respective committees, changes in applicable law or other relevant considerations, with any changes approved by the full Board. Each of these committees, with the exceptions of the Executive Committee and the Science and Technology Committee, is composed entirely of directors deemed to be, in the judgment of our Board, independent in accordance with the listing standards of The Nasdaq Global Select Market. Our Board met nine times in 2020. Each director attended at least 75% of the total number of meetings of the Board and the Board committees of which he or she was a member in 2020. While we do not have a formal policy requiring members of the Board to attend the annual meeting of stockholders, we encourage all directors to attend the virtual meeting, and all of our directors attended the last annual meeting of stockholders.

The following table lists the members, primary functions, and number of meetings held with respect to each committee.

Members	Primary Functions	Meetings in 2020

Audit and Finance Committee Leslie F. Varon (Chair)(1) Clyde R. Hosein(1)(2) Gregory T. Lucier(3) Francis J. Lunger(1)(4) Janet S. Vergis	• Selecting and retaining the independent registered public accounting firm setting that firm’s compensation. • Managing and overseeing the Company’s financial reporting, including annual and quarterly financial statements and earnings releases, significant financial reporting issues and judgments, and any major issues regarding the adequacy of internal controls. • Pre-approving all auditing and permitted non-audit services by the independent registered public accounting firm.	8

Corporate Governance and Nominating Committee Betsy D. Holden (Chair)(5) Michael C. Alfano(6) Eric K. Brandt Harry M. Jansen Kraemer Jr.	• Identifying and recommending individuals as nominees to serve on the Board. • Reviewing and recommending Board policies and governance practices and appraising the performance of the Board and its individual members. • Managing risks associated with the independence of the Board, potential conflicts of interest and overall corporate governance. • Overseeing and coordinating the Company’s management of environmental, social and governance (“ESG”) matters, including identifying ESG trends and issues and overseeing the development of metrics related to ESG performance.	6

24    DENTSPLY SIRONA INC. – Proxy Statement

CORPORATE GOVERNANCE

Members	Primary Functions	Meetings in 2020

Human Resources Committee Willie A. Deese (Chair) Betsy D. Holden Arthur D. Kowaloff Gregory T. Lucier(7)

•   Evaluating and administering compensation levels for all senior officers of the Company.

•   Reviewing and evaluating employee compensation generally and employee benefit plans.

•   Overseeing and evaluating the risks associated with the Company’s compensation philosophy and programs.

•   Reviewing the Company’s talent management and succession to help the Company hire, motivate, and retain the best employees.

•   Overseeing, in coordination with the Corporate Governance and Nominating Committee, ESG matters with respect to human capital management and executive compensation, including by overseeing the development of metrics relating to ESG performance.

		7

Executive Committee Eric K. Brandt (Chair) Donald M. Casey Jr. Betsy D. Holden Gregory T. Lucier(8) Francis J. Lunger(9)	• Acting on behalf of the Board when the full Board is not in session, including by overseeing the restructuring of the Company and its business and associated matters and reviewing the Company’s financial performance.	17

Science and Technology Committee Janet S. Vergis (Chair)(10) Michael C. Alfano(11) Donald M. Casey Jr. Clyde R. Hosein(11)	• Assisting the Board in its oversight of the Company’s scientific and technological direction. • Providing advice and feedback to the Board and senior management on scientific and technological matters affecting the Company. • Periodically reviewing and examining the Company’s research and development activities, investments, portfolio and technological initiatives.	4

(1)	Each of Ms. Varon, Mr. Hosein and Mr. Lunger has been determined by the Board, in its judgment, to be an audit committee financial expert, as defined under applicable SEC rules.

(2)	On September 16, 2020, upon the recommendation of the Corporate Governance and Nominating Committee, the Board appointed Mr. Hosein to the Audit and Finance Committee.

(3)	Mr. Lucier served on the Audit and Finance Committee until March 2, 2020.

(4)	Mr. Lunger served on the Audit and Finance Committee during the entirety of 2020 but will retire from the Board as of the date of the 2021 Annual Meeting of Stockholders.

(5)

On February 26, 2020, upon the recommendation of the Corporate Governance and Nominating Committee, the Board appointed Ms. Holden to the Corporate Governance and Nominating Committee. On September 30, 2020, upon the recommendation of the Corporate Governance and Nominating Committee, the Board appointed Ms. Holden as Chair of the Corporate Governance and Nominating Committee, effective December 1, 2020.

(6)	Dr. Alfano served on the Corporate Governance and Nominating Committee until February 26, 2020.

(7)	Mr. Lucier was appointed by the Board, upon the recommendation of the Corporate Governance and Nominating Committee, to the Human Resources Committee effective March 2, 2020.

(8)	Mr. Lucier was appointed by the Board, upon the recommendation of the Corporate Governance and Nominating Committee, to the Executive Committee effective December 1, 2020.

(9)	Mr. Lunger served on the Executive Committee until December 1, 2020.

(10)

On September 30, 2020, upon the recommendation of the Corporate Governance and Nominating Committee, the Board appointed Ms. Vergis as Chair of the Science and Technology Committee, effective December 1, 2020.

(11)	Dr. Alfano served on the Science and Technology Committee during the entirety of 2020, but will not seek re-election to the Board at the 2021 Annual Meeting of Stockholders.

(12)	On September 16, 2020, upon the recommendation of the Corporate Governance and Nominating Committee, the Board appointed Mr. Hosein to the Science and Technology Committee

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Leadership Structure of the Board of Directors

Non-Executive Chairman of the Board

The roles of non-executive Chairman of the Board and Chief Executive Officer are currently held by separate individuals. We believe that having a non-executive Chairman is in the best interests of the Company and our stockholders at this time. The separation of the roles of Chairman and Chief Executive Officer allows Mr. Casey to focus on managing the Company’s business and operations, and allows Mr. Brandt to focus on Board matters. Further, we believe that the separation of these roles ensures the independence of the Board in its oversight role of evaluating and assessing the Chief Executive Officer and management generally.

We believe that our governance structure provides effective oversight of the Board because:

•	we have an appropriate balance between the two roles of Chairman and Chief Executive Officer;

•	the Board has established and follows robust Corporate Governance Guidelines/Policies, as discussed below;

•	each member of the Board, other than Mr. Casey, is independent pursuant to the listing standards of The Nasdaq Global Select Market; and

•	each of the Audit and Finance Committee, the Corporate Governance and Nominating Committee, and the Human Resources Committee are composed solely of independent directors.

Governance Practices and Policies

Our Company is committed to the values of effective corporate governance and high ethical standards. These values are conducive to long-term performance and the Board reevaluates our policies on an ongoing basis to ensure they sufficiently meet the Company’s needs. We believe our key corporate governance and ethics policies enable us to manage our business in accordance with the highest standards of business practice and in the best interests of our stockholders.

Corporate Governance Guidelines/Policies and Committee Charters

We have adopted Corporate Governance Guidelines/Policies to outline our corporate governance structure and address significant corporate governance issues. The Corporate Governance and Nominating Committee reviews our Corporate Governance Guidelines/Policies at least annually. Copies of these Guidelines as well as the Charter for each standing committee of our Board can be found at the “Investors — Corporate Governance — Documents & Charters” section of our website at www.dentsplysirona.com.

Code of Ethics

We have adopted a Code of Ethics which applies to all of our directors, executive officers, and employees. A copy of the Code of Ethics is available at the “Investors — Corporate Governance — Documents & Charters — Governance Documents” section of our website at www.dentsplysirona.com.

Risk Oversight

The Board oversees the management of risks inherent in the operation of our businesses and the implementation of our strategic plan. In this regard, the Board seeks to understand and oversee the most critical risks relating to the Company’s business, allocate responsibilities for the oversight of risks amongst the full Board and its committees, and see that management has in place effective systems and processes for managing risks facing the Company. Risks falling within this area include but are not limited to general business and industry risks, operating risks, business continuity risks, cyber-security risks, financial risks including infrastructure, talent management and human capital and workforce related risks and compliance and regulatory risks. Overseeing risk is an ongoing process and is inherently tied to our operations and overall strategy. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board oversees risk, our management is charged with identifying and managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks

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and to communicate information about risk to the Board. Risk management is not allocated to a single risk management officer within the Company, but rather is administered by management in an approach that is designed to ensure that the most significant risks to the Company, on a consolidated basis, are being managed and monitored appropriately. This process includes:

•	identifying the material risks that the Company may face;

•	establishing and assessing processes for managing those risks;

•	determining the Company’s risk appetite and mitigation strategies and responsibilities; and

•	making regular reports to the Board on management’s assessment of exposure to risk and steps management has taken to monitor and manage such exposure.

The Board implements its risk oversight function both as a whole and through delegation to the Board committees. Specifically, the Audit and Finance Committee, pursuant to its charter, regularly assesses and discusses with management the Company’s major enterprise risk exposures and the steps that have been taken to monitor and control such exposures. The Audit and Finance Committee and the other committees meet regularly and report back to the full Board. The Corporate Governance and Nominating Committee is responsible for overseeing management of risks related to our environmental and governance practices, and coordinates with the Human Resources Committee on overseeing management of risks related to our social practices. The full Board regularly reviews reports from management on various aspects of our business, including related risks and tactics and strategies for addressing them. At least annually, the Board reviews our CEO succession planning. In performing these functions, each committee has full access to management, as well as the ability to engage advisors. See “The Board of Directors and its Committees” above for more information regarding the roles and responsibilities of the Board committees.

The Board and the Audit and Finance Committee, pursuant to its Charter, oversee the Company’s management of cybersecurity risk. The Audit and Finance Committee regularly briefs the full Board on these matters, and the full Board and the Audit and Finance Committee receive updates multiple times throughout the year and ad-hoc briefings from the Chief Information Officer on the Company’s cyber security program, including information about cyber risk management governance and the status of projects to strengthen cybersecurity controls

Also, the Company’s leadership structure, discussed in “Leadership Structure of the Board of Directors” above, supports the risk oversight function of the Board. In addition, independent directors chair the Board committees involved with risk oversight and there is open communication between senior management and directors.

Selection of Nominees for the Board of Directors

Corporate Governance and Nominating Committee Recommendation Process

The Corporate Governance and Nominating Committee is responsible for evaluating potential candidates to serve on our Board and for recommending nominees to be presented for election or reelection to the Board at our annual meeting of stockholders. In evaluating potential director candidates, including incumbent directors, the Corporate Governance and Nominating Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the Board in an effort to ensure there is a blend of skills and experience that will enhance the effectiveness of the Board. The Corporate Governance and Nominating Committee actively considers for selection as directors those persons:

•	who possess a diversity of experience, gender, race, ethnicity and global perspective;

•	who possess strong personal and professional ethics, and high standards of integrity and values;

•	who have the proven ability and experience to bring informed, thoughtful and well-considered opinions to corporate management and the Board;

•	who have the competence, maturity and integrity to monitor and evaluate the Company’s management, performance and policies, including as it relates to enterprise risk management;

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•	who have the willingness, commitment and ability to devote the necessary time and effort required for service on the Board;

•

who have the capacity to provide additional strength and diversity of view and new perceptions to the Board and its activities, including, among other items, through experience in marketing and sales, human resources and talent management, information technology, cyber security and quality and regulatory fields, medical or dental devices, e-commerce or digital technologies, research and development, business development, or through international business experience;

•	who have the necessary measure of communication skills and self-confidence to ensure ease of participation in Board discussion;

•

who hold or have held a senior executive position with a significant business enterprise, including large public companies, or a position of senior leadership in an educational, medical, religious, or other non-profit institution or foundation of significance or otherwise have significant financial and/or business experience with complex or global entities;

•	who have professional or academic experience relevant to the Company’s industry, particularly as it relates to medical devices, dental devices, and/or general manufacturing;

•	who have experience in public company governance, including as a board member of another large publicly held company; and

•

who maintain the strong level of financial literacy needed to understand the Company’s financial reports, internal controls and complex transactions, including any experience in capital allocation and deployment, or who specifically qualify as financial experts under the Sarbanes-Oxley Act.

Our Corporate Governance Guidelines/Policies provide that the Corporate Governance and Nominating Committee will recommend candidates for our Board who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of stockholders. The Board believes that having directors of diverse race, ethnicity, global perspectives and gender, along with varied skills and experiences, contributes to a balanced and effective Board. The Corporate Governance and Nominating Committee, in performing its responsibilities to review director candidates and recommend candidates to the Board for election, includes candidates with a diversity of race, ethnicity, global perspectives and gender in each pool of candidates from which Board nominees are chosen and actively considers for selection as directors persons who meet such criteria.

In identifying potential candidates for the Board, the Corporate Governance and Nominating Committee relies on recommendations from a number of possible sources, including current directors and officers. The Corporate Governance and Nominating Committee may also retain outside consultants or search firms to help identify potential candidates for membership on the Board.

The Corporate Governance and Nominating Committee will also consider candidates recommended by stockholders on the same basis as other candidates. Stockholder recommendations for director candidates should be submitted in writing to the Corporate Secretary at DENTSPLY SIRONA Inc., 13320 Ballantyne Corporate Place, Charlotte, NC 28277, along with the name of the candidate and all biographical and other information about the candidate that would be required to be included in a Proxy Statement under the rules of the SEC, a description of the relationship between the candidate and the recommending stockholder, the proposed candidate’s consent to serve as a director if elected and proof of the number of shares of our common stock owned by the recommending stockholder and the length of time such stockholder has owned those shares. The Corporate Governance and Nominating Committee may request additional information and will then evaluate the proposed candidate based on the criteria described above. These procedures relate only to stockholder recommendations for director candidates to be considered by the Corporate Governance and Nominating Committee. Any stockholder who wishes to formally nominate a candidate must follow the procedures set forth in our Bylaws. See “Other Matters—Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting.”

Pursuant to the proxy access provisions of our Bylaws, a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years is entitled to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of our Board of Directors, provided

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that the nominating holder(s) and the nominee(s) satisfy the requirements specified in our Bylaws, including by providing us with advance notice of the nomination. For more detailed information on how to submit a nominee for inclusion in our proxy materials pursuant to the proxy access provisions, see “Other Matters—Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting.” Any stockholder who wishes to formally nominate a candidate without seeking access to our proxy materials must follow the procedures set forth in our Bylaws. See “Other Matters—Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting.”

Directors’ Compensation

Effective January 1, 2020, the Non-Employee Director Compensation Policy was amended to: (1) eliminate the additional annual cash retainers payable to committee members and to the Executive Committee Chair; (2) increase the annual cash retainers paid to all Directors from $85,000 to $100,000; (3) increase the annual cash retainer paid to the Non-Executive Chairman of the Board from $66,000 to $75,000; (4) increase the annual cash retainer paid to the chair of the Audit and Finance Committee from $22,500 to $25,000; (5) increase the annual equity award paid to all Directors from $175,000 to $200,000; (6) increase the annual equity award paid to the Non-Executive Chairman of the Board from $66,000 to $100,000; and (7) adopt a new annual cash fee of $15,000 payable to the Chair of the Science and Technology Committee which was newly formed in December 2019.

No other changes to the Non-Employee Director Compensation Policy were recommended by the Human Resources Committee in 2020.

2020 Director Compensation

Directors who held such positions at the beginning of 2020 and who are not employees of our Company were entitled to receive:

Cash Compensation

•	An annual cash retainer of $100,000 for all directors, paid quarterly in advance.

•

An annual cash retainer of $75,000 for the Non-Executive Chairman, if any, $30,000 for the Lead Director, if any, $25,000 for the Audit and Finance Committee Chair, $20,000 for the Human Resources Committee Chair, $15,000 for the Corporate Governance and Nominating Committee Chair, and $15,000 for the Science and Technology Committee Chair, each paid quarterly in advance. The Executive Committee Chair is not entitled to any additional compensation.

Equity Compensation

•

An annual grant of restricted stock units (“RSUs”) for all non-employee directors, the number of which is determined by dividing $200,000 by the closing price of the Company’s common stock on the date of grant. The RSUs vest on the earliest of (1) the date of the next year’s Annual Meeting of Stockholders, (2) the date that is one year from the date of the grant, and (3) the date that a director attains the age of mandatory retirement pursuant to the Company’s Corporate Governance Guidelines/Policies, and are payable to non-employee directors in shares of common stock upon vesting unless the director elects to defer settlement of the RSUs to a future date. Non-employee directors are entitled to receive dividend equivalents on the RSUs in the event the Company pays a regular cash dividend on its common stock.

•

An annual grant of RSUs for the Non-Executive Chairman, the number of which is determined by dividing $100,000 by the closing price of the Company’s common stock on the date of grant. The RSUs vest on the earliest of (1) the date of the next year’s Annual Meeting of Stockholders, (2) the date that is one year from the date of the grant, and (3) the date that a director attains the age of mandatory retirement pursuant to the Company’s Corporate Governance Guidelines/Policies, and are payable to the Non-Executive Chairman in shares of common stock upon vesting unless Non-Executive Chairman elects to defer settlement of the RSUs to a future date. The Non-Executive Chairman is entitled to receive dividend equivalents on the RSUs in the event the Company pays a regular cash dividend on its common stock.

Additionally, in light of the disruption and uncertainty created by the COVID-19 pandemic and its anticipated impact on the Company’s operations, each member of the Board agreed to waive one quarter of his or her annual cash retainer for 2020.

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The following table provides information regarding the compensation of our non-employee directors for 2020.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Michael C. Alfano(3)	82,500	200,000	282,500
Eric K. Brandt(4)	131,250	200,000	331,250
Willie A. Deese(5)	90,000	200,000	290,000
Betsy D. Holden(6)	80,042	200,000	280,042
Clyde R. Hosein(7)	50,000	139,178	189,178
Arthur D. Kowaloff(8)	75,000	200,000	275,000
Harry M. Jansen Kraemer Jr.(9)	82,500	200,000	282,500
Gregory T. Lucier(10)	75,000	200,000	275,000
Francis J. Lunger(11)	75,000	200,000	275,000
Leslie F. Varon(12)	125,000	200,000	325,000
Janet S. Vergis(13)	80,042	200,000	280,042

(1)

This column reports the amount of cash compensation earned for 2020 service on our Board and its committees. In light of the disruption and uncertainty created by the COVID-19 pandemic and its anticipated impact on the Company’s operations, in April 2020, the Company announced that each member of the Board agreed to waive one quarter of his or her annual cash retainer for 2020.

(2)

Represents the aggregate grant date fair value for RSUs, as computed in accordance with FASB ASC Topic 718. Messrs. Alfano, Brandt, Deese, Kowaloff, Kraemer and Lunger, and Ms. Holden, Ms. Varon and Ms. Vergis each received an award of 4,766 restricted stock units on May 21, 2020 which vest in full (unless deferred) on the earliest of (1) the date of the next year’s Annual Meeting of Stockholders, (2) the date that is one year from the date of the grant, and (3) the date that a director attains the age of mandatory retirement pursuant to the Company’s Corporate Governance Guidelines/Policies. Grant date fair value was $41.96 (each grant had a notional award value of $200,000 rounded down to the nearest whole share). Mr. Brandt received an additional award of 2,383 restricted stock units for serving as Non-Executive Chairman of the Board. Mr. Hosein received an award of 3,256 restricted stock units on September 29, 2020 which will vest in full on the earliest of (1) the date of the next year’s Annual Meeting of Stockholders, (2) the date that is one year from the date of the grant, and (3) the date that a director attains the age of mandatory retirement pursuant to the Company’s Corporate Governance Guidelines/Policies. Grant date fair value was $42.75 (Mr. Hosein’s grant had a notional award value of $139,178 rounded down to the nearest whole share).

(3)	At year end, Dr. Alfano held 47,900 vested stock options, 0 unvested stock options and 4,788 unvested restricted stock units.

(4)	At year end, Mr. Brandt held 58,700 vested stock options, 0 unvested stock options, 7,182 unvested restricted stock units and 6,570 deferred restricted stock units.

(5)	At year end, Mr. Deese held 47,900 vested stock options, 0 unvested stock options and 4,788 unvested restricted stock units.

(6)	At year end, Ms. Holden held 10,300 vested stock options, 0 unvested stock options, 4,788 unvested restricted stock units and 6,585 deferred restricted stock units.

(7)	At year end, Mr. Hosein held 0 vested stock options, 0 unvested stock options and 3,256 unvested restricted stock units.

(8)	At year end, Mr. Kowaloff held 21,600 vested stock options, 0 unvested stock options and 4,788 unvested restricted stock units.

(9)	At year end, Mr. Kraemer held 21,600 vested stock options, 0 unvested stock options, 4,788 unvested restricted stock units, and 6,471 deferred restricted stock units.

(10)	At year end, Mr. Lucier held 0 vested stock options, 0 unvested stock options and 4,788 unvested restricted stock units.

(11)	At year end, Mr. Lunger held 55,500 vested stock options, 0 unvested stock options, 4,788 unvested restricted stock units and 7,413 deferred restricted stock units.

(12)	At year end, Ms. Varon held 10,300 vested stock options, 0 unvested stock options, 4,788 unvested restricted stock units and 2,347 deferred restricted stock units.

(13)	At year end, Ms. Vergis held 0 vested stock options, 0 unvested stock options and 4,788 unvested restricted stock units.

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Stock Ownership Guidelines for Directors

It is the policy of the Board that all Directors hold an equity interest in the Company. Toward this end, the Board expects that all Directors own, or acquire within five years of first becoming a Director, shares of common stock of the Company (including share units held under the Company’s Board of Directors Deferred Compensation Plan, or any successor plan, and restricted stock units, but not including stock options) having a market value of at least five times the annual retainer paid to Board members. The Board recognizes that exceptions to this policy may be necessary or appropriate in individual cases, and may approve such exceptions from time to time as it deems appropriate. A Director who fails to meet this policy solely due to share price decline caused by circumstances outside of the Company’s control will not be required to acquire additional shares to meet the threshold and will be deemed to be compliant with this policy, so long as such Director has not sold or otherwise transferred any shares (other than shares withheld to pay withholding taxes or exercise price of stock options) until the Director again meets the applicable threshold. The Human Resources Committee shall determine the applicability of this provision in individual circumstances.

All Directors were in compliance with the stock ownership guidelines as of the end of 2020.

Communicating with the Board of Directors

Stockholders who wish to communicate with the Board as a group, the non-management directors as a group, or any individual director, including the Chairman, may do so by writing to the Corporate Secretary at DENTSPLY SIRONA Inc., 13320 Ballantyne Corporate Place, Charlotte, NC 28277. All mail received will be opened and screened for security purposes and mail determined to be appropriate and within the purview of the Board will be forwarded to the respective Board member to which the communication is addressed. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Corporate Governance and Nominating Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

Human Resources Committee Interlocks and Insider Participation

During the last completed fiscal year, Willie A. Deese, Betsy D. Holden, Arthur D. Kowaloff, and Gregory T. Lucier each served as members of the Human Resources Committee. None of the current or 2020 members of the Human Resources Committee has ever been an officer or employee of the Company or had a relationship during the last fiscal year requiring disclosure pursuant to Item 404 of Regulation S-K. None of our current or 2020 executive officers served as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Human Resources Committee.

Certain Relationships and Related Party Transactions

Two Related Person Transactions (as defined below) were noted since December 31, 2019.

In 2019, the Company began an enterprise modernization program to improve the Company’s customer and employee experience, enable data-driven decision making, provide a lower cost-to-serve and ensure that the Company operates at scale to support future growth. One of the transformative workstreams of the enterprise modernization program relates to the digitization of operations. The Company, with the assistance of an independent third-party consultant, conducted a rigorous sourcing process for software to facilitate the digitization or operations workstream. As a result of that process, the Company received recommendations for various products and determined that one of Automation Anywhere, Inc.’s products would be the best solution for various reasons, including technical quality, customer service, versatility and economics. Mr. Clyde Hosein served as the Chief Financial Officer of Automation Anywhere, Inc. until March 2021, at which time he resigned his position. The enterprise modernization program and the digitization of operations workstream and the sourcing process were each initiated prior to Mr. Hosein’s appointment to the Board of Directors and were conducted without any involvement of Mr. Hosein. Mr. Hosein was not involved in the recommendation or selection of either the Company’s third-party consultant or their recommendation for the Company’s licensing of Automation Anywhere, Inc.’s software. In accordance with the Company’s Related Person Transaction Policy, in December 2020, the Corporate Governance and Nominating Committee reviewed and approved the terms of the proposed licensing of an Automation Anywhere, Inc. software product at an annual cost of $169,800.

Additionally, in 2020, the Company agreed to pay Cardinal Health approximately $765,000 in exchange for a release of the Company and its chief executive officer with respect to the hiring of the Company’s chief financial officer in 2019.

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Related Person Transaction Policy

The Company has a written policy and procedures with respect to the review and approval of Related Person Transactions. The Corporate Governance and Nominating Committee reviews the material facts of all Related Person Transactions that require the Corporate Governance and Nominating Committee’s approval and either approves or disapproves of the entry into the Related Person Transaction, subject to certain identified exceptions described below. In determining whether to approve or ratify a Related Person Transaction, the Corporate Governance and Nominating Committee takes into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the interest of the Related Person (as defined by Item 404 of SEC Regulation S-K) in the Related Person Transaction. The Chair of the Corporate Governance and Nominating Committee is delegated the authority by the Board to approve Related Person Transactions that, because of timing or scheduling, are not feasible to be approved by the full Corporate Governance and Nominating Committee.

The policy applies to any transaction, arrangement or relationship in which the Company (including any of its subsidiaries) will be a participant and in which any Related Person will have a direct or indirect material interest, and the amount involved exceeds $120,000 (a “Related Person Transaction”).

The Corporate Governance and Nominating Committee has pre-approved, under the policy, the following Related Person Transactions without regard to the amount involved:

1.

any Related Person Transaction involving the compensation, employment and/or benefits of an executive officer of the Company if the compensation arising from the Related Person Transaction is required to be reported in the Company’s Proxy Statement;

2.

any Related Person Transaction involving the compensation, employment and/or benefits of an executive officer of the Company that is not a “Named Executive Officer” (as that term is defined in Item 402(a)(3) of SEC Regulation S-K) if (a) the executive officer is not an immediate family member of another executive officer or director of the Company, (b) the compensation arising from the Related Person Transaction would have been reported under Item 402 as compensation earned for services to the Company if the executive officer was a Named Executive Officer, and (c) such compensation has been approved, or recommended to the Board for approval, by the Human Resources Committee of the Board;

3.

any Related Person Transaction involving the compensation, services and/or benefits of a director if the compensation arising from the Related Person Transaction is required to be reported in the Company’s Proxy Statement;

4.

any Related Person Transaction where the Related Person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro-rata basis;

5.

any Related Person Transaction with a Related Person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

6.	any Related Person Transaction with a Related Person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and

7.

any Related Person Transaction in which the interest of the Related Person arises solely from such person’s position as a director of another firm, corporation or other entity that is a party to the Related Person Transaction.

Except to the extent pre-approved, as noted above, Related Person Transactions are subject to the following procedures:

The Related Person notifies the General Counsel of the Company of any proposed Related Person Transaction, including the Related Person’s relationship to the Company and interest in the proposed Related Person Transaction; the material terms of the proposed Related Person Transaction; the benefits to the Company of the proposed Related Person Transaction; and the availability from alternative sources of the products or services that are the subject of the proposed Related Person Transaction.

The proposed Related Person Transaction is submitted to the Corporate Governance and Nominating Committee for consideration at the next Corporate Governance and Nominating Committee meeting or, if the General Counsel, after consultation with the CEO or the CFO, determines that the Company should not wait until the next Corporate Governance and Nominating Committee meeting, to the Chair of the Corporate Governance and Nominating Committee, acting pursuant to authority delegated by the Board. Any Related Person Transactions approved pursuant to delegated authority by the Chair of the Corporate Governance and Nominating Committee is reported to the Corporate Governance and Nominating Committee at the next Corporate Governance and Nominating Committee meeting.

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To the extent the Company becomes aware of a Related Person Transaction that was not previously approved under this policy, it shall be promptly reviewed as described above and be ratified, amended or terminated, as determined appropriate by the Corporate Governance and Nominating Committee.

Executive Officers of the Company

In addition to Mr. Casey, our current executive officers include Ranjit S. Chadha, Chidam A. Chidambaram, Matthew M. Coggin, Keith J. Ebling, Jorge M. Gomez, Daniel P. Key, Walter Petersohn, Cord F. Staehler and Lisa M. Yankie. Information concerning our executive officers, other than Mr. Casey, whose information can be found under “Proxy Item No. 1: Election of Directors” above, follows.

Ranjit S. Chadha, age 51. Mr. Chadha has served as Chief Accounting Officer and Principal Accounting Officer of the Company since August 31, 2020. From April 2016 to March 2020, Mr. Chadha served at Leidos, a defense sector IT services company, most recently as Senior Vice President (SVP), Corporate Financial Planning & Analysis (June 2019-March 2020) and prior to that as SVP-Corporate Controller (April 2016-May 2019). Prior to Leidos, Mr. Chadha spent six years at Computer Sciences Corporation (CSC) (now DXC Technology), a global IT services company, most recently as an Assistant Controller. Prior to CSC, he spent 17 years at PwC, including two years at the firm’s National Office Assurance Quality Group. Mr. Chadha is a Certified Public Accountant and a Chartered Accountant from India. He received his Bachelor of Science from St. Stephens College, Delhi University, India.

Chidam A. Chidambaram, age 54. Mr. Chidambaram joined the Company in October 2018 and has served as Senior Vice President, Chief Digital Officer since May 2019. He was named Chief Marketing Officer in April of 2019. Prior to joining the Company, Mr. Chidambaram served as interim Chief Revenue Officer and Consultant at Venminder, a risk management solutions company, from August 2017 to September 2018. Prior to Venminder, from April 2016 to March 2017, Mr. Chidambaram served as Executive Vice President and Chief Revenue Officer of Bluestem Brands with P&L responsibility for the company’s entire portfolio of brands, and from May 2009 to April 2016, he served as Executive Vice President and Chief Marketing Officer. Bluestem Brands was #62 in the Internet Retailers Top 100 ranking for the USA. Mr. Chidambaram has more than 25 years of leadership experience in marketing and general management and a track record of successfully growing revenue and profit for businesses at Bluestem Brands, HSBC, T-Mobile USA, Kraft Foods, Coca-Cola and Capital One. He holds a bachelor’s degree in Mechanical Engineering from the University of Michigan and an MBA from the Stanford Graduate School of Business.

Matthew M. Coggin, age 42. Mr. Coggin joined the Company in March 2019 and has served as Senior Vice President, Business Development and Strategy Officer since May 2019. He has close to two decades of experience in the dental space and corporate development. With more than 18 years of experience in the medical industry, Mr. Coggin’s experience ranges from the investment side to the commercialization of medical device and pharmaceutical products. For the greater part of his career, he has worked with specialized drug delivery and diagnostic opportunities ranging from microsphere technology to dynamic radiology and imaging. From 2010 to March 2019, he held various sales and leadership positions within OraPharma, a specialty pharmaceutical company focusing on the dental industry within the Bausch Health organization. Prior to joining the Company, Mr. Coggin, served as Vice President and General Manager of OraPharma from August 2016 to April 2019 and was responsible for all commercialization, strategy and business development for the U.S. and international business. Prior to joining OraPharma, he served as an associate in private equity and venture capital focusing on healthcare. Mr. Coggin holds a bachelor’s degree in Biomedical Engineering from the Johns Hopkins University.

Keith J. Ebling, age 52. Mr. Ebling has served as Executive Vice President, General Counsel and Secretary of the Company since joining the Company in October 2017. Prior to joining the Company, Mr. Ebling was previously with Express Scripts Holding Company, a $100 billion integrated pharmacy benefit management company. He served in a number of legal and leadership roles over his nearly 20 years with Express Scripts, most recently as Executive Vice President and General Counsel. Prior to that, Mr. Ebling was an associate with a law firm in St. Louis that he joined after graduating from Saint Louis University School of Law. He also has his MBA from Washington University Olin School of Business.

Jorge M. Gomez, age 53. Mr. Gomez joined the Company in August 2019 and has served as Executive Vice President and Chief Financial Officer since that time. Mr. Gomez previously served as Chief Financial Officer of Cardinal Health, a multinational healthcare services company, from January 2018 to August 2019. At Cardinal, he was responsible for financial activities across the enterprise, including financial strategy, capital deployment, treasury, investor relations, tax, accounting and external reporting. From July 2015 to December 2017, he was Chief Financial Officer of Cardinal Health’s Medical segment and from February 2012 to June 2015, he was Chief Financial Officer of Cardinal Health’s Pharmaceutical segment. Prior to that, Mr. Gomez served as treasurer and corporate controller at Cardinal Health.

DENTSPLY SIRONA INC. – Proxy Statement     33

CORPORATE GOVERNANCE

Before joining Cardinal Health, Mr. Gomez held multiple executive and leadership roles at General Motors, including assignments in New York, Singapore, Belgium, and Brazil. He began his career with the Smurfit-Kappa Group in the company’s finance development program. Currently, he also serves on the Board of Directors for Xylem, Inc., a global water management company. Mr. Gomez earned a bachelor’s degree in Electrical Engineering from the National University of Colombia and a master’s degree in Business Administration from the University of Hartford.

Daniel P. Key, age 54. Mr. Key has served as Senior Vice President, Chief Supply Chain Officer since January 2019. He leads the sourcing, supply chain operations and distribution/logistics networks and is responsible for the Company’s supply, manufacturing and delivery systems. Before joining Dentsply Sirona, Mr. Key served as Senior Vice President and Chief Supply Chain Officer for Axalta Coating Systems, a global coating developer and manufacturer, from January 2016 to January 2019. Prior to Axalta, he held leadership positions for a variety of companies, including: Sigma Aldrich from August 2013 to November 2015; Integrated Supply Chain at UOP, a Honeywell Company; and Hexion Specialty Chemicals, Inc. Mr. Key received his Bachelor’s Degree in Mechanical Engineering from the University of Illinois – Urbana-Champaign and his Master’s Degree in Business Administration from Clemson University.

Walter Petersohn, age 53. Mr. Petersohn has served as Senior Vice President, Chief Commercial Officer of the Company since August 2018. Formerly, Mr. Petersohn served as Executive Vice President of Sales from September 2010 to August 2018. From 2003 through September 2010, Mr. Petersohn was Vice President Sales for Sirona Dental Systems, where he oversaw the expansion of Sirona’s international presence into markets including China, Italy and Korea. Between 1999 and 2003, he served as Vice President Sales for Asia-Pacific and the Middle East and was responsible for the Sirona’s expansion into Japan and Australia. From 1995 to 1999, Mr. Petersohn was a Product Manager and Director of Marketing for Sirona’s Treatment Center Division. Mr. Petersohn received a Master’s degree in history from the University of Würzburg, Germany and an MBA from the State University of New York at Albany.

Cord F. Staehler, age 51. Dr. Staehler joined the Company on May 1, 2019 and has served as Senior Vice President, Chief Technology Officer since May 22, 2019. Prior to joining the Company, Dr. Staehler was with Merck KGaA, a multinational pharmaceutical, chemical and life sciences company, where for nearly four years, he was Senior Vice President & Head of the Global Medical Device & Service Business based in Geneva, Switzerland. In this capacity, he led global business operations, including product development, key account management, supply chain, field service, call centers, customer training, complaints handling and quality assurance in 48 countries. Additionally, he oversaw the Merck Healthcare strategic initiative to build and expand digital capabilities, ranging from R&D to digital-go-to-market, including governance, organization, process setup and implementation. Previously, he was Chief Technology Officer for five years at Siemens Healthcare, a global leader in diagnostics, where he was based in Erlangen, Germany and Berkeley, California. He was the founding CTO and CEO for a diverse set of companies ranging from instrumentation and software for gene analysis and NGS to synthetic biology, molecular biomarkers and Genetic IVD. He led all stages of a venture from initiation to launch and growth with sales and operations in Europe, the U.S. and Asia. Dr. Staehler earned an undergraduate degree in Engineering from the University of Karlsruhe and holds a master’s degree in Theoretical Mechanical Engineering from the University of Siegen and a PhD in Human Genetics from the University of Saarland.

Lisa M. Yankie, age 52. Ms. Yankie has served as Senior Vice President, Chief Human Resources Officer and Communications of the Company since October 2019. Prior to joining Dentsply Sirona, Ms. Yankie served as Vice President of Human Resources for the Corporate & Pulp & Paper division of Domtar Corporation, a global producer of paper products, from September 2016 to October 2019. Before that, she was the HR business leader for the multi-industry manufacturing and engineering organization SPX Corporation from 2010 to August 2016. Prior to that, she served in various executive roles at Dana Incorporated, Bank of America and the Ford Motor Company. Ms. Yankie holds a bachelor’s degree in Business Administration and a master’s degree in Labor Relations and Human Resources both from Michigan State University.

34    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Named Executive Officers

In this Compensation Discussion and Analysis, we provide an analysis and explanation of our executive compensation program and the compensation derived from this program by our executive officers, including our named executive officers (“NEOs”). Our NEOs for 2020 include our Chief Executive Officer and Chief Financial Officer serving at fiscal year-end and the next three highest compensated executive officers serving as such at fiscal year-end:

Donald M. Casey Jr. Chief Executive Officer since February 2018	Jorge M. Gomez Executive Vice President and Chief Financial Officer since August 2019	Keith J. Ebling Executive Vice President, General Counsel and Secretary since October 2017	Walter Petersohn Senior Vice President, Chief Commercial Officer since August 2018	Lisa M. Yankie Senior Vice President, Chief Human Resources Officer and Communications since October 2019

Additionally, Mr. William E. Newell, our former Senior Vice President, Chief Segment Officer, is designated as a NEO for 2020 as he would have been among the next three highest compensated executive officers but for the fact that Mr. Newell ceased serving as an executive officer of the Company on June 30, 2020.

Executive Summary

Impact of COVID-19

Dentsply Sirona is the world’s largest manufacturer of professional dental care products and technologies. COVID-19 was officially declared a pandemic in March 2020, and it resulted in significant challenges for the dental industry, including reduced activity and constraints on dental office operations. Unlike businesses that were able to transition to work-from-home in response to the pandemic, the personalized and hands-on nature of patient care by dental professionals could not be done remotely. As countries began instituting lockdowns in early 2020, we experienced reduced demand for our products in Asia, Europe, the United States and various other markets. To address the business uncertainty caused by the pandemic, the Company implemented several measures to improve liquidity and operating results, including reduction of hours and salaries, furloughs, hiring freezes, delaying some capital expenditures, and deferring other discretionary spending for 2020.

2020 Key Business Highlights

In 2020, despite the COVID-19 pandemic, the Company continued to make significant progress against its restructuring plan. The Company also launched new products, improved demand creation and enhanced clinical education all in order to further drive revenue growth. The Company has adopted a portfolio approach to research and development to focus on projects that can generate the largest impact and take full advantage of our unique portfolio.

DENTSPLY SIRONA INC. – Proxy Statement     35

EXECUTIVE COMPENSATION

The following table reflects the Company’s sales, earnings, operating income margin, internal sales growth and organic sales growth in fiscal year 2020 and 2019.

$ in millions, except EPS, Operating Income % and Internal Sales Growth %	2020	2019	Change (%)
Net Sales	$3,342	$4,029	(17.1%)
(Loss) or Gain Per Basic Common Share (EPS)	$(0.38)	$1.17	(132.5%)
Adjusted Earnings Per Diluted Common Share (EPS)(1)	$1.79	$2.45	(26.9%)
Operating Income Margin	16.1%	18.4%
Internal Sales Growth(1)		5.7%
Organic Sales Growth(1)	(3.3%)

(1)

In this table, the Company is providing GAAP information for “Net Sales” and “(Loss) or Gain Per Basic Common Share” and non-GAAP information for the other measures, as it believes that this presentation of non-GAAP information, for purposes of this Compensation Discussion and Analysis section, provides a better measure of performance for comparison purposes. Please see Appendix A to this Proxy Statement for a reconciliation of non-GAAP information to GAAP information.

In 2020, we continued to execute against our restructuring plan by strengthening our R&D, supply chain and commercial platforms in order to position the Company for long-term growth. The following represents a few of our 2020 strategic investments and new product launches.

•

Byte – The acquisition of Byte directly supports our focus on innovation and revenue growth by enhancing our scale in the clear aligner category and provides future access to potential new customers for our existing dental partners. Byte has a strong consumer brand and comes with a robust marketing and data analytics platform offering multiple strategic benefits. Combined with our SureSmile solution, we believe this acquisition will deepen our connection with dental professionals and consumers worldwide and extend access to additional patients. We expect this deal to be accretive to our long-term financial targets and non-GAAP EPS.

•

Axeos – Axeos is a new 3D/2D imaging system introduced in 2020 which offers enhanced clinical confidence, smart connectivity, and an exceptional experience, with the largest field of view of any Dentsply Sirona 3D/2D system. Axeos uses intelligent low dose exposure to capture high-quality images while providing easy-to-use features to enhance patient comfort, such as smart height adjustment and quick scan times, that lead to exceptional patient experiences with high infection prevention standards.

•

Surefil one – Surefil one is an innovative restorative filling material providing the first ever self-adhesive composite hybrid. This aesthetically pleasing option combines the simplicity of a glass ionomer and the durability of a resin-based composite to create an entirely new material class. Surefil one has an unlimited depth of cure - providing assurance in very deep cavities that a complete cure will be obtained without layering. It can also be light cured, so the restoration can be finished and polished immediately after surface light curing.

Impact of COVID-19 on 2020 Compensation Program

To address the uncertainty and disruption caused by the pandemic, we took the following decisive actions with respect to the 2020 compensation program.

Base Salary

Our senior executives acted swiftly to help the Company conserve cash and maintain liquidity. Specifically, for ninety days beginning in April 2020, Mr. Casey voluntarily reduced his base salary to only the portion necessary to fund health plan contributions and meet certain other legal requirements and the other NEOs voluntarily reduced base salaries by 25%. The Company also implemented a 25% base salary reduction plan for all salaried employees who were not furloughed and were above a certain salary level, where allowed by law, during the second quarter.

36    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION

Annual Incentive Plan

The Human Resources Committee adopted the 2020 Annual Incentive Plan in February 2020 (the “Original Bonus Plan”); however, due to the disruption in the global dental services markets from the COVID-19 pandemic and the resulting severe impact on the demand for the Company’s products, the Human Resources Committee determined that the performance targets in the Original Bonus Plan were no longer appropriate to properly motivate our key executives to achieve the Company’s goals and objectives. In September 2020, the Human Resources Committee (i) terminated the Original Bonus Plan and adopted a revised 2020 Annual Incentive Plan (the “Revised Bonus Plan”) for the Company’s key executives, including its named executive officers; (ii) reduced the target payout opportunity under the Revised Bonus Plan to 50% of the original target opportunity; and (iii) reduced the maximum payout opportunity under the Revised Bonus Plan from 200% to 125% of target.

Equity Incentive Compensation

We did not make any discretionary adjustments to our outstanding equity incentive awards for executives in response to the pandemic.

Summary of 2020 Compensation Actions

The primary elements of our total direct compensation program for the NEOs and a summary of the actions taken by the Human Resources Committee during 2020 are set forth below.

COMPENSATION COMPONENTS

Component	Link to Business and Talent Strategies	2020 Compensation Actions
Base Annual Salary	Attract and retain quality management Competitive with the market Recognize executive’s level of responsibility and experience in position

•  Base salary increases ranged from 3% to 8%

•  In response to the pandemic, for a period of ninety days beginning in April 2020, our CEO voluntarily reduced his base salary to only the portion necessary to fund health plan contributions and meet certain other legal requirements and the other NEOs voluntarily reduced base salaries by 25%

Annual Incentive Plan

Cash award based on accomplishment of annual financial objectives

Motivate and reward performance relative to annual objectives and priorities that are linked to long-term success

Competitive with market to attract and retain executive management

Based on performance of the Company to align with stockholder interest

•  As discussed above, the Human Resources Committee replaced the Original Bonus Plan with a Revised Bonus Plan

•  The Revised Bonus Plan (i) reduced the target payout opportunity to 50% of the original target opportunity, and (iii) reduced the maximum payout opportunity from 200% to 125% of target

•  The Revised Bonus Plan threshold and maximum ranged from 0% to 62.5% of base salary

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EXECUTIVE COMPENSATION

COMPENSATION COMPONENTS

Component	Link to Business and Talent Strategies	2020 Compensation Actions
Equity Incentive Compensation

Equity incentive awards consisting of:

•  performance based-vesting restricted stock units (PRSUs), weighted 50%;

•  time based-vesting restricted stock units, weighted 25%; and

•  time based-vesting stock options, weighted 25%.

PRSUs incorporate 3-year absolute (EPS) and relative (TSR) metrics

Reward for improving and sustaining long-term performance

Align directly with stockholders’ interest

Enhancement of long-term stockholder value

Retention

•  No discretionary adjustments were made to our outstanding equity incentive awards for executives in 2020

•  The 2018-2020 PRSUs were earned at 11% of target, primarily due to the adverse impact of the pandemic on our 3-year cumulative earnings per share performance

Pay for Performance

Pay for performance has been and continues to be an important component of our compensation philosophy. Our compensation approach, which is described in greater detail below, is designed to motivate officers, including the NEOs, to substantially contribute individually and collaboratively to the Company’s long-term, sustainable growth. The annual and equity incentive components are tied directly to the performance of the Company and stockholder value. The Company has designed its executive compensation programs such that our senior executives have the majority of variable pay opportunity subject to individual performance, financial performance and stock price. Target total compensation for our CEO in 2020 was 87% “at risk,” meaning that it is contingent upon and based on Company performance and stock price performance, and target total compensation for our other NEOs was on average 73% “at risk.”

*Incentive compensation for these purposes is based on “at target” compensation, which reflects compensation that would be earned if we achieve the financial and strategic goals set within our incentive plans

38    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION

“Granted Pay Opportunity” equals the sum of, for all of the three prior fiscal years (i.e., 2018-2020): (i) salary (excludes salary reduction in 2020), (ii) target value of short-term cash incentives, and (iii) the grant date fair-value of long-term incentive awards (i.e., Performance RSUs, stock options, previously disclosed one-time 2018 and 2019 long-term incentive awards).

“Realized Pay” equals the sum of, for all of the three prior fiscal years: (i) salary (as disclosed in Summary Compensation Table), (ii) short-term cash incentives earned, and (iii) the value of all earned long-term incentive awards based on our stock price as of December 31, 2020 (last trading day of our last fiscal year). The 2018-2021 Performance RSUs have been reduced to reflect the payout of 11.0% of target. The previously disclosed one-time 2019 performance-based operating margin award reflects the payout at 50% of target.

Say-on-Pay Vote in 2020 and Investor Outreach

In 2020, the Company proactively engaged in a governance outreach effort to its major stockholders with respect to COVID-19, the restructuring plan and the one-time grant of related operating margin PRSUs to its named executive officers. As a result of those communication efforts and the Human Resources Committee’s commitment to design compensation plans that create stockholder value, our 2019 named executive officer compensation plans received strong support, with 83.6% voting affirmatively on an advisory basis to approve the Company’s 2019 executive compensation program. The Human Resources Committee viewed this as firm support of its approach to the determination and setting of executive compensation and continued to apply the same effective principles and philosophies that have been applied in prior years when making compensation decisions for 2020. These principles and philosophies are highlighted and described more fully below.

To ensure that the Human Resources Committee considers stockholder views on compensation matters, we maintain an active investor relations program. Throughout the year, we are engaged with our actively-managed stockholders, which represent in the aggregate a majority of our shares. The Human Resources Committee receives regular updates on investor feedback and understands that stockholders remain focused on the alignment of pay and performance and are generally supportive of the Company’s executive compensation.

Following the Human Resources Committee’s termination of the Original Bonus Plan and adoption of the Revised Bonus Plan reducing the target payout opportunity 50% of the original target opportunity, we contacted stockholders representing 38.8% of our outstanding shares with invitations to meet with our executive management and/or Directors and to discuss such changes. During our meetings, stockholders indicated appreciation for our efforts to address the pandemic, expressed support for the changes to our compensation program and recognized the effort to maintain alignment of pay and performance to reinforce stockholder value.

DENTSPLY SIRONA INC. – Proxy Statement     39

EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

The Human Resources Committee’s compensation philosophy, when determining NEO compensation at the beginning of 2020, was to provide a compensation package designed to generally satisfy and balance the following principal objectives:

•

to align executive compensation with corporate performance and stockholder interests and experience. This is accomplished by rewarding performance that is directly linked to achievement of the Company’s business plans, financial objectives and strategic goals, as well as changes in the Company’s stock price;

•

to tie components of executives’ compensation to the Company’s performance by providing incentives and rewarding individual, team and collective performance, such as through the execution of actions that contribute to the achievement of the Company’s strategies and goals, including accomplishments within assigned functional areas and successfully managing their respective organizations;

•

to both attract and retain executives and key contributors with the skills, capabilities and experience necessary for the Company to achieve its business objectives. This requires that the Company’s compensation programs be competitive with market compensation practices and performance-based, and that we maintain flexibility in order to respond to the changing needs of our business;

•	to balance risk and reward to motivate and incentivize business performance without encouraging inappropriate risk taking; and

•	targeting compensation to the 50th percentile of compensation paid by the Company’s peers for comparable executive roles.

The Human Resources Committee believes that the compensation opportunity offered to the Company’s executive officers should be competitive with the market, actual compensation should be aligned with the performance of the Company on both a short-term and long-term basis, take into consideration individual performance of the executive, and assist the Company in attracting and retaining key executives critical to the Company’s long-term success. The Company’s executive compensation program balanced a level of fixed compensation with incentive compensation, that varied with the performance of the Company and the performance of the individual executive’s areas of responsibility. The Company’s base pay and benefit programs for executives provided fixed compensation that was competitive with the market for companies of similar size and scope. The annual incentive compensation plan rewarded performance measured against goals and standards established by the Human Resources Committee, with specific focus on the accomplishment of annual financial objectives related to internal sales growth, adjusted income, adjusted cash flow, and strategic objectives, and the long-term incentive compensation was designed to encourage executives to increase stockholder value by focusing on growth in earnings and total shareholder return relative to S&P 500 companies.

Other objectives of the total compensation program are to provide: the ability for executives to accumulate capital, predominantly in the form of equity in the Company, in order to align executive interests with those of the stockholders; a competitive level of retirement income; and, in the event of certain circumstances, such as termination of employment in connection with a change-in-control of the Company, special severance protection to help ensure executive retention during the process and to ensure executive focus on serving the Company and stockholder interests without the distraction of possible job and income loss.

40    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION

Compensation Governance Best Practices

WHAT WE DO	WHAT WE DON’T DO

•   Rigorous goal setting aligned to our externally disclosed annual and multi-year financial targets.

•   Impose stock ownership and holding requirements that provide that each NEO must own a multiple of his or her annual base salary in our common stock, and we have instituted holding requirements prohibiting our NEOs from selling shares vested from RSUs and PRSUs (net of tax) until their stock ownership requirements have been met.

•   Closely monitor risks associated with our compensation program and individual compensation decisions to ensure they do not encourage excessive risk taking.

•   Retain an independent compensation consultant to assess the market for the determination of our executive compensation elements and targets on an annual and ongoing basis.

•   Seek stockholder feedback on compensation of named executive officers, including consideration of the annual Say-on-Pay vote.

•   Compensation recoupment policy that allows our Board to seek reimbursement in certain circumstances, including a restatement of the Company’s financial statements due to material noncompliance with applicable financial reporting requirements, or material financial, operation or reputational harm to the Company caused by an executive officer’s breach of law or the Company’s policies or his or her failure, in violation of his or her duties, to manage or monitor conduct or risks.

•   Restrictive covenants in executive employment agreements

•   No tax gross-ups, including no excise tax “gross-ups” upon change in control.

•   No discounting, reloading or re-pricing of stock options without stockholder approval.

•   No “single-trigger” accelerated vesting of equity-based awards upon change in control.

•   No multi-year guaranteed incentive awards for senior executives.

•   No director or employee hedging or pledging of Company securities permitted.

•   No excessive perquisites.

•   No dividends or equivalents paid on unvested RSUs or PRSUs.

•   No “liberal share recycling” of shares used for taxes or option exercises.

Review of Pay Relative to Peer Groups

In determining 2020 compensation opportunities, the Human Resources Committee adopted a peer group of sixteen companies intended to be closely aligned with the size and nature of operations of the Company’s business (the “Healthcare Equipment Peer Group”). The Healthcare Equipment Peer Group is identified below (at the time, the median revenue approximated $3.0 billion; Dentsply Sirona revenue approximated $3.3 billion):

Healthcare Equipment Peer Group

Align Technology, Inc.	Hill-Rom Holdings, Inc.	Teleflex Incorporated

Baxter International Inc.	Hologic, Inc.	The Cooper Companies, Inc.

Boston Scientific Corporation	IDEXX Laboratories, Inc.	Varian Medical Systems Inc.

Edwards Lifesciences Corp.	Intuitive Surgical, Inc.	West Pharmaceutical Services, Inc.

Henry Schein, Inc.	ResMed Inc.	Zimmer Biomet Holdings Inc.

STERIS plc

DENTSPLY SIRONA INC. – Proxy Statement     41

EXECUTIVE COMPENSATION

For 2020, the Human Resources Committee made various changes to the Company’s peer group in order to better align with the Company from a business mix and strategy perspective. Specifically, the Human Resources Committee approved adding the following companies to the Company’s peer group: Align Technologies, Inc., IDEXX Laboratories, ResMed Inc. and Teleflex Incorporated, and removing the following companies from the Company’s peer group: Agilent Technologies Inc., Mettler Toledo International Inc., Patterson Companies, Inc., PerkinElmer, Inc. and Waters Corporation. The compensation levels for the NEOs were determined using the Healthcare Equipment Peer Group and a customized selection of companies of similar size, industry and complexity, from a broad compensation survey provided by Willis Towers Watson (the “Primary Market Peer Group“), (together with the Healthcare Equipment Peer Group, the “Peer Groups”). In 2020, the Company’s Primary Market Peer Group consisted of the following companies:

Primary Market Peers

Industrial Manufacturing (n=37)			Chemicals (n=28)
CIRCOR International	Kennametal	Air Products and Chemicals	H.B. Fuller	PolyOne
Coesia	Makino	Americas Styrenics	Ingevity	Rayonier Advanced Materials
CSC Service Works	Mauser Packaging Solutions	Arkema	Innospec	Sensient Technologies
Domatic Group	Milacron	Ashland	Intl Flavors & Fragrances	Univar
Donaldson	Owens Coming	Axalta Coating Systems	Kronos Worldwide	Valvoline
ESCO Group	Promat	Cabot	Messer Group	Versum Matenals
Evoqua Water Technologies	Rexnord Corporation	Celanese	Momentive Performance Materials	W.R. Grace
Fortive Corporation	Rockwell Automation	CF Industries	Mosaic	Westlake Chemical
GAF Materials	Samuel, Son & Co. Limited	Chemours Company	Nouryon
GCP Applied Technologies	SPX Corporation	Eastman Chemical	NOVA Chemicals
Graco	SPX FLOW	Medical Equipment/Supplies (n=12)	Pharmaceuticals/Biotechnology (n=24)
GrafTech International	Tennant Company	Agilent Technologies	Alexion Pharmaceuticals	Merz
Greif	Terex	Alcon	Alvogen	PAREXEL
Grupo Fluidra	Timken	Biotronik	Bausch Health Companies Inc.	Perrigo
Gypsum Management & Supply	USG Corporation	Boston Scientific	Catalent Pharma Solutions	Purdue Pharma
Hillenbrand	Vallourec	Edwards Lifesciences	Chiesi	Regeneron Pharmaceuticals
IDEX Corporation	Vulcan Materials	Envista Holdings	CSL	Syneos Health
IMI	Worthington Industries	IDEXX Laboratories	Daiichi Sankyo	UCB
ITT Inc.		Integer Holdings	Dr. Reddy’s Laboratories	Vertex Pharmaceuticals
Electronic, Electrical & Scientific Equipment (n=10)		Integra Lifesciences	Eisai	West Pharmaceutical
AMETEK	Plexus	Ortho-Clinical Diagnostics	Endo	Zoetis
Celestica	Resideo	Smith & Nephew	ICON Clinical Research
Glory Global Solutions	Sensata Technologies	Zimmer Biomet	IQVIA
Littelfuse	Sercomm		Lonza
Mine Safety Appliances	Waters		Mallinckrodt

Data from the Peer Groups were considered by the Human Resources Committee in evaluating the amount and proportions of base pay, annual incentive pay and long-term compensation, as well as the targeted total compensation value for Mr. Casey as our Chief Executive Officer. The same Peer Groups were considered in evaluating the compensation of Mr. Gomez as our Chief Financial Officer, and Mr. Ebling as our General Counsel. The Primary Market Peer Group was considered in evaluating the compensation of Mr. Petersohn as our Chief Commercial Officer, Ms. Yankie as our Chief Human Resources Officer & Communications and Mr. Newell as our former Chief Segment Officer.

The analysis by the Former Independent Compensation Consultant reflected that in general, the targeted total direct compensation (base salary, annual incentive targets and equity awards, and one-time awards) of the Company’s executive officers was typically around the 50th percentile of the market, as reflected in the Peer Group data. This is affected by the performance and experience of each executive officer and the performance of the Company relative to the performance targets established in the annual and PRSU incentive plans and actual payout can be higher or lower than the expected percentile depending on performance.

42    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION

The Human Resources Committee did not consider the overall wealth accumulation of executives in establishing the 2020 levels of compensation, except as it relates to meeting the Company’s stock ownership guidelines for officers, to the extent the prior year’s compensation is considered in the comparative analysis described above, and in recognition that the Company’s compensation program provides the opportunity over time for executives to build additional wealth that is aligned with stockholders.

Determination of 2020 Executive Compensation

The Company’s intention in developing total annual compensation for executives is to balance creating value for our stockholders with providing meaningful compensation to our NEOs that recognizes their contributions to the organization and supports their value creation initiatives. Salary ranges, annual incentive plan targets and equity compensation targets were developed using a “total direct compensation” perspective which considers all components of compensation.

Overview

The table below outlines each of the principal elements of the Company’s executive compensation program:

Pay Element

	Base Salary	Annual Cash Incentive	PRSU	RSU	Stock Options

Who Receives	All NEOs

When Granted	Annually

Form of Delivery	Cash		Equity

Type of Performance	Short-term emphasis (fixed)	Short-term emphasis (variable)	Long-term emphasis (variable)

Performance Period	1 year	1 year	3 years	3 years (ratable annual vesting)	3 years (ratable annual vesting)

How Payout Determined	Human Resources Committee determination	Pre-established formula	Pre-established formula	Stock price at vesting dates multiplied by number of shares vesting	Stock price appreciation between grant and exercise

2020 Performance Measures	Individual	Adjusted EBITDA (Performance measures were adjusted to address pandemic)	Relative TSR Adjusted EPS	Stock price	Stock price

DENTSPLY SIRONA INC. – Proxy Statement     43

EXECUTIVE COMPENSATION

Determination of 2020 Compensation for Messrs. Casey, Gomez, Ebling, Petersohn and Newell and Ms. Yankie

For Messrs. Casey, Gomez, Ebling, Petersohn and Newell and Ms. Yankie, the Human Resources Committee adopted the annual compensation program structure based on an annual review, described in more detail below, that targets overall NEO total compensation at the 50th percentile of Dentsply Sirona’s compensation peer group while allowing for the opportunity to earn more or less based on experience and actual performance. Mr. Newell served as Chief Segment Officer until June 30, 2020, at which time he left the Company in connection with the elimination of the Chief Segment Officer position.

Roles in Executive Compensation

The Human Resources Committee established 2020 compensation for the NEOs and the full Board of Directors approved the 2020 compensation for Mr. Casey, our CEO. The Human Resources Committee was assisted in its work regarding executive compensation by the Company’s Corporate Human Resources Department and considered recommendations from the CEO regarding compensation for the NEOs other than himself. In addition, with respect to the compensation established for the NEOs in 2020, the Human Resources Committee engaged an independent compensation consultant, Pay Governance LLC (the “Former Independent Compensation Consultant”), to advise on matters related to the compensation of the CEO and other executives. Additionally, in 2020, the Human Resources Committee considered rotation of its independent compensation consultant, which had served as independent compensation consultant to the Human Resources Committee since 2016, and consequently conducted a search process. In July 2020, the Human Resources Committee completed that process and engaged Frederic W. Cook & Co., Inc. (the “Current Independent Compensation Consultant” and, together with the Former Independent Compensation Consultant, the “Independent Compensation Consultants”) as its independent compensation consultant.

After consideration of the independence assessment factors provided under the listing standards of The Nasdaq Global Select Market, the Human Resources Committee determined that the Independent Compensation Consultants are independent and that the work that each performed in 2020 did not raise any conflicts of interest.

Determination of Annual Base Salaries

In establishing 2020 base salaries of the Company’s executives, the Human Resources Committee strived to reflect the external market value of a particular role as well as the experience and qualifications that each incumbent brings to the role. The primary purpose of the Company’s base salaries is to pay a fair, market competitive rate in order to attract and retain key executives. Base salary adjustments generally are considered annually and are awarded based on individual performance, level of responsibilities, competitive data from the Peer Group reviews, employee retention efforts, annual salary budget guidelines and the Company’s overall compensation philosophies discussed above. Base salaries are targeted to the 50th percentile of the salaries paid by the Peer Groups for a comparable role in order to ensure that the Company is able to compete in the market for outstanding employees without unduly emphasizing fixed compensation, but may be higher or lower based on individual performance, experience, additional responsibilities and other factors.

The starting point for the Human Resources Committee in establishing 2020 base salaries and annual incentive awards at the beginning of 2020 was to review the salaries, target annual cash (at 100% achievement) and total direct compensation of the executive officers against these same compensation levels for comparable positions in the Peer Groups. Once the Human Resources Committee established the appropriate range for base salaries, the Human Resources Committee adjusted the base salary of the individual executive officer based on consideration of several factors, including individual performance, Company performance, the experience level of the executive, the nature and breadth of the executive’s responsibilities, and retention considerations.

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The approved annual base salaries which were effective as of January 1, 2020 and January 1, 2019 for the NEOs, other than as noted below, are as follows:

Name	2020 Annual Base Salary	2019 Annual Base Salary		Change (%)
Donald M. Casey Jr.	$1,000,000	$925,000		8.1	%(1)
Jorge M. Gomez	$747,000	$725,000		3%
Keith J. Ebling	$700,500	$680,000		3%
Walter Petersohn(2)	$449,051	$435,860		3%
Lisa M. Yankie	$443,000	N/A	(3)	N/A	(3)
William E. Newell(4)	$503,500	$489,000		6%

(1)

This increase was approved because of the strong financial performance of the Company in 2019, the progress against the Company’s strategic restructuring goals during the year and to address that Mr. Casey’s compensation was positioned between the 25th and 50th percentiles of the healthcare equipment peer group.

(2)	Amounts shown have been converted from Euros using the average rate of $1.147 to €1.

(3)	Ms. Yankie was not a named executive officer of the Company in 2019.

(4)	Mr. Newell served as Senior Vice President, Chief Segment Officer until June 30, 2020.

As discussed earlier, with the onset of the COVID-19 pandemic, our senior executives acted swiftly to help the Company conserve cash and maintain liquidity. Specifically, for ninety days beginning in April 2020, Mr. Casey voluntarily reduced his base salary to only the portion necessary to fund health plan contributions and meet certain other legal requirements and the other NEOs voluntarily reduced base salaries by 25%. Please see the “Summary Compensation Table” below for actual base salaries paid to the NEOs during 2020.

Determination of Annual Incentive Award Opportunities

Rationale

As discussed above under “Compensation Philosophy and Objectives,” the Human Resources Committee believes in the importance of having a significant portion of an executive’s total annual cash compensation tied to the annual performance of the Company and its businesses. It was intended that this component of the total compensation opportunity be competitive with the market, but that it would also reward executives with above-market pay for exceptional performance and similarly, pay would fall below market for performance that fails to meet the objectives established by the Human Resources Committee. The Human Resources Committee believes that employees in higher level positions should have a higher proportion of their total compensation delivered through pay-for-performance cash incentives in order for their total annual compensation to be more significantly correlated, both upward and downward, to the Company’s performance. The Human Resources Committee believes this approach helps to align the compensation and objectives of the executives with the Company and its stockholders.

Process

The Human Resources Committee annually reviews and establishes compensation threshold, target and maximum performance and payout levels for annual incentive opportunities applicable for the performance year. These levels generally are established at the beginning of the performance year in connection with the approval of the Company’s budget for such year. In 2020, the targets were again reviewed. In establishing the target payouts, the Human Resources Committee evaluated the compensation levels in the Peer Groups. The Human Resources Committee established performance targets for the executive officers, which if achieved at the 100% level, would result in annual incentive payouts that, in combination with base salary, would be competitive in the 50th percentile range of the total

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annual cash compensation of comparable positions in the Peer Groups. If the Company exceeds the targets established by the Human Resources Committee, the executives are rewarded with higher annual incentive payouts and if the Company falls below the targets, the executives’ bonuses are reduced below the 100% target level, including possibly to zero. The general principle in setting targets and measuring performance is that management is responsible and accountable for achieving the annual financial results and strategic priorities of the Company.

2020 Annual Incentive Targets

Consistent with the principles outlined above, for 2020, the annual incentive targets for the NEOs ranged from 60% to 125% of base salary depending on the executive’s position, as set forth below.

Name	Target Annual Incentive Payout as Percent of Salary
Donald M. Casey Jr.	125%
Jorge M. Gomez	75%
Keith J. Ebling	75%
Walter Petersohn	65%
Lisa M. Yankie	60%
William E. Newell(1)	70%

(1)	Mr. Newell served as Senior Vice President, Chief Segment Officer until June 30, 2020.

2020 Annual Incentive Performance Measures

The Human Resources Committee, and the independent members of the Board in the case of the CEO, at the beginning of 2020, determined the specific performance measures and other terms and conditions of awards for executives covered under the Company’s Annual Incentive Plan, and the weight attributable to each performance metric for the NEOs. The specific performance metrics included financial measures, such as organic growth, adjusted income and adjusted free cash flow, which made up 80% of the Company’s Annual Incentive Plan, and Corporate Strategic Objectives, including headcount and expense, talent and employee engagement, which made up 20% of the Company’s Annual Incentive Plan.

However, subsequent to the adoption of the 2020 Annual Incentive Plan (the “Original Bonus Plan”), the disruption in global dental services markets resulting from the COVID-19 pandemic severely impacted demand for the Company’s products. As a result, the Human Resources Committee determined that the performance targets in the Original Bonus Plan were no longer appropriate to properly motivate the Company’s key executives to achieve its goals and objectives, and therefore the Human Resources Committee terminated the Original Bonus Plan and adopted a new 2020 incentive plan for the Company’s key executives, including its named executive officers (the “Revised Bonus Plan”). The Revised Bonus Plan, which supersedes and replaces the Original Bonus Plan, focuses on incentivizing executives to find opportunities to reduce the Company’s expenses through restructuring and other cost-cutting measures and to implement certain key growth initiatives to position the Company to achieve its objectives in 2021 and beyond.

The Revised Bonus Plan provides for potential cash incentive payments based on achievement of performance criteria during the third and fourth quarters of 2020. The funding level for the Revised Bonus Plan is dependent upon the Company’s earnings before interest, tax, debt and amortization (“EBITDA”) for the second half of 2020, adjusted for restructuring activities, with a minimum specified EBITDA required for any funding of the Revised Bonus Plan. Upon achievement of the EBITDA objectives that result in funding of the Revised Bonus Plan at any level, the Human Resources Committee then evaluated strategic objectives related to restructuring and growth initiatives retaining the ability to use its negative discretion to pay the cash incentive at a level that is lower than the payout based solely on the EBITDA objectives to the extent that all of the strategic objectives are not achieved. The target payouts as percentages of salary remained consistent with the Original Bonus Plan. However, since the Revised Bonus Plan is based only on the performance of the Company during the second half of 2020, the payout amounts are prorated for the partial year and

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are accordingly fifty percent (50%) of the amounts that could have been earned under the Original Bonus Plan. In light of the 50% reduction in target opportunity, the Human Resources Committee determined to not reflect COVID-19 base salary reductions in the revised target award calculation to avoid imposing a “double penalty.”

Name	Original Bonus Plan Target Annual Incentive Payout as Percent of Salary	50% Reduction	Revised Bonus Plan Target Annual Incentive Payout as Percent of Salary
Donald M. Casey Jr.	125%		62.5%
Jorge M. Gomez	75%		37.5%
Keith J. Ebling	75%		37.5%
Walter Petersohn	65%		32.5%
Lisa M. Yankie	60%		30.0%
William E. Newell(1)	70%		35.0%

Financial Objective and Funding Mechanism/Determination

The funding levels for the achievement of the performance criteria range from 0% to 125% of the second half target payout (0% to 62.5% of the full year target payout), depending on the achievement of such criteria. Under the Original Bonus Plan, the maximum payout opportunity was 200% of the target payout.

	Adjusted EBITDA(1)	Revised Funding Level
Threshold	$100 million	50%
Target	$150 million	100%
Stretch	$250 million	125% (reduced from 200%)

(1)

Adjusted EBITDA means earnings before interest, taxes, depreciation and amortization, adjusted for restructuring activities, for the period from July 1, 2020 to December 31, 2020. Funding levels associated with Adjusted EBITDA outcomes between the Threshold and Target levels, and between the Target and Stretch levels, will be calculated using straight line interpolation. Below the Threshold level, the pool will not be funded and the funding of the pool is capped at 125%. Please see Appendix A – “Adjusted EBITDA Reconciliation – AIP Measurement” for a reconciliation of Adjusted EBITDA to the corresponding GAAP information.

Strategic Objectives for Consideration After Funding is Determined

The strategic objectives considered, after the financial objective determines the quantitative funding of the bonus pool, are:

(1)

Restructuring – To develop and begin to implement the second phase of the restructuring plan to achieve $50 million in incremental annual operating expense savings, inclusive of product and portfolio shaping activities; and

(2)	Key Growth Initiatives – To implement key growth initiatives relating to digital dentistry and procedure-based selling.

2020 Financial Objective Achievement and Funding Mechanism/Determination

	Target	Actual	Funding Level
Adjusted EBITDA(1)	$100 million	$514 million	125%

(1)

Adjusted EBITDA means earnings before interest, taxes, depreciation, and amortization, adjusted for restructuring activities, for the period from July 1, 2020 to December 31, 2020. Please see Appendix A – “Adjusted EBITDA Reconciliation – AIP Measurement” for a reconciliation of Adjusted EBITDA to the corresponding GAAP information.

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While the Revised Bonus Plan financial objective was achieved at a payout level of 125% of target (or 62.5% of the Original Bonus Plan), in February 2021, the Board and the Human Resources Committee exercised its negative discretion to reduce such payout to 100% of target (or 50% of the Original Bonus Plan) in recognition of the weakness in the general economic environment and corresponding reduced demand for dental products.

	Original Bonus Plan Target ($ or €)	Reduction%	Revised Bonus Plan Target ($ or €)	Funding Level	Actual Payout Level	Revised Bonus Plan Payout ($ or €)	Payout as % of Base Salary
Donald M. Casey Jr.	$1,250,000	50%	$625,000	125%	100%	$625,000	62.5%
Jorge M. Gomez	$560,250	50%	$280,125	125%	100%	$280,100	37.5%
Keith J. Ebling	$525,376	50%	$262,688	125%	100%	$262,700	37.5%
Walter Petersohn(1)	$291,883	50%	$145,941	125%	100%	$145,898	32.5%
Lisa M. Yankie	$265,800	50%	$132,900	125%	100%	$132,900	30.0%
William E. Newell	$352,450	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Amounts shown have been converted from Euros to U.S. dollars using the average rate of $1.147 to €1

Determination of Annual Equity Incentive Compensation

The third principal component in the 2020 annual total compensation for the Company’s executives was the award of equity incentives. Our annual long-term incentive program was designed to reward long-term performance and is comprised of three components in 2020:

Annual Compensation

•	Performance-based restricted stock unit (“PRSU”) awards based on accomplishment of specific three-year performance objectives.

•	Stock option awards designed to reward stock price growth; and

•	Time-based restricted stock unit (“RSU”) awards.

The Human Resources Committee believes that equity incentive compensation serves an essential purpose in: (i) attracting and retaining senior executives, (ii) providing them with long-term incentives to maximize stockholder value, (iii) aligning the interests of the executive officers with those of our stockholders, and (iv) incentivizing the ongoing efforts required by the executive team to achieve the successful execution of the strategic plan and the restructuring of the Company and to further link the compensation of executives to the value created for stockholders. A strong performance-based link is created between stockholder value and executive pay through (i) the long-term performance objectives and stock price performance of the PRSUs, (ii) the fact that stock options gain value to the executive only when and to the extent that share price exceeds the exercise price of the option, and (iii) RSUs gain and lose value in the same way and extent as experienced by the stockholders.

Equity Award Grant Practices

Long-term incentive awards for executive officers generally are made annually, as part of the total remuneration approach to executive compensation. In 2020, the annual awards were made in March. All grants made in 2020 were pursuant to the DENTSPLY SIRONA Inc. 2016 Omnibus Incentive Plan (as amended, the “Omnibus Plan”).

Annual Equity Award Guidelines and Grant Allocations

Guidelines for the size and type of awards were developed based upon, among other factors, the review of the Peer Group data, input from the Former Independent Compensation Consultant, shares available for grant under the Equity Incentive Plans, the executive’s position in the Company, his or her contributions to the Company’s objectives, and total

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direct compensation, as compared to the Peer Groups. Equity awards comprised a larger portion of the NEOs’ compensation to more closely align their compensation and interests with the interests of stockholders. The Human Resources Committee also took into consideration the Company’s performance against its business and financial objectives and its strategic plan, and individual performance, as well as the allocation of overall share usage under the Company’s equity incentive plans.

Annual equity grants to all NEOs made in 2020 were allocated, assuming annualized expected value of total equity incentive compensation at target performance attainment, as follows:

The split between stock options, RSUs, and PRSUs was based both on comparisons to the market and the overall risk/reward tradeoff. As the Peer Group data varies somewhat by position, the Human Resources Committee generally targeted the equity incentive compensation at or near the median of the Peer Group at target performance, with an opportunity for incentive compensation to exceed the median if performance is above target.

Annual Equity Compensation

PRSUs (50% of target total annual equity value)

Annual PRSUs awarded in 2020 provided for cliff vesting after three (3) years dependent upon the achievement of certain targets, with 80% based on a three (3) year performance measure of a specified cumulative non-GAAP EPS target and 20% based on total shareholder return (“TSR”) relative to the S&P 500 index.

The SEC rules provide that the Company does not have to disclose confidential financial information if doing so would result in competitive harm to the Company. The specified cumulative non-GAAP EPS targets are maintained by the Company as confidential and proprietary information and, therefore, the Human Resources Committee believes that disclosure of such information prior to completion of the performance period would result in competitive harm to the Company.

The following table sets forth the Company’s TSR performance and payout range for 2020 grants measured over the period of January 1, 2020 to December 31, 2022, relative to the TSR of the S&P 500 companies:

TSR(1)(2)	Threshold		Target		Maximum
Percentile of Peer Group	25	th	50	th	75	th
Payout	50%		100%		200%

(1)	TSR is defined to include stock price appreciation and dividends paid over the relevant period.

(2)	Measurement period of December 31, 2019 to December 31, 2022.

The actual number of shares awarded is calculated by interpolating the actual performance between the various target levels on a straight-line basis. PRSUs were granted with dividend equivalent rights subject to the same conditions and vesting periods as the PRSUs. Further details regarding PRSU grants to the 2020 NEOs are provided below under “Executive Compensation Tables – 2020 Grants of Plan-Based Awards.”

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Options (25% of target total annual equity value)

Stock options were granted at the closing price on the day of the grant and accordingly, will have value only if the market price of the Company’s common stock increases after the grant date. The 2020 stock option grants vest and become exercisable over three years—one-third on each of the first three anniversaries following grant—and are exercisable for a maximum of ten years from the grant date, subject to earlier expiration in the event of certain terminations of employment. The Company’s stock options are typically approved at the Board meeting in February each year (in 2020, the grant was made in March), with a grant date that is generally three trading days after the Company’s report of financial results for the prior year. Any grants for newly hired executive officers are typically approved following the executive officer’s employment date and grants generally occur three trading days after the Company’s report of quarterly financial results. Further details regarding option grants to the 2020 NEOs are provided below under “Executive Compensation Tables Grants of Plan-Based Awards.”

RSUs (25% of target total annual equity value)

RSUs awarded in 2020 vest over three years—one-third on each of the first three anniversaries following grant—unless otherwise specified in an employment agreement. RSUs were granted with dividend equivalent rights subject to the same conditions and vesting periods as the RSUs. Further details regarding RSU grants to the 2020 NEOs are provided below under “Executive Compensation Tables” — “2020 Grants of Plan-Based Awards.”

The following table sets forth the individual and target total values of annual equity awards for each Named Executive Officer:

Named Executive Officer	PRSU Target Value	Stock Option Value	RSU Value	Total Target Value
Donald M. Casey Jr.	$2,782,293	$1,382,024	$1,375,017	$5,539,334
Jorge M. Gomez	$1,062,328	$527,536	$524,996	$2,114,860
Keith J. Ebling	$733,532	$364,060	$362,484	$1,460,076
Walter Petersohn	$328,796	$163,476	$162,512	$654,784
Lisa M. Yankie	$282,763	$140,409	$139,741	$562,913
William E. Newell(1)	$328,796	$163,476	$162,512	$654,784

(1)	Mr. Newell served as Senior Vice President, Chief Segment Officer until June 30, 2020.

2018-2020 PRSU Awards

The 2018-2020 PRSUs paid out based on three (3) year cumulative performance measures.

2018-2020 Performance Restricted Stock Units
Performance Metric	Metric Weight	Threshold (70%)	Target (100%)	Maximum (200%)	Result	Achievement %	Weighted Result
Cumulative Non-GAAP EPS	80%	$8.33	$8.99	$9.69	$6.25	0%	0.0%
Performance Metric	Metric Weight	Threshold (50%)	Target (100%)	Maximum (200%)	Result	Achievement %	Weighted Result
Total Shareholder Return	20%	25th	50th	75th	27th	54.9%	11.0%

(1)

Cumulative Non-GAAP EPS is a non-GAAP financial measure which excludes certain items. Please see Appendix A – “Cumulative Non-GAAP EPS Reconciliation – 2018-2020 PRSU Awards” for a reconciliation of Cumulative Non-GAAP EPS to the corresponding GAAP information.

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The underperformance during the period resulted from a number of factors, including the negative impact on 2018 results due to changes in equipment inventory levels at certain distributors, and the impact of the COVID-19 pandemic in 2020. The following table sets forth the 2018-2020 PRSUs granted to NEOs and the resulting earned number of shares.

Named Executive Officer	2018-2020 PRSUs Granted	2018-2020 PRSUs with Dividend Equivalent Rights	Earned Shares with Dividend Equivalent Rights
Donald M. Casey Jr.	44,350	45,362	4,981
Jorge M. Gomez	N/A	N/A	N/A
Keith J. Ebling	12,861	13,155	1,444
Walter Petersohn	4,281	4,362	479
Lisa M. Yankie	N/A	N/A	N/A
William E. Newell(1)	5,712	5,840	641

(1)	Mr. Newell served as Senior Vice President, Chief Segment Officer until June 30, 2020.

One-Time Compensation Awards

The Board and the Human Resources Committee retain the discretion to approve, and from time to time make, awards of compensation to executives outside of the typical annual cycle or otherwise on a one-time basis, such as new hire arrangements, promotional awards, and other one-time special awards and compensation arrangements for retention and incentive purposes.

No one-time compensation awards were made in 2020.

One-Time 2019 Operating Margin Transformation Incentive Plan PRSU Awards

As a result of the successful implementation of the Company’s ongoing restructuring plan and the 2019 Operating Margin Transformation Incentive Plan, for the four quarter period ended December 31, 2019 and, subsequently, for the four quarter period ended March 31, 2020, the Company achieved an adjusted operating margin greater than 18% at the end of 2019. Consequently, 50% of the performance restricted stock units granted in connection with the 2019 Operating Margin Transformation Incentive Plan vested in May 2020. Subject to the performance conditions being met, the One-Time 2019 Operating Margin Transformation Incentive Plan PRSU Awards may continue to vest at incrementally higher payout levels through the end of the applicable performance period as previously disclosed.

The Company achieved an adjusted operating margin of 22.0% and 23.2% in the third and fourth quarters of 2020, respectively. The increased operating margin significantly contributed to cash flows and the Company’s improved 2019 Non-GAAP Operating income of $742.1 million as compared to a Non-GAAP Operating Income of $614.2 million in 2018. The Company partially mitigated the impacts of COVID-19 on sales volumes through cost reduction efforts in 2020 and delivered $537 million of Non-GAAP Operating Income.

We view this as strong evidence that the 2019 Operating Margin Transformation Incentive Plan demonstrates pay for performance in action and is working to support our comprehensive approach to improving our performance and overcoming historical challenges. We continue to believe that the 2019 Operating Margin Transformation Plan is an integral part of ensuring that our leadership team is focused on the objectives of our transformation and that they are rewarded for its achievement.

The Human Resources Committee believes that the 2019 Operating Margin Transformation Incentive Plan PRSU Awards properly and sufficiently incentivizes the ongoing efforts required by the executive team to achieve successful execution of the strategic and restructuring plans of the Company and provides compensation to the executive team only to the extent that value is created for stockholders. Given the unique nature of the restructuring plan and Company priorities, the Human Resources Committee does not currently intend to grant a similar one-time equity award in the future.

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Other Compensation Matters

Post-Termination Arrangements

Termination of Employment

The Company has entered into employment agreements or offer letters with all of the 2020 NEOs, which include certain post-termination arrangements. The Human Resources Committee determined that this is in the best interest of the Company in order to ensure executives focus on serving the Company and stockholder interests without the distraction of possible job and income loss. Details regarding the post-termination arrangements are set forth below under “Employment Agreements/Offer Letters and Potential Payments Upon Termination or Change in Control”: “–Payments Made Upon Termination,” “–Payments Made Upon Retirement,” “–Payments Made Upon Termination with Good Reason by the Executive Officer or Termination by the Company without Cause,” “–Payments Made Upon Termination by the Company without Cause,” “–Termination Upon Death” and “–Termination Upon Disability.”

Details regarding potential payment adjustments in the event that payments or benefits to a NEO would be considered an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), are provided below under “Employment Agreements/Offer Letters and Potential Payments Upon Termination or Change in Control Certain Adjustments in Payments to Executive Officers.”

Details regarding the estimated amounts that each NEO would receive in the event of a termination are set forth below under “Estimated Payments Payable to a NEO Upon Termination or Change in Control.”

Termination following Change in Control

The Human Resources Committee believes that certain executive officers, including certain NEOs, who are terminated without “Cause” (as defined in the employment agreements or offer letters, as applicable) or elect to resign with “Good Reason” (as defined in the employment agreements) within two years of a change in control (as defined in the employment agreements) of the Company should be provided separation benefits. These benefits are intended to ensure that those executives focus on serving the Company and stockholders during the pendency of a potential change in control transaction or activity without the distraction of possible job and income loss.

The Company’s change in control benefits were viewed as consistent with the practices of companies with whom the Company competes for talent, and are intended to assist in retaining executives and recruiting new executives to the Company. As of the close of a transaction that results in a change in control of the Company, in accordance with the Equity Incentive Plans, all outstanding equity grants awarded as part of the Company’s equity incentive compensation program become available to executives – that is, restrictions on all outstanding restricted stock units lapse and all non-exercisable stock options become exercisable – in the event of a termination as described in the preceding paragraph, or in the event any outstanding award is not assumed or substituted in connection with the change in control.

Details regarding arrangements in the event of termination following a change in control are set forth below under “Employment Agreements/Offer Letters and Potential Payments Upon Termination or Change in Control” “–Payments Made Upon Termination of Employment within Two (2) Years after a Change in Control by the Executive Officer with Good Reason or by the Company without Cause.”

Details regarding the estimated amounts that each NEO would receive in the event of a termination following a change in control are set forth below under the heading “Estimated Payments Payable to a NEO Upon Termination or Change in Control.”

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Retirement and Other Benefits

The Company also maintained standard benefits consistent with those offered by other major corporations and which are generally available to all of the Company’s full-time employees (subject to meeting basic eligibility requirements). The benefits described below are for U.S. employees, however, similar benefits are provided to non-U.S. employees based on local law and benefit programs.

Employee Stock Ownership Plan and 401(k) Plans

Dentsply Sirona offered retirement benefits to its eligible U.S. employees through tax-qualified plans, including an employee and employer-funded 401(k) Savings Plan known as the Dentsply Sirona Inc. 401(k) Savings and Employee Stock Ownership Plan. In 2018, the NEOs, who met the eligibility requirements, participated in these plans, and the terms governing the retirement benefits under these plans for them were the same as those applicable to other eligible employees in the U.S. Similarly situated employees, including our executive officers, may have materially different account balances because of a combination of factors: the number of years that the person has participated in the plan; the amount of money contributed; and the investments chosen by the participant with regard to those plans providing for participant investment direction. These plans do not involve any guaranteed minimum returns or above-market returns as the investment returns are dependent upon actual investment results. Employees direct their own investments in the 401(k) Savings Plan.

Supplemental Executive Retirement Plan and Supplemental Savings Plan

The Company maintained a very limited number of benefit programs that were only available to the NEOs and other senior U.S. employees qualifying for eligibility based on level in the organization and time in role. Such benefits include a Supplemental Executive Retirement Plan (“SERP”) and the Supplemental Savings Plan (“SSP”). The purpose of the SERP is to provide additional retirement benefits for a limited group of management employees, including the NEOs, whom the Human Resources Committee concluded were not receiving competitive retirement benefits. Credits equal to 11.7% of total annual cash compensation (base salary and any annual incentive awards), reduced by Company contributions to the 401(k) Savings and ESOP, are allocated to the participants’ accounts. No actual funds are put aside for participants in the SERP and the participants are general creditors of the Company for payment of the benefits upon retirement or termination of employment from the Company. Participants can elect to have these benefits administered as savings with interest or stock unit accounts with dividends, with stock units being distributed in the form of common stock at the time of distribution. Upon retirement or termination for any reason, participants in the SERP are paid the benefits in their account based on an earlier distribution election.

The SSP is a deferred compensation plan that allows management employees of the Company to elect to defer a portion of their base salary and annual incentive bonus for payment at a future time. Deferred amounts are not funded by the Company but are a general obligation of the Company to administer and pay as set forth in the SSP. The SSP is administered by T. Rowe Price, the Administrator of the Company’s retirement plans, and participants have the right to elect investment options for the deferred funds (except that executive officers may not defer into Company stock because of implications under Section 16 of the Exchange Act), which are tracked by the Administrator.

Healthcare and Welfare Benefits

Company healthcare, life insurance and other employee welfare benefits are similar for all eligible employees, including the NEOs. Typically, the Company has shared the cost of health and welfare benefits with its employees, a cost that is dependent on the level of benefits coverage that each employee elects. The Company also provides other benefits such as medical, dental and life insurance to each NEO, in a similar fashion to those provided to other U.S. based Dentsply Sirona employees.

Executive Stock Ownership Guidelines

Because the Human Resources Committee believes in further linking the interests of management and the stockholders, the Company maintains stock ownership guidelines for its executives. The guidelines specify the number of shares that

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the Company’s executive management are required to accumulate and hold until the stock ownership guidelines are met. Once in the position, the executive has five (5) years to meet the requirement. During such time, and until the guidelines are met, the executive will be required to hold 100% of the shares vested from RSUs and PRSUs (net of tax). “Stock ownership” is defined to include stock owned by the officer directly, stock owned indirectly through the Company’s retirement plans, including the 401(k) Savings and Employee Stock Ownership Plan (“ESOP”), SERP and salary and/or bonus deferral into the SSP, and equity awards pursuant to the equity incentive program, other than stock options and PRSUs until after their performance criteria is met. Under the current guidelines established by the Human Resources Committee, executives are required to own Company common stock equal in value to a multiple of their base salary, as set forth below:

Executive Chairman (if applicable) and Chief Executive Officer	5X
Executive Vice Presidents	3X
Senior Vice Presidents	2X
Group Vice Presidents and Vice Presidents	1X

Notwithstanding the foregoing, if an executive fails to meet the applicable ownership threshold solely due to share price decline caused by circumstances outside of the Company’s control, the executive will not be required to acquire additional shares to meet the threshold and will be deemed to be compliant with these guidelines, so long as such executive has not sold or otherwise transferred any shares (other than shares withheld to pay withholding taxes or exercise price of stock options) until the executive again meets the applicable threshold. The Human Resources Committee shall determine the applicability of this provision in individual circumstances.

All NEOs for 2020 were in compliance with the stock ownership guidelines as of the end of 2020.

Hedging and Pledging of Company Stock

Short sales of Company securities (a sale of securities which are not then owned) and derivative or speculative transactions in Company securities are prohibited under the Company’s insider trading policy. No director, officer or other designated insider is permitted to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engage in transactions, that speculate on, hedge or offset, or are designed to speculate on, hedge or offset, any increase or decrease in the market value of the Company securities. In addition, directors, officers, and other designated insiders are prohibited from holding Company securities in margin accounts or pledging Company securities.

Compensation Recoupment Policy

In the event of either (1) a restatement of the Company’s financial statements due to material noncompliance with applicable financial reporting requirements, or (2) material financial, operation or reputational harm to the Company caused by an executive officer’s breach of law or the Company’s policies or his or her failure, in violation of his or her duties, to manage or monitor conduct or risks, the Board will consider whether any executive officer received compensation based on the original financial statements because it appeared he or she achieved financial performance targets which in fact were not achieved based on the restatement. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct.

Possible actions of the Board may include the following: (i) the recoupment of all or part of any bonus or other compensation paid to the executive officer that was based upon the achievement of financial results that were subsequently restated, (ii) disciplinary actions, up to and including termination, and/or (iii) the pursuit of other available remedies.

The Board plans to amend this policy to account for any requirements imposed by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law.

54    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION

Assessment of Risk

We do not believe that our compensation program, including the executive compensation program, encourages excessive or inappropriate risk-taking. A significant portion of our executive compensation program is performance-based, and, while appropriate risk-taking is a necessary component of growing a business, the Human Resources Committee and management have focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards that could incentivize actions with undue long-term risks. Examples of such features of our compensation program include:

•

Emphasis on Long-Term Equity Incentive Compensation; Overlapping Vesting Periods. The largest percentage of total target direct compensation for our NEOs is provided through long-term equity incentive compensation, which vests over a period of years. This vesting period encourages our senior executives to focus on sustaining and enhancing our Company’s long-term performance. Long-term equity incentive awards are also made annually so that our senior executives always have unvested equity awards that could significantly decrease in value if our business is not appropriately managed for the long-term.

•

Performance-Based Restricted Stock Units. A significant portion of the long-term equity incentive compensation of our named executive officers consists of performance-based restricted stock units (“PRSUs”). PRSU payouts are tied to the achievement of certain performance measures, which encourages focus on sustaining our long-term performance. These awards also have overlapping performance periods, so that any risks taken to increase the payout under one award could jeopardize the potential payout under other awards.

•

Performance Measures. A significant portion of awards are made based on the achievement of a variety of balanced performance measures, including financial, strategic objectives and relative total shareholder returns measured over varying timeframes which diversifies the risks associated with any single indicator of performance. We believe these measures are affected by management decisions and correlate to the creation of stockholder value over the long-term.

•	Performance Goals. Tied to both annual and longer-term strategic plans that are approved by the Board of Directors.

•

Role of Human Resources Committee. Members of the Human Resources Committee approve the final payout of the annual incentive awards for our NEOs following a review of executive and Company performance. Final payout for the CEO is ratified by the Board.

The Human Resources Committee also reviews certain of the Company’s compensation and incentive plans available to employees other than our NEOs to, among other things, prevent unnecessary risk taking under such plans.

•

Stock Ownership Guidelines. Our stock ownership guidelines require our executive management to hold a certain amount of Company stock. This requirement ensures that they will have a significant amount of personal wealth tied to the long-term performance of our stock.

•

Compensation Recoupment Policy. We have a compensation recoupment policy applicable to our executive officers. In the event of (1) a restatement of the Company’s financial statements due to material noncompliance with applicable financial reporting requirements, or (2) material financial, operation or reputational harm to the Company caused by an executive officer’s breach of law or the Company’s policies or his or her failure, in violation of his or her duties, to manage or monitor conduct or risks, the Board will consider whether any executive officer received compensation based on the original financial statements because it appeared he or she achieved financial performance targets which in fact were not achieved based on the restatement. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct. Possible actions of the Board may include the recoupment of all or part of any bonus or other compensation tied to such financial results; disciplinary actions; and/or the pursuit of other available remedies

In summary, we have structured our compensation program so that a considerable amount of the wealth of our senior executives is tied to the long-term health and performance of our Company. We seek to provide incentives for our senior executives to manage for long-term performance while safeguarding our stockholders from inappropriate incentive-based compensation payments in the event of financial restatement. We also seek to avoid the type of disproportionately large short-term incentives that could encourage senior executives to take risks that may not be in the best interests of our stockholders. We believe this combination of factors encourages our senior executives to manage our Company in a prudent manner

DENTSPLY SIRONA INC. – Proxy Statement     55

EXECUTIVE COMPENSATION

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a “covered employee,” which includes the company’s chief executive officer, its chief financial officer, and its three most highly compensated executive officers (other than the chief executive officer and the chief financial officer). A “covered employee” also includes any individual who was a covered employee in any taxable year beginning after December 31, 2016, so that once an employee is covered under Section 162(m) for any year, that individual will continue to be covered for all future years. The Human Resources Committee believes that tax deduction limitations should not compromise our ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in compensation that is not deductible for federal income tax purposes. To maintain flexibility in compensating executive officers in a manner designed to promote our corporate goals, the Human Resources Committee has not adopted a policy requiring all compensation to be deductible. The Human Resources Committee intends to use its business judgment to authorize compensation payments to the Company’s executives that may be subject to the Section 162(m) deduction limit when the Human Resources Committee believes such payments are appropriate and in the best interests of the Company and our stockholders.

Termination Benefits for Former NEOs

Mr. Newell first joined the Company in February 2005 and most recently served as Senior Vice President, Chief Segment Officer until June 30, 2020. For a summary of termination benefits for Mr. Newell, see “Employment Agreements/Offer Letters and Potential Payments Upon Termination or Change in Control — Payments Made to Mr. Newell Upon Departure” beginning on page 76.

56    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION

Human Resources Committee Report on Executive Compensation

The Human Resources Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis section of this Proxy Statement. Based on such review and discussions, the Human Resources Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE HUMAN RESOURCES COMMITTEE

Willie A. Deese, Chair

Betsy D. Holden

Arthur D. Kowaloff

Gregory T. Lucier

DENTSPLY SIRONA INC. – Proxy Statement     57

EXECUTIVE COMPENSATION TABLES

The following table sets forth the compensation earned by the NEOs for the fiscal year ended December 31, 2020:

Name and Principal Position(1)	Fiscal Year	Salary(8) ($)	Bonus(9) ($)	Stock Awards(10) ($)	Option Awards(11) ($)	Non-Equity Incentive Plan Compensation(12) ($)	All Other Compensation(13) ($)	Total ($)
Donald M. Casey, Jr.(2) Chief Executive Officer	2020	777,439	—	4,157,311	1,382,024	625,000	225,094	7,166,868
	2019	925,000	—	8,222,964	1,000,054	1,110,000	108,225	11,366,243
	2018	818,562	500,000	7,825,274	1,823,446	—	371,260	11,338,542
Jorge M. Gomez(3) Executive Vice President, Chief Financial Officer	2020	703,904	—	1,587,324	527,536	280,100	438,226	3,537,090
	2019	254,247	1,100,000	8,171,764	524,632	190,700	56,699	10,298,042
Keith J. Ebling(4) Executive Vice President, General Counsel & Secretary	2020	660,087	—	1,096,016	364,060	262,700	139,988	2,522,851
	2019	680,000	—	2,980,823	362,150	510,000	79,560	4,612,533
	2018	680,000	—	1,123,807	441,325	—	84,189	2,329,321
Walter Petersohn(5) Senior Vice President, Chief Commercial Officer	2020	536,927	—	491,308	163,476	145,898	221,392	1,559,001
	2019	595,281	—	2,023,767	162,139	272,108	57,115	3,110,410
Lisa M. Yankie(6) Senior Vice President, Chief Human Resources Officer & Communications	2020	417,442	—	422,504	140,409	132,900	56,164	1,169,419
William E. Newell(7) Senior Vice President, Chief Segment Officer	2020	223,205	—	491,308	163,476	—	2,088,167	2,966,156
	2019	479,679	—	2,148,766	162,139	342,300	275,758	3,408,642
	2018	442,776	205,000	484,950	189,407	79,800	74,282	1,476,215

(1)	Principal positions are the positions held at the end of 2020.

(2)	Mr. Casey joined the company as Chief Executive Officer effective February 12, 2018.

(3)	Mr. Gomez joined the company as Executive Vice President and Chief Financial Officer effective August 26, 2019.

(4)	Mr. Ebling joined the Company as Executive Vice President, General Counsel and Secretary effective October 10, 2017.

(5)	Mr. Petersohn has been with the Company since October 1, 2007. Effective August 6, 2018, he was appointed Senior Vice President and Chief Commercial Officer.

(6)	Ms. Yankie joined the Company as Senior Vice President and Chief Human Resources Officer and Communications effective October 28, 2019.

(7)	Mr. Newell has been with the Company since February 7, 2005. He was appointed Senior Vice President and Chief Segment Officer effective August 6, 2018 through June 30, 2020.

(8)

Compensation paid to Mr. Casey reflects the period of voluntary salary reduction beginning in April 2020, which reduced his salary to only the portion necessary to fund health plan contributions and meet certain other legal requirements. Compensation paid to Messrs. Gomez, Ebling, Petersohn, Newell and Ms. Yankie reflects the period of voluntary salary reduction of 25% of pay beginning April 2020. Mr. Newell’s base salary reflects the amount paid for the portion of the year he served at the Company, which reflects a prorated payment of his annual base salary. The amount for Mr. Petersohn includes a one-time vacation payout of €101,083 and amounts have been converted from Euros to U.S. dollars using the average rate of Euros to U.S. dollars for the relevant year.

58    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

(9)

Bonus amount for Mr. Casey in 2018 is for a one-time cash payment at the start of his role as Chief Executive Officer. Bonus amount for Mr. Gomez in 2019 is for a one-time cash payment at the start of his role as Executive Vice President and Chief Financial Officer. Bonus amount for Mr. Newell in 2018 is for one-time cash payment related to the transition of Company Executives in 2017.

(10)

Represents the aggregate grant date fair value for PRSUs at target and RSUs granted in each respective year as computed in accordance with FASB ASC Topic 718. Mr. Casey’s stock awards of $4,157,311 include an annual grant of $1,375,017 RSUs and $2,782,294 PRSUs at target. In 2020, the number of shares that could be granted upon the conversion of the annual grant of PRSUs ranges from zero to a maximum of 2 times the target amount. The value of PRSUs assuming the highest level of performance conditions are achieved is as follows: Mr. Casey: $5,564,587; Mr. Gomez: $2,124,656; Mr. Ebling: $1,467,065; Mr. Petersohn: $657,592; Ms. Yankie: $565,527; and Mr. Newell: $657,592.

(11)

Represents the grant date full fair value of compensation costs of stock options granted during the respective year for financial statement reporting purposes, using the Black-Scholes option pricing model as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are similar to those included in Note 14, Equity, to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K.

(12)

Amounts shown represent the Company’s Annual Incentive Plan awards for services provided in 2020, 2019, 2018 that were paid in cash in 2021, 2020, 2019, respectively. The amount for Mr. Petersohn has been converted from Euros to U.S. dollars using the average rate of Euros to U.S. dollars for the relevant year.

(13)	Amounts shown are described in the “All Other Compensation” table that follows.

All Other Compensation

	401(k) Savings & ESOP Contributions(1)	SERP Contribution(2)	Relocation(3)	Car Allowance(4)	Pension(5)	Severance(6)	Total Other Compensation
Donald M. Casey, Jr.	$18,525	$206,569	$—	$—	$—	$—	$225,094
Jorge M. Gomez	$18,525	$89,436	$330,265	$—	$—	$—	$438,226
Keith J. Ebling	$18,525	$121,463	$—	$—	$—	$—	$139,988
Walter Petersohn	$—	$—	$141,100	$22,022	$58,270	$—	$221,392
Lisa M. Yankie	$18,525	$37,639	$—	$—	$—	$—	$56,164
William E. Newell	$18,525	$48,101	$11,384	$—	$—	$2,010,157	$2,088,167

(1)

Represents the 3% non-elective cash contributions and up to 3.5% of matching cash contributions by the Company into a 401(k) Savings Plan for U.S. NEOs up to the allowable statutory limit. For every dollar an employee contributes up to 6%, the employer will match 100% on the first 1% and 50% on the next 5%, for a total employer contribution opportunity of 6.5%.

(2)

Represents Company credits for the 2020 plan year to the U.S. SERP, a non-contributory retirement plan for a select group of management and/or highly compensated employees. Additional information is provided below under “Non-Qualified Deferred Compensation.”

(3)

Represents amounts for relocation expenses incurred in 2020. The relocation amount for Mr. Gomez is related to his move from Dublin, OH to Charlotte, NC. The relocation amount for Mr. Petersohn is related to his move from Salzburg, Austria to Bensheim, Germany. For Mr. Petersohn, amounts have been converted from Euros to U.S. dollars using the average rate of Euros to U.S. dollars for the relevant year. The relocation amount for Mr. Newell is related to his move from York, PA to Charlotte, NC.

(4)	Amount for Mr. Petersohn represents payment for car leases. Amounts have been converted from Euros to U.S. dollars using the average rate of Euros to U.S. dollars for the relevant year.

DENTSPLY SIRONA INC. – Proxy Statement     59

EXECUTIVE COMPENSATION TABLES

(5)

Amount for Mr. Petersohn represents Company credits for the 2020 year to the German pension program, which is a defined contribution plan. Amounts have been converted from Euros to U.S. dollars using the average rate of Euros to U.S. dollars for the relevant year.

(6)

Represents severance payment received by Mr. Newell pursuant to his Separation and Release of claims Agreement, which included amounts related to base salary and bonus he would have received had his employment continued through June 30, 2022, and lump sum amounts for the defined benefit plans, COBRA, attorney’s fees and a vacation payout.

2020 Grants of Plan-Based Awards

The following table reflects the terms of compensation plan-based awards granted to the NEOs in 2020:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Stock Unit Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Stock Units (3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards (4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum* (#)
Donald M. Casey, Jr.
Incentive Compensation		312,500	625,000	781,300	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	3/4/2020	—	—	—	—	—	—	28,742	—	—	1,375,017
PRSUs	3/4/2020	—	—	—	37,939	57,483	114,966	—	—	—	2,782,293
Options	3/4/2020	—	—	—	—	—	—	—	137,800	47.84	1,382,024
Jorge M. Gomez		140,100	280,100	350,200
Incentive Compensation		—	—	—	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	3/4/2020	—	—	—	—	—	—	10,974	—	—	524,996
PRSUs	3/4/2020	—	—	—	14,486	21,948	43,896	—	—	—	1,062,328
Options	3/4/2020	—	—	—	—	—	—	—	52,600	47.84	527,536
Keith J. Ebling
Incentive Compensation		131,400	262,700	328,400	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	3/4/2020	—	—	—	—	—	—	7,577	—	—	362,484
PRSUs	3/4/2020	—	—	—	10,002	15,155	30,310	—	—	—	733,532
Options	3/4/2020	—	—	—	—	—	—	—	36,300	47.84	364,060
Walter Petersohn
Incentive Compensation		72,949	145,898	182,373	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	3/4/2020	—	—	—	—	—	—	3,397	—	—	162,512
PRSUs	3/4/2020	—	—	—	4,483	6,793	13,586	—	—	—	328,796
Options	3/4/2020	—	—	—	—	—	—	—	16,300	47.84	163,476
Lisa M. Yankie
Incentive Compensation		66,500	132,900	166,100	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	3/4/2020	—	—	—	—	—	—	2,921	—	—	139,741
PRSUs	3/4/2020	—	—	—	3,856	5,842	11,684	—	—	—	282,763
Options	3/4/2020	—	—	—	—	—	—	—	14,000	47.84	140,409
William E. Newell
Incentive Compensation		N/A	N/A	N/A	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	3/4/2020	—	—	—	—	—	—	3,397	—	—	162,512
PRSUs	3/4/2020	—	—	—	4,483	6,793	13,586	—	—	—	328,796
Options	3/4/2020	—	—	—	—	—	—	—	16,300	47.84	163,476

(1)

Amounts shown represent threshold, target and maximum amounts for the 2020 Annual Incentive Plan reflecting the Revised Bonus Plan. The maximum award under the 2020 Annual Incentive Plan reflecting the Revised Bonus Plan is base salary, multiplied by the target incentive compensation percentage, multiplied by 1.25. The amount in the

60    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

“Threshold” column assumes the Company achieves the minimum performance levels required for a payout for each metric. Payments or deferrals made under the Annual Incentive Plan for 2020 are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table For Fiscal Year ended December 31, 2020.” Refer to the “Compensation Discussion and Analysis — Determination of Annual Incentive Awards” for a description of the performance measures and criteria for payment of Non-Equity Incentive Plan Compensation. The amounts for Mr. Petersohn have been converted from Euros to U.S. dollars using the average rate of Euros to U.S. dollars for the relevant year. Mr. Newell was not eligible for the Revised Bonus Plan since he was no longer in role effective July 1, 2020.

(2)

These amounts represent the number of PRSUs that may vest depending on attainment of performance targets. The amount in the “Threshold” column shows the number of shares that will be paid out, assuming the Company achieves the minimum performance levels required for a payment of shares for each metric. Performance targets and target awards are described under “Compensation Discussion and Analysis — Determination of Equity Incentive Compensation.” RSUs are credited with dividend equivalents and upon vesting are included in the stock distributed to recipients.

(3)

These amounts represent time based-vesting RSUs. RSUs are credited with dividend equivalents and upon vesting are included in the stock distributed to recipients. The terms of these grants are described under “Compensation Discussion and Analysis — Determination of Equity Incentive Compensation.”

(4)

The grant date fair value of RSUs and PRSUs, with the cumulative non-GAAP EPS metric, is the closing stock price on the date of grant of $47.84. The grant date fair value of PRSUs with the market-based metric of relative TSR uses the Monte Carlo Simulation method with a value $50.65. The grant date fair value of options uses the Black-Scholes option pricing model with a value of $10.0292. Assumptions used in the calculation of these amounts are similar to those included in Note 14, Equity, to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K.

DENTSPLY SIRONA INC. – Proxy Statement     61

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year End

The following table provides information on the stock option awards and stock awards outstanding as of December 31, 2020 for the NEOs:

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2) ($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (6) (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested (7) ($)
Donald M. Casey, Jr.
Annual Equity Grants	54,334	27,166	81,500	56.37	3/6/2028
	28,167	56,333	84,500	49.29	3/12/2029
	—	137,800	137,800	47.84	3/4/2030
						—	—
						3,985	208,635
						6,048	316,681
								32,924	1,723,897
								8,231	430,961
						13,719	718,315
								46,321	2,425,353
								11,581	606,365
						28,951	1,515,885
One-Time Equity Grants	—	40,800	40,800	56.37	3/6/2028
						—	—
						996	52,159
						38,105	1,995,177
								51,444	2,693,586

	82,501	262,099	344,600			91,804	4,806,851	150,500	7,880,162

Jorge M. Gomez
Annual Equity Grants	15,500	31,000	46,500	51.72	8/28/2029
	—	52,600	52,600	47.84	3/4/2030
								16,419	859,698
								4,104	214,911
						6,841	358,214
								17,686	926,029
								4,422	231,534
						11,054	578,781
One-Time Equity Grants						38,728	2,027,809
								34,207	1,791,077

	15,500	83,600	99,100			56,623	2,964,804	76,838	4,023,249

62    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2) ($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (6) (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested (7) ($)
Keith J. Ebling
Annual Equity Grants	38,100	—	38,100	57.57	10/10/2027
	19,734	9,866	29,600	56.37	3/6/2028
	10,200	20,400	30,600	49.29	3/12/2029
	—	36,300	36,300	47.84	3/4/2030
						—	—
						1,444	75,621
						2,192	114,778
								11,935	624,907
								2,984	156,240
						4,973	260,382
								12,212	639,433
								3,053	159,858
						7,632	399,619
One-Time Equity Grants								18,648	976,434

	68,034	66,566	134,600			16,241	850,401	48,833	2,556,873

Walter Petersohn
Annual Equity Grants	7,937	—	7,937	34.29	11/20/2022
	9,488	—	9,488	37.26	11/26/2023
	17,748	—	17,748	47.41	11/25/2024
	15,000	—	15,000	60.43	3/1/2026
	18,600	—	18,600	62.34	2/22/2027
	6,200	3,100	9,300	40.12	8/9/2028
	4,567	9,133	13,700	49.29	3/12/2029
	—	16,300	16,300	47.84	3/4/2030
						—	—
						479	25,074
						727	38,073
								5,350	280,138
								1,338	70,048
						2,230	116,761
								5,474	286,595
								1,369	71,675
						3,422	179,162
One-Time Equity Grants								15,434	808,118

	79,540	28,533	108,073			6,858	359,070	28,964	1,516,574

DENTSPLY SIRONA INC. – Proxy Statement     63

EXECUTIVE COMPENSATION TABLES

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2) ($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (6) (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested (7) ($)
Lisa M. Yankie
Annual Equity Grants	1,234	2,466	3,700	55.70	11/11/2029
	—	14,000	14,000	47.84	3/4/2030
								1,354	70,903
								338	17,699
						565	29,562
								4,708	246,512
								1,177	61,602
						2,942	154,057
One-Time Equity Grants						2,417	126,528
								5,064	265,125

	1,234	16,466	17,700			5,923	310,147	12,640	661,841

William E. Newell
Annual Equity Grants	14,500	—	14,500	45.11	2/24/2024
	13,500	—	13,500	52.00	2/23/2025
	10,400	—	10,400	55.91	2/17/2026
	9,900	—	9,900	62.34	2/22/2027
	1,500	—	1,500	55.33	8/11/2027
	8,134	4,066	12,200	56.37	3/6/2028
	534	266	800	36.71	11/13/2028
	4,567	9,133	13,700	49.29	3/12/2029
	—	16,300	16,300	47.84	3/4/2030
						—	—
						597	31,283
						—	—
						44	2,279
								5,350	280,138
								1,338	70,048
								4,240	222,007
								1,060	55,522
One-Time Equity Grants								16,719	875,413

	63,035	29,765	92,800			641	33,563	28,708	1,503,127

(1)

Except for Mr. Casey’s starting equity stock option grant, options granted become exercisable over a period of three years after the date of grant at the rate of one-third per year, except that they become immediately exercisable upon death, disability or qualified retirement. Options generally expire ten years after the date of grant under these plans. The non-exercisable stock options with the following expiration dates will vest as indicated below:

Mr. Casey’s one-time equity stock option grant of 40,800 had cliff vesting and is exercisable three years after the date of grant.

Expiration Date	Vesting Schedules
3/6/2028	Vested on March 6, 2021

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EXECUTIVE COMPENSATION TABLES

Other options granted to Messrs. Casey, Gomez, Ebling, Petersohn, Newell and Ms. Yankie vest as follows, as applicable:

Expiration Date	Vesting Schedules
3/6/2028	The remaining one-third vested March 6, 2021.
8/9/2028	The remaining one-third will vest August 9, 2021.
11/13/2028	The remaining one-third will vest November 13, 2021.
3/12/2029	One-third vested March 12, 2021 and one-third will vest March 12, 2022.
8/28/2029	One-third will vest August 28, 2021 and one-third will vest August 28, 2022.
11/11/2029	One-third will vest November 11, 2021 and one-third will vest November 11, 2022.
3/4/2030	One-third vested March 4, 2021, one-third will vest March 4, 2022 and one-third will vest March 4, 2023.

Options granted to Mr. Newell on March 4, 2020 will vest as follows:

Expiration Date	Vesting Schedules
3/4/2030	One-third vested March 4, 2021, one-third will vest March 4, 2022 and one-third will forfeit June 30, 2022.

(2)

The Company’s stock options are typically approved at the Board meeting in February each year, with a grant date that is generally three trading days after the Company’s report of financial results on Form 10-K for the prior year.

(3)	Stock options generally expire ten years after the grant date.

(4)

RSUs restrictions lapse and the units convert to shares of stock based on the schedules below, except that they become immediately vested upon death, disability or qualified retirement, as applicable. The number of RSUs include dividend equivalent rights that have accrued for dividends payable and are subject to the same conditions and vesting periods as the RSUs originally granted.

For Mr. Casey, both the annual and one-time PRSUs granted on March 6, 2018 are included at the actual amounts based on performance attainment. RSUs with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
3/6/2018	Annual equity grant of RSUs the remaining one-third vested on March 6, 2021.
3/12/2019	Annual equity grant of RSUs vested one-third March 12, 2021 and the remaining one-third will vest March 12, 2022.
3/4/2020	Annual equity grant of RSUs vested one-third March 4, 2021, one-third will vest March 4, 2022 and one-third March 4, 2023.
3/6/2018	One-time equity grant of RSUs the remaining 50% vested on March 6, 2021.

Mr. Gomez’s RSUs with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
8/28/2019	Equity grant of RSUs will vest one-third August 28, 2021 and the remaining one-third will vest August 28, 2022.
3/4/2020	Annual equity grant of RSUs vested one-third March 4, 2021, one-third will vest March 4, 2022 and one-third March 4, 2023.
8/28/2019	One-time equity grant of RSUs will vest one-third August 28, 2021 and the remaining one-third will vest August 28, 2022.

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EXECUTIVE COMPENSATION TABLES

For Mr. Ebling, PRSUs granted on March 6, 2018 are included at the actual amounts based on performance attainment. RSU with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
3/6/2018	Annual equity grant of RSUs the remaining one-third vested on March 6, 2021.
3/12/2019	Annual equity grant of RSUs vested one-third March 12, 2021 and the remaining one-third will vest March 12, 2022.
3/4/2020	Annual equity grant of RSUs vested one-third March 4, 2021, one-third will vest March 4, 2022 and one-third March 4, 2023.

For Mr. Petersohn, PRSUs granted on August 9, 2018 are included at the actual amounts based on performance attainment. RSUs with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
8/9/2018	Annual equity grant of RSUs the remaining one-third will vest on August 9, 2021.
3/12/2019	Annual equity grant of RSUs vested one-third March 12, 2021 and the remaining one-third will vest March 12, 2022.
3/4/2020	Annual equity grant of RSUs vested one-third March 4, 2021, one-third will vest March 4, 2022 and one-third March 4, 2023.

Ms. Yankie’s RSUs with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
11/11/2019	Equity grant of RSUs will vest one-third November 11, 2021 and the remaining one-third will vest November 11, 2022.
3/4/2020	Annual equity grant of RSUs vested one-third March 4, 2021, one-third will vest March 4, 2022 and one-third March 4, 2023.
11/11/2019	One-time equity grant of RSUs will vest one-third November 11, 2021 and the remaining one-third will vest November 11, 2022.

For Mr. Newell, PRSUs granted on March 6, 2018 and November 13, 2018 are included at the actual amounts based on performance attainment

(5)	The market value represents the number of RSUs granted and the associated dividend equivalent rights, multiplied by the December 31, 2020 stock closing market price of $52.36.

(6)

Includes annual PRSU grants at target (prior to attainment), which are subject to three (3) year cliff vesting. Restrictions lapse and the units convert to shares of stock three years after the date of grant or when attainment is known, and that a performance objective is met, except that they become immediately vested upon death or disability. The number of PRSUs include dividend equivalent rights that have accrued for dividends payable and are subject to the same conditions and vesting periods as the PRSUs originally granted. PRSUs are shown at the target amount including the accrued dividend equivalent rights for the grants made March 12, 2019 and August 28, 2019, November 11, 2019 and March 4, 2020 as applicable. For Mr. Newell, the annual PRSUs of 4,240 and 1,060 granted on March 4, 2020 have been prorated from March 4, 2020 to June 30, 2022 and will be adjusted when performance attainment is known.

The other one-time PRSU grants are based on the achievement of certain adjusted operating margin targets during a performance period commencing on January 1, 2019 and ending on December 31, 2022 (“2019 Operating Margin Transformation Incentive Plan PRSU Awards”). These PRSU amounts include dividend equivalent rights that have accrued for dividends payable and are subject to the same conditions and vesting periods as the PRSUs originally granted.

(7)	The market value represents the number of PRSUs granted at the target amount and the associated dividend equivalent rights, multiplied by the December 31, 2020 stock closing market price of $52.36.

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EXECUTIVE COMPENSATION TABLES

Options Exercises and Stock Vested

The following table sets forth the actual value received by the NEOs upon exercise of stock options or vesting of stock awards in 2020.

	Option Awards(1)		Stock Awards(2)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Donald M. Casey, Jr.	—	—	82,934	3,490,053
Jorge M. Gomez	—	—	56,782	2,428,992
Keith J. Ebling	—	—	41,442	1,788,144
Walter Petersohn	—	—	24,278	1,110,453
Lisa M. Yankie	—	—	6,529	281,270
William E. Newell	—	—	27,458	1,192,784

(1)	Messrs. Casey, Gomez, Ebling, Petersohn, Newell and Ms. Yankie did not exercise stock options in 2020.

(2)	The amounts shown are calculated based on the closing price of a share of common stock on Nasdaq on the date of vesting.

Non-Qualified Deferred Compensation

Name	Plan Name	Executive Contributions(1) ($)	Registrant Contributions(2) ($)	Aggregate Earnings(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance(4) ($)
Donald M. Casey, Jr.	Supplemental Executive Retirement Plan	—	206,569	(19,807)	—	482,048
Jorge M. Gomez(5)	Supplemental Executive Retirement Plan	—	89,436	—	—	89,436
Keith J. Ebling	Supplemental Executive Retirement Plan	—	121,463	(10,934)	—	273,255
Walter Petersohn(5)	Supplemental Executive Retirement Plan	—	—	—	—	—
Lisa M. Yankie	Supplemental Executive Retirement Plan	—	37,639	—	—	37,639
William E. Newell	Supplemental Executive Retirement Plan	—	48,101	(45,970)	—	691,373

(1)	The SERP is fully funded by the Company; therefore, participants cannot contribute funds to the SERP.

(2)	Amounts represent unfunded credits allocated to participants’ accounts for 2020. They are included in the “All Other Compensation” column in the Summary Compensation Table.

(3)

Participants in the SERP can elect to have these benefits administered as savings with interest or stock unit accounts with dividend equivalents, with stock units being distributed in the form of common stock at the time of distribution. The amounts represent unfunded interest, depreciation, appreciation, and/or dividend credits allocated to participants’ accounts in 2020. Earnings are calculated using market rates. For this reason, these amounts are not reported in the “All Other Compensation” column in the Summary Compensation Table for Fiscal Year ended December 31, 2020. Earnings are not reported to the Internal Revenue Service until withdrawn.

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EXECUTIVE COMPENSATION TABLES

(4)

Messrs. Casey and Ebling are 20% vested in the aggregate balance at the end of 2020 based on their years of service. The aggregate balance for Mr. Gomez and Ms. Yankie represent the 2020 contribution, in which they were 0% vested at of the end of 2020 based on their years of service. Mr. Newell was 100% vested in the aggregate balance based on his years of service.

(5)	Mr. Petersohn is not eligible to participate in the U.S. SERP.

The table below discloses potential distributions of the SERP for the NEOs as if they had been terminated as of December 31, 2020:

Name of Officer	Retirement ($)	Employee Resignation ($)	Termination by Employee with Good Reason ($)	Termination by Company without Cause ($)	Termination After Change in Control ($)	Death ($)
Donald M. Casey, Jr.(1)	96,410	96,410	538,634	538,634	538,634	482,048
Jorge M. Gomez(2)	—	—	—	—	89,436	89,436
Keith J. Ebling(3)	54,651	54,651	295,006	295,006	295,006	273,255
Walter Petersohn(4)	—	—	—	—	—	—
Lisa M. Yankie(5)	—	—	—	—	37,639	37,639
William E. Newell(6)	—	—	—	854,615	—	—

(1)

Mr. Casey’s SERP account balance was $482,048 as of December 31, 2020, and he is currently 20% vested based on his time in role. He would be entitled to additional contributions to the plan for the years 2021 and 2022, if he terminated his employment with the Company with Good Reason or was terminated by the Company without Cause. Mr. Casey would be entitled to additional contributions to the plan for the years 2021 and 2022 if there was a change in control of the Company. Estimated contributions for 2021 and 2022 are based on Mr. Casey’s base salary and bonus compensation multiplied by 11.7% (combined award for 401(k) Savings and ESOP and SERP) less the 401(k) Savings and ESOP portions (for 2021, the $290,000 maximum salary multiplied by 6.5% Company contribution). As of December 31, 2022, Mr. Casey would be 60% vested in the SERP. He has elected to receive his SERP account distribution in a lump sum payment.

(2)	Mr. Gomez is eligible to receive a SERP contribution for 2020, but is not vested based on his time in role. He has elected to receive his SERP account distribution in a lump sum payment.

(3)

Mr. Ebling’s SERP account balance is $273,255 as of December 31, 2020, and he is currently 20% vested based on his time in role. He would be entitled to additional contributions to the plan for the years 2021 and 2022, if he was terminated by the Company without Cause. Mr. Ebling would be entitled to additional contributions to the plan for the years 2021 and 2022 if there was a change in control of the Company. Estimated contributions for 2021 and 2022 are based on Mr. Ebling’s base salary and bonus compensation multiplied by 11.7% (combined award for 401(k) Savings and ESOP and SERP) less the 401(k) Savings and ESOP portions (for 2021, the $290,000 maximum salary multiplied by 6.5% Company contribution). As of December 31, 2022, Mr. Ebling would be 60% vested in the SERP. He has elected to receive his SERP account distribution in a lump sum payment.

(4)	Mr. Petersohn is not eligible to participate in the U.S. SERP.

(5)

Ms. Yankie is eligible to receive a SERP contribution for 2020 based, but is not vested based on her time in role. She has elected to receive her SERP account distribution in a lump sum payment one year after termination.

(6)

Mr. Newell’s SERP account balance was $691,373 as of December 31, 2020, and he is 100% vested based on his time in role. He is entitled to additional contributions to the plan for two years from July 30, 2020 to June 30, 2022, upon termination by the Company without Cause. Contributions for 2020 and 2021 are based on Mr. Newell’s base salary and bonus compensation multiplied by 11.7% (combined award for 401(k) Savings and ESOP and SERP) less the 401(k) Savings and ESOP portions (for 2020, the $285,000 maximum salary multiplied by 6.5% Company contribution). He has elected to receive his SERP account distribution in a lump sum payment.

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EXECUTIVE COMPENSATION TABLES

Employment Agreements/Offer Letters and Potential Payments Upon Termination or Change in Control

Dentsply Sirona entered into employment agreements or offer letters with all of the NEOs who were in office at the end of 2020. Following is a discussion of the material terms of such NEOs’ employment agreements or offer letters for our NEOs employed at the end of 2020:

GENERAL TERMS

Name of Executive Officer	Effective Date	Term	Annual Base Salary	Signing Bonus	Non-Equity Incentive	Equity Incentive	Benefits	Non- compete/ non-solicit
Donald M. Casey Jr.	2/12/2018	3 years and 24 month renewals unless terminated	$1,000,000 (annual base salary, subject to periodic review)	“Make- whole” cash payment of $500,000	125% target bonus pro-rated for length of service in 2018	Annual equity incentive compensation of $5,500,000 grant date fair value annually for fiscal years commencing during the term of employment.	Participation in Company plans.	2 years
Jorge M. Gomez	8/1/2019	N/A	$747,000 (subject to annual review)	Signing bonus of $500,000; “Make- whole” cash payment of $600,000	75% target bonus pro-rated for length of service in 2019

Annual equity incentive awards with target of $2,100,000 grant date fair value, the final value, type, and terms of which will be determined by Human Resources committee of the Board

For 2019, $3,000,000 grant date fair value in time-based RSUs; and eligibility for a one-time PRSU award of $3,500,000 grant date fair value as part of the one-time Operating Margin Performance Incentive Program

							Participation in Company plans.	2 years
Keith J. Ebling	10/10/2017	1 year and 12 month renewals unless terminated	$700,500 (subject to annual review)	N/A	75% target bonus pro-rated for length of service in 2017	Equity incentive awards, the value, type, and terms of which will be determined by Human Resources committee of the Board	Participation in Company plans.	2 years
Walter Petersohn	11/1/2019	N/A	€391,500 (subject to annual review)	N/A	65% target bonus	Eligible for participation in Company equity incentive plans, under which grants are made at discretion of the Board	Company car; voluntary retirement pension	2 years
Lisa M. Yankie	10/28/2019	N/A	$443,000 (subject to annual review)	Signing bonus of $180,000	60% target bonus pro-rated for length of service in 2019

Annual equity incentive awards with target of $559,000 grant date fair value, the final value, type, and terms of which will be determined by Human Resources committee of the Board.

For 2019, $200,000 grant date fair value in time-based RSUs; and eligibility for a one-time PRSU award of $559,000 grant date fair value as part of the one-time Operating Margin Performance Incentive Program

							Participation in Company plans.	2 years
William E. Newell(1)	7/1/2017	12 month renewals unless terminated	$475,000 (subject to annual review)	N/A	70% target bonus	Equity incentive awards, the value, type, and terms of which will be determined by Human Resources committee of the Board	Participation in Company plans.	2 years

(1)	Mr. Newell served as Senior Vice President, Chief Segment Officer until June 30, 2020.

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EXECUTIVE COMPENSATION TABLES

Payments Upon Termination and/or Change of Control

Below is a summary of potential payments owed to the NEOs upon termination and/or change in control pursuant to their respective employment agreements or offer letters, as applicable, in connection with any applicable Company plan or plans. According to the employment agreements or offer letters, as applicable, of Messrs. Casey and Ebling, all such payments except for those listed under “Payments Made Upon Termination” below are subject to the signing and not revoking of a general release of claims. Additionally, in the case of Messrs. Casey and Ebling, payments listed under “Payments Made Upon Resignation with Good Reason, or Termination by the Company without Cause” and those listed under “Payments Made Upon Termination of Employment within Two (2) Years after a Change in Control by the Executive Officer with Good Reason or by the Company without Cause” are additionally subject to the signing and not revoking of a separation agreement on or before the 50th day following separation from service. Finally, in the case of Mr. Gomez, payments listed under “Payments Made Upon Termination by the Company without Cause” are subject to the signing and not revoking of a general release of claims.

Payments Made Upon Termination

Each NEO (except with respect to (2) below, which shall only apply to Messrs. Casey and Ebling) would be entitled to receive amounts previously earned and unpaid during his or her employment, regardless of the reason for the termination of employment. Those amounts include:

(1)	any unpaid portion of the executive’s annual base salary earned through the date of termination;

(2)	any earned but unpaid annual incentive payout for the prior fiscal year, except in the case of a termination of executive’s employment for Cause;

(3)	any reasonable travel and business expenses incurred in the performance of such executive’s duties to the Company;

(4)	any amounts or benefits accrued under any employee benefit plans, programs or arrangements, payable in accordance with the terms thereof, including:

(a)	vested stock options could be exercised within 90 days of termination;

(b)	lump sum distributions would be made for amounts accrued and vested through the 401(k) Savings and ESOP;

(c)	distributions would be made for amounts accrued and vested through the SERP and SSP; and

(5)	any accrued but unused paid time off.

Payments Made Upon Retirement

In addition to the items listed above, each NEO would be entitled to the following in the event of a “qualified retirement.” Under the Omnibus Plan (which defines “qualified retirement” as age 65):

(1)	Awards with only a time qualification for vesting will fully vest on the date of retirement;

(2)	Awards having any performance criteria will fully vest at target on the date of retirement; and

(3)	Options will fully vest on the date of retirement.

Payments Made Upon Resignation with Good Reason, or Termination by the Company without Cause

If either of Messrs. Casey or Ebling resigns with Good Reason, or are terminated by the Company without Cause or the term of the employment agreement is not renewed, such NEO would be entitled during the Termination Period (as defined below), in addition to the payments and benefits set forth above under “Payments Made Upon Termination” to the following:

(1)

an amount equal to two (2) times the sum of (A) the then current annual salary plus (B) the target bonus immediately preceding the date of termination, payable in equal installments in accordance with the Company’s regular payroll practice;

(2)

lump sum payment equal to the pro-rata share of the annual incentive payout, determined based on the actual performance of the Company for the full fiscal year in which the executive’s employment terminates, paid at the time it would otherwise have been paid had the executive remained employed for the entire fiscal year (February of the following year);

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(3)

equity awards which are outstanding as of the date of termination will remain outstanding, continue to vest for a period of twenty-four (24) months following the date of termination, and remain exercisable until the earlier of ninety (90) days following the twenty-four (24) month anniversary after the date of termination or the date such equity award would have expired had such executive remained in continuous employment;

(4)

an amount equal to the amount of premiums the executive would have been required to pay to continue such executive’s and his or her covered dependents’ medical, dental and vision coverage in effect on the date of termination under the Company’s group healthcare plans pursuant to COBRA for twenty-four (24) months following the date of termination;

(5)

continuation of life and accidental death and dismemberment benefits for twenty-four (24) months following the date of termination, at no greater cost to executive than the cost immediately prior to the date of termination;

(6)	twenty-four (24) months of additional service credit under any applicable pension plan (to the extent not covered by (7) below); and

(7)

with respect to any defined contribution plan in which such executive participates, a lump sum cash payment equal to the sum of (A) the amount that would have been contributed or credited to such plan on such executive’s behalf during the twenty-four (24) months following termination and (B) the excess, if any, of such executive’s account balance under the pension plan as of the termination date over the portion of such account balance that is nonforfeitable per the terms of the plan; and

(8)

outplacement services commensurate with those customarily provided to senior executive officers through a vendor mutually selected by the Company and Executive during the eighteen (18) months following termination or, if earlier, until he secures employment.

“Termination Period” shall mean the period beginning on the date of termination and ending on the earlier of (i) the second anniversary of the date of such termination, or (ii) the date on which the executive first violates certain restrictive covenants (including confidentiality, non-competition, non-solicitation).

Payments Made Upon Termination by the Company without Cause

If Mr. Gomez or Ms. Yankie are terminated by the Company without Cause, each would be entitled during the period beginning on the date of termination and ending on the earlier of (i) the first anniversary of the date of such termination, or (ii) the date on which the executive first violates certain restrictive covenants (including confidentiality, non-competition, non-solicitation), in addition to the payments and benefits set forth above under “Payments Made Upon Termination” to the following:

(1)

an amount equal to the sum of (A) the then current annual salary plus (B) the target bonus immediately preceding the date of termination, payable in equal installments in accordance with the Company’s regular payroll practice (bi-weekly salary and lump sum bonus payments in February of the following year); and

(2)

an amount equal to the amount of premiums the executive would have been required to pay to continue such executive’s and his or her covered dependents’ medical and dental coverage in effect on the date of termination under the Company’s group healthcare plans (assuming such benefits are provided by the Company at the time of termination) pursuant to COBRA for up to twelve (12) months following the date of termination.

The Company may terminate Mr. Petersohn for any reason upon 15 months’ notice and may release him from any duties after such notice so long as his salary and other leave entitlements are provided up through the end of the notice period.

Payments Made Upon Termination of Employment within Two (2) Years after a Change in Control by the Executive Officer with Good Reason or by the Company without Cause

If, within two (2) years after a change in control (as defined in the applicable employment agreements), Messrs. Casey or Ebling terminate his employment with Good Reason, or the Company terminates employment without Cause, Messrs. Casey or Ebling will receive, in addition to the payments and benefits set forth above under “Payments Made Upon Termination,” and in lieu of the payments and benefits described under “Payments Made Upon Termination with Good Reason by the Executive Officer, or Termination by the Company without Cause” the following:

(1)	lump sum payment equal to two (2) times the sum of (A) the then current annual salary plus (B) the target bonus;

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(2)

lump sum payment equal to the pro-rata share of the annual incentive payout, determined based on the actual performance of the Company for the full fiscal year in which the executive’s employment terminates, paid at the time it would otherwise have been paid had the executive remained employed for the entire fiscal year (February of the following year);

(3)

an amount equal to the amount of premiums the executive would have been required to pay to continue such executive’s and his or her covered dependents’ medical, dental and vision coverage in effect on the date of termination under the Company’s group healthcare plans pursuant to COBRA for twenty-four (24) months following the date of termination;

(4)

continuation of life and accidental death and dismemberment benefits for twenty-four (24) months following the date of termination, at no greater cost to executive than the cost immediately prior to the date of termination;

(5)	twenty-four (24 months) of additional service credit under any applicable pension plan (to the extent not covered by (6) below)); and

(6)

with respect to any defined contribution plan in which such executive participates, a lump sum cash payment equal to the sum of (A) the amount that would have been contributed or credited to such plan on such executive’s behalf during the twenty-four (24) months following termination and (B) the excess, if any, of such executive’s account balance under the pension plan as of the termination date over the portion of such account balance that is nonforfeitable per the terms of the plan.

Termination Upon Death

If Messrs. Casey or Ebling separates from the Company due to death, such NEO’s estate or beneficiaries would be entitled, in addition to the payments and benefits set forth above under “Payments Made Upon Termination” to the following (other than, with respect to Mr. Casey only, (1) and (4) below, which do not apply):

(1)	lump sum payment equal to the executive’s annual base salary as in effect on the date of death;

(2)

lump sum payment equal to the pro-rata share of the annual incentive payout, determined based on the actual performance of the Company for the full fiscal year in which the executive’s employment terminates, paid at the time it would otherwise have been paid had the executive remained employed for the entire fiscal year (March of the following year);

(3)	outstanding equity awards will vest in full as of the date of termination, with any performance-based awards vesting at the greater of target or actual performance through the date of termination; and

(4)

contributions would be made to the 401(k) Savings and Employee Stock Ownership Plan, deferred compensation allowance and Supplemental Executive Retirement Plans for the year of the death and lump sum distributions would be made to the beneficiaries.

Termination Upon Disability

If Messrs. Casey or Ebling separates from the Company due to disability, such NEO would be entitled, in addition to the payments and benefits set forth above under “Payments Made Upon Termination” to the following:

(1)

lump sum payment equal to the pro-rata share of the annual incentive payout, determined based on the actual performance of the Company for the full fiscal year in which the executive’s employment terminates, paid at the time it would otherwise have been paid had the executive remained employed for the entire fiscal year (February of the following year); and

(2)	outstanding equity awards will vest in full as of the date of termination, with any performance-based awards vesting at the greater of target or actual performance through the date of termination.

Certain Adjustments in Payments to Named Executive Officers

If any payment or benefit as described above due under the employment agreements or otherwise would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, the following applies for Messrs. Casey and Ebling:

(1)

the amounts otherwise payable and benefits otherwise due will either (i) be delivered in full, or (ii) be limited to the minimum extent necessary to ensure that no portion thereof will fail to be tax-deductible to the Company by reason of Section 280G of the Internal Revenue Code, whichever of the foregoing amounts, taking into account the

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applicable federal, state or local income and employment taxes and the excise tax imposed under Section 4999 of the Internal Revenue Code, results in the receipt by the executive, on an after-tax basis, of the greatest amount of benefits, notwithstanding in the case of (i) above that some portion of the value of such payments or benefits may be non-deductible under Section 280G of the Code and subject to excise tax imposed under Section 4999 of the Internal Revenue Code.

(2)

In general, in the event that the payments and/or benefits are to be reduced pursuant to (1)(ii) above, such payments and benefits will be reduced such that the reduction of cash compensation to be provided to the executive is minimized.

Estimated Payments Payable to a NEO Upon Termination or a Change in Control

The following tables contain estimated potential payments that may be due to a NEO should termination of employment or a change in control occur. These amounts assume that the date of termination was December 31, 2020 and include actual amounts earned through that time and estimates of amounts which would have been paid as of such date. The common stock price was assumed to remain at $52.36 per share, the closing price on December 31, 2020, the last trading day of fiscal year 2020. Although the calculations are intended to provide reasonable estimates of potential payments, they are based on assumptions and may not represent the actual amount an NEO would receive upon termination of employment under the applicable circumstances. Actual amounts to be paid may differ and can only be determined in the event of and at the time of an executive officer’s termination of employment. The payments listed represent the incremental amounts due to the NEO that exceed what the NEO would have received without the termination, change in control or death. Not included in these tables are the following payments to which the NEOs are already entitled and which have been reported in previous sections of this proxy:

•	amounts previously earned under the Company’s non-equity annual incentive plans; and

•	the exercise of outstanding vested options (reported in the “Outstanding Equity Awards at Fiscal Year End” table).

Donald M. Casey Jr.

	Termination by Employee with Good Reason ($)	Termination by Company without Cause ($)		Termination After Change in Control ($)		Death ($)
Salary	2,000,000	2,000,000		2,000,000		—
Non Equity Incentive Compensation Plan	2,500,000	2,500,000		2,500,000		—
Stock Options	588,177	588,177		795,798		795,798
Stock Awards & Dividends	8,570,787	8,570,787	(1)	12,107,800	(1)	12,107,800
401(k)	37,700	37,700		37,700		—
Supplemental Executive Retirement Plan	442,224	442,224		442,224		385,638
Medical, Dental and Vision Insurances	36,096	36,096		36,096		—
Short and Long Term Disability Insurance	1,644	1,644		1,644		—
Basic Life and Accidental Death and Dismemberment Insurance	2,328	2,328		2,328		1,000,000
Total	14,178,956	14,178,956		17,923,590		14,289,236

(1)

Subject to the performance conditions being met, Mr. Casey’s 2019 Operating Margin Transformation Incentive Plan PRSU Awards may potentially also vest given executive is employed during the applicable performance period during which performance conditions are met.

DENTSPLY SIRONA INC. – Proxy Statement     73

EXECUTIVE COMPENSATION TABLES

Jorge M. Gomez

	Termination by Employee with Good Reason ($)	Termination by Company without Cause ($)	Termination After Change in Control ($)		Death ($)
Salary	—	747,000	—		—
Non Equity Incentive Compensation Plan	—	560,250	—		—
Stock Options	—	—	257,592		257,592
Stock Awards & Dividends	—	—	5,196,976	(1)	5,196,976
401(k)	—	—	18,850		18,850
Supplemental Executive Retirement Plan	—	—	89,436		89,436
Medical, Dental and Vision Insurances	—	25,422	—		—
Short and Long Term Disability Insurance	—	822	—		—
Basic Life and Accidental Death and Dismemberment Insurance	—	1,164	—		1,000,000
Total	—	1,334,658	5,562,854		6,562,854

(1)

Subject to the performance conditions being met, Mr. Gomez’s 2019 Operating Margin Transformation Incentive Plan PRSU Awards may potentially also vest given executive is employed during the applicable performance period during which performance conditions are met.

Keith J. Ebling

	Termination by Employee with Good Reason ($)	Termination by Company without Cause ($)		Termination After Change in Control ($)		Death ($)
Salary	1,401,000	1,401,000		1,401,000		700,500
Non Equity Incentive Compensation Plan	1,050,750	1,050,750		1,050,750		—
Stock Options	688,596	688,596		743,288		743,288
Stock Awards & Dividends	2,111,491	2,111,491	(1)	3,043,989	(1)	3,043,989
401(k)	37,700	37,700		37,700		—
Supplemental Executive Retirement Plan	240,355	240,355		240,355		218,604
Medical, Dental and Vision Insurances	54,901	54,901		54,901		—
Short and Long Term Disability Insurance	1,644	1,644		1,644		—
Basic Life and Accidental Death and Dismemberment Insurance	2,328	2,328		2,328		1,000,000
Total	5,588,765	5,588,765		6,575,955		5,706,381

(1)

Subject to the performance conditions being met, Mr. Ebling’s 2019 Operating Margin Transformation Incentive Plan PRSU Awards may potentially also vest given executive is employed during the applicable performance period during which performance conditions are met.

74    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

Walter Petersohn

	Termination by Employee with Good Reason ($)	Termination by Company without Cause or Expiration of Term ($)		Termination After Change in Control ($)		Death ($)
Salary	—	561,313		—		—
Non Equity Incentive Compensation Plan	—	364,854		—		—
Stock Options	—	239,469		264,030		264,030
Stock Awards & Dividends	—	852,876	(1)	1,270,867	(1)	1,270,867
Pension Plan	—	72,837		—		—
Medical, Dental and Vision Insurances	—	—		—		—
Long Term Disability Insurance	—	—		—		—
Basic Life and Accidental Death and Dismemberment Insurance	—	—		—		—
Total	—	2,091,349		1,534,897		1,534,897

(1)

Subject to the performance conditions being met, Mr. Petersohn’s 2019 Operating Margin Transformation Incentive Plan PRSU Awards may potentially also vest given executive is employed during the applicable performance period during which performance conditions are met.

All amounts for Mr. Petersohn have been converted from Euros to U.S. dollars using the average conversion rate of Euros to U.S. dollars for the relevant year.

Lisa M. Yankie

	Termination by Employee with Good Reason ($)	Termination by Company without Cause ($)	Termination After Change in Control ($)		Death ($)
Salary	—	443,000	—		—
Non Equity Incentive Compensation Plan	—	265,800	—		—
Stock Options	—	—	63,280		63,280
Stock Awards & Dividends	—	—	706,863	(1)	706,863
401(k)	—	—	18,850		18,850
Supplemental Executive Retirement Plan	—	—	37,639		37,639
Medical, Dental and Vision Insurances	—	1,821	—		—
Short and Long Term Disability Insurance	—	822	—		—
Basic Life and Accidental Death and Dismemberment Insurance	—	774	—		665,000
Total	—	712,217	826,632		1,491,632

(1)

Subject to the performance conditions being met, Ms. Yankie’s 2019 Operating Margin Transformation Incentive Plan PRSU Awards may potentially also vest given executive is employed during the applicable performance period during which performance conditions are met.

DENTSPLY SIRONA INC. – Proxy Statement     75

EXECUTIVE COMPENSATION TABLES

Payments Made to Mr. Newell Upon Departure

William E. Newell

The departure of Mr. Newell was effective as of June 30, 2020. The following is a summary of actual termination benefits for Mr. Newell in connection with his departure.

($)
Cash	1,007,000
Non Equity Incentive Compensation Plan	704,900
Stock Options	303,976
Stock Awards & Dividends	655,966
401(k)	37,050
Supplemental Executive Retirement Plan	163,242
Medical, Dental and Vision Insurances	53,118
Total	2,925,252

Subject to the terms and conditions set forth in the Separation and Release of Claims Agreement with Mr. Newell, the Company agreed to provide Mr. Newell compensation and benefits as follows: (i) an amount equal to $1,711,900, payable over 24 months in equal installments; (ii) the annual bonus amount contemplated under his employment agreement, determined based on the actual performance of the Company for the full fiscal year in which the separation date occurred, prorated for the number of days of Mr. Newell’s employment completed during the fiscal year in which the separation date occurred and payable in a lump sum cash amount at the time it would otherwise have been paid had Mr. Newell’s employment continued; (iii) a cash lump sum equal to $253,410.78, payable 60 days following the separation date; (iv) subject to certain limitations and continued payment by Mr. Newell of any cost owed by him under the applicable plan, the continuation for 24 months following the separation date of certain insurance benefits substantially similar to those provided to Mr. Newell and his dependents immediately prior to the separation date; (v) a cash lump sum amount equal to Mr. Newell’s attorneys’ fees incurred in the negotiation of the separation agreement and/or outplacement services, capped at $10,000, payable 60 days following the separation date upon submission of appropriate invoices; (vi) continuing eligibility for vesting (for 24 months following the separation date) of certain equity awards identified in the separation agreement to the extent they remain outstanding and have not been forfeited or settled on the separation date, which equity awards shall remain exercisable until the earlier of 90 days following the 24-month anniversary of the separation date or the date such equity award would have expired had Mr. Newell’s employment continued, subject to all other terms and conditions of the applicable plan and awards; (vii) the immediate vesting of certain restricted share units identified in the separation agreement to the extent they have not been forfeited, vested, or settled prior to the separation date; and (viii) the forfeiture without further consideration of any other equity award, including any stock option, restricted share unit, or performance restricted share unit, that is not set forth in the separation agreement.

Specifically, one-third of Mr. Newell’s unvested options granted on March 4, 2020 forfeited effective June 30, 2020 and one-third of his unvested RSUs granted on March 4, 2020 forfeited effective June 30, 2020. Mr. Newell’s annual PRSUs granted on March 4, 2020 will be prorated from March 4, 2020 to June 30, 2022 and adjusted when attainment is known. Mr. Newell’s one-time 2019 Operating Margin Transformation Incentive Plan PRSU Awards will be prorated to June 30, 2020 if certain adjusted operating margin targets are met during the applicable period.

76    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

CEO Pay Ratio Disclosure

With a substantive restructuring-related change to the employee population in 2020, a new median employee was selected for purposes of determining the CEO Pay ratio. As permitted under the SEC rules, in 2020, we used annual gross wages as our consistently applied compensation measure to determine our median employee who was located in the United States. We selected a determination date of December 31, 2020 to determine our employee workforce and excluded approximately 486 Byte employees acquired as part of an acquisition which closed on December 31, 2020. We annualized pay for those who commenced work during 2020. We used a valid statistical sampling methodology to identify the median gross wages. Then, we identified employees who we expected were paid within a 2% range of that median value. We selected the median employee from that group and determined their total compensation was $55,380 in 2020.

Mr. Casey’s total compensation for the fiscal year ended December 31, 2020 as shown on the Summary Compensation Table on page 58 was $7,166,868, which included an actual base salary of $777,439, annual incentive plan amount of $625,000, defined contributions of $225,094, and annual equity with the grant date fair value of $5,539,334. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 129 to 1.

Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

DENTSPLY SIRONA INC. – Proxy Statement     77

PRINCIPAL BENEFICIAL OWNERS OF SHARES

Stock Ownership of Directors and Executive Officers

The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock as of March 29, 2021 (unless otherwise indicated) held by (i) the NEOs, (ii) each director and nominee for director, (iii) all directors and executive officers of the Company as a group and (iv) all persons or groups believed by the Company to be the beneficial owners of more than 5% of its outstanding common stock, based on 218,189,441 shares of common stock outstanding as of such date. The business address for each of our directors and executive officers listed below is c/o DENTSPLY SIRONA Inc., 13320 Ballantyne Corporate Place, Charlotte, NC 28277.

Name	Total Shares Beneficially Owned(1)		Percent
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	23,614,160	(2)	10.82%
Generation Investment Management LLP, 20 Air Street, 7th floor, London, United Kingdom W1B 5AN	18,773,145	(3)	8.60%
BlackRock Inc.	15,983,939	(4)	7.33%
Artisan Partners Limited Partnership, 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202	15,442,138	(5)	7.10%
Donald M. Casey Jr.	367,193	(6)	*
Jorge M. Gomez	69,965	(7)	*
Keith J. Ebling	135,716	(8)	*
Walter Petersohn	128,896	(9)	*
Lisa M. Yankie	12,112	(10)	*
William E. Newell	105,898	(11)	*
Dr. Michael C. Alfano	61,759	(12)	*
Eric K. Brandt	88,537	(13)	*
Willie A. Deese	67,895	(14)	*
Betsy D. Holden	24,435	(15)	*
Clyde R. Hosein	0	(16)	*
Arthur D. Kowaloff	67,738	(17)	*
Harry M. Jansen Kraemer Jr.	154,654	(18)	*
Gregory T. Lucier	27,150	(19)	*
Francis J. Lunger	83,945	(20)	*
Leslie F. Varon	20,747	(21)	*
Janet S. Vergis	6,834	(22)	*
Directors and Executive Officers as a Group (22 persons)	1,509,055		*0.69%

*	Less than 1%

(1)

Beneficial ownership is determined in accordance with rules of the SEC and includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 29, 2021 are deemed outstanding for computing the number and the percentage of outstanding shares beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.

78    DENTSPLY SIRONA INC. – Proxy Statement

PRINCIPAL BENEFICIAL OWNERS OF SHARES

(2)

The ownership of shares for The Vanguard Group, Inc. is based on information contained in (i) the Schedule 13G/A filed by The Vanguard Group, Inc. on February 10, 2021 for the period ended December 31, 2020 and consists of 23,614,160 shares of common stock of the Company beneficially owned by The Vanguard Group, Inc. and/or certain other non-reporting entities.

(3)

The ownership of shares for Generation Investment Management LLP is based on information contained in (i) the Schedule 13G/A filed by Generation Investment Management LLP. on February 16, 2021 for the period ended December 31, 2020 and consists of 18,773,145 shares of common stock of the Company beneficially owned by Generation Investment Management LLP and/or certain other non-reporting entities.

(4)

The ownership of shares for BlackRock, Inc. is based on information contained in (i) the Schedule 13G/A filed by BlackRock, Inc. on January 29, 2021 for the period ended December 31, 2020 and consists of 15,983,939 shares of common stock of the Company beneficially owned by BlackRock, Inc. and/or certain other non-reporting entities.

(5)

The ownership of shares for Artisan Partners Limited Partnership is based on information contained in (i) the Schedule 13G/A filed by BlackRock Inc. on February 10, 2021 for the period ended December 31, 2020 and consists of 15,442,138 shares of common stock of the Company beneficially owned by BlackRock Inc. and/or certain other non-reporting entities.

(6)

This number includes 104,847 shares held direct by Mr. Casey; 32,500 shares held by a family trust; 224,568 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 29, 2021; and 9,223 shares that could be acquired pursuant to the SERP upon Mr. Casey’s retirement or termination from the Company.

(7)

This number includes 36,931 shares held direct by Mr. Gomez; and 33,034 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 29, 2021; and 1,709 shares that could be acquired pursuant to the SERP upon Mr. Gomez’s retirement or termination from the Company.

(8)

This number includes 32,405 shares held direct by Mr. Ebling; 203 shares held by a family trust; 100,200 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 29, 2021 and 5,228 shares that could be acquired pursuant to the SERP upon Mr. Ebling’s retirement or termination from the Company.

(9)	This number includes 39,355 shares held direct by Mr. Petersohn; and 89,541 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 29, 2021.

(10)

This number includes 5,499 shares held direct by Ms. Yankie; 5,901 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 29, 2021; and 721 shares that could be acquired pursuant to the SERP upon Ms. Yankie’s retirement or termination from the Company.

(11)

This number includes 13,886 shares held direct by Mr. Newell; 2,585 shares allocated to the Company ESOP account of Mr. Newell; 77,102 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 29, 2021; and 12,325 shares to be acquired pursuant to the SERP.

(12)

This number includes 9,054 shares held direct by Dr. Alfano; 47,900 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 29, 2021; and 4,805 shares of restricted stock units that will vest within 60 days of March 29, 2021.

(13)

This number includes 16,752 shares held direct by Mr. Brandt; 5,400 shares held by the Brandt Family Trust; 51,100 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 29, 2021; 7,209 shares of restricted stock units that will vest within 60 days of March 29, 2021; and 6,593 shares of restricted stock units and 1,483 shares that could be acquired pursuant to the Deferred Plan when Mr. Brandt ceases to be a Board member.

(14)

This number includes 15,190 shares held direct by Mr. Deese; 47,900 shares that could be acquired by Mr. Deese pursuant to the exercise of stock options exercisable within 60 days of March 29, 2021; and 4,805 shares of restricted stock units that will vest within 60 days of March 29, 2021.

(15)

This number includes 2,720 shares held direct by Ms. Holden; 10,300 shares that could be acquired by Ms. Holden pursuant to the exercise of stock options exercisable within 60 days of March 29, 2021; and 6,610 restricted stock units that will vest when Ms. Holden ceases to be a Board member.

DENTSPLY SIRONA INC. – Proxy Statement     79

PRINCIPAL BENEFICIAL OWNERS OF SHARES

(16)

This number includes zero shares held direct by Mr. Hosein; zero shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 29, 2021, and zero restricted stock units that will vest within 60 days of March 29, 2021.

(17)

This number includes 41,333 shares held direct by Mr. Kowaloff; 21,600 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 29, 2021, and 4,805 restricted stock units that will vest within 60 days of March 29, 2021.

(18)

This number includes 121,754 shares held direct by Mr. Kraemer; 21,600 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 29, 2021; and zero restricted stock units that will vest when Mr. Kraemer ceases to be a Board member; 4,805 shares of restricted stock units that will vest within 60 days of March 29, 2021 and 6,495 shares of restricted stock units that could be acquired when Mr. Kraemer ceases to be a Board member.

(19)

This number includes 13,316 shares held direct by Mr. Lucier; 9,000 shares held in an IRA, zero shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 29, 2021; and 4,834 shares of restricted stock units that will vest within 60 days of March 29, 2021.

(20)

This number includes 13,040 shares held direct by Mr. Lunger; 47,900 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 29, 2021 and 4,805 shares of restricted stock units that will vest within 60 days of March 29, 2021; and 7,440 shares of restricted stock units and 10,760 shares that could be acquired pursuant to the Deferred Plan when Mr. Lunger ceases to be a Board member.

(21)

This number includes 3,282 shares held direct by Ms. Varon; 10,300 shares that could be acquired by Ms. Varon pursuant to the exercise of stock options exercisable within 60 days of March 29, 2021; 4,805 shares of restricted stock units that will vest within 60 days of March 29, 2021; and 2,359 shares of restricted stock units that will vest when Ms. Varon ceases to be a Board member.

(22)

This number includes 2,029 shares held direct by Ms. Vergis; zero shares that could be acquired by Ms. Vergis pursuant to the exercise of stock options exercisable within 60 days of March 29, 2021; and 4,805 shares of restricted stock units that will vest within 60 days of March 29, 2021.

80    DENTSPLY SIRONA INC. – Proxy Statement

REPORT OF THE AUDIT AND FINANCE COMMITTEE

In 2020, the Audit and Finance Committee was composed of the following five directors, all of whom were independent as defined by the listing standards of The Nasdaq Global Select Market: Ms. Leslie F. Varon, Mr. Clyde R. Hosein, Mr. Gregory T. Lucier, Mr. Francis J. Lunger and Ms. Janet S. Vergis. Mr. Lucier served on the Audit and Finance Committee until March 2, 2020 and Mr. Hosein joined the Committee on September 16, 2020.

In addition, Ms. Varon, Mr. Hosein and Mr. Lunger were designated by the Board as “Audit Committee Financial Experts” under applicable rules and regulations of the SEC. The Audit and Finance Committee has and continues to operate under a written charter adopted by the Board. This charter is reviewed at least annually by the Audit and Finance Committee and the Board and amended as determined appropriate.

The Audit and Finance Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Audit and Finance Committee approves and retains the Company’s independent registered public accounting firm.

Management is responsible for the Company’s internal controls, including internal control over financial reporting, and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and an audit of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”), and to issue a report thereon. The Audit and Finance Committee’s responsibility is to oversee these processes.

In this context, the Audit and Finance Committee has met and held discussions with management and PricewaterhouseCoopers LLP (“PwC”). Management represented to the Audit and Finance Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles (“GAAP”), and the Audit and Finance Committee has reviewed and discussed the audited financial statements with management and PwC. The Audit and Finance Committee discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB.

In addition, the Audit and Finance Committee has discussed with PwC the firm’s independence from the Company and its management and has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence.

The Audit and Finance Committee discussed with PwC the overall scope and plans for their audits. The Audit and Finance Committee meets with PwC, with and without management present, to discuss the results of PwC’s examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Audit and Finance Committee’s discussions with management and PwC and the Audit and Finance Committee’s review of the representations of management and the report of PwC to the Audit and Finance Committee, the Audit and Finance Committee recommended that the Board include the audited financial statements in the Company’s Form 10-K for the year ended December 31, 2020 filed with the SEC.

Respectfully submitted,

THE AUDIT AND FINANCE COMMITTEE

Leslie F. Varon, Chair

Clyde R. Hosein

Francis J. Lunger

Janet S. Vergis

DENTSPLY SIRONA INC. – Proxy Statement     81

PROXY ITEM NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit and Finance Committee appointed PricewaterhouseCoopers LLP (“PwC”), independent registered public accounting firm, to audit the financial statements of the Company and to audit the Company’s internal control over financial reporting for the year ending December 31, 2021.

In connection with the audit of the Company’s financial statements, it is expected that PwC will also audit the financial statements of certain subsidiaries of the Company at the close of their current fiscal years. A representative of PwC will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

Following is a summary and description of the fees billed to the Company by PwC for professional services rendered during 2020 and 2019 (in thousands):

	2020 ($)	2019 ($)
Audit fees(1)	7,530	6,888
Audit-related fees(2)	216	263
Tax fees(3)	2,739	5,046
All other fees(4)	5	5
Total	10,490	12,202

(1)

Audit fees were for professional services rendered for each of the indicated fiscal years in connection with the audits of the Company’s annual consolidated financial statements included in its Form 10-K and review of quarterly consolidated financial statements included in Form 10-Qs, or for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements, including professional services related to the audit of the Company’s internal control over financial reporting.

(2)

Audit-related fees were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements. Such services include consultations on financial accounting and reporting standards and acquisition-related due diligence services.

(3)	Tax fees were for tax compliance related to tax audits and professional services rendered for international tax consulting in each of the indicated fiscal years.

(4)	All other fees were for access to certain research services of PwC.

The Audit and Finance Committee reviewed summaries of the services provided by PwC and the related fees and determined that the provision of non-audit services is compatible with maintaining the independence of PwC. Additionally, the use of PwC for non-audit services has been reduced by approximately 45%, or approximately $2.3 million, from 2019 to 2020.

The Audit and Finance Committee has adopted procedures for pre-approval of services provided by PwC. Under these procedures, all services to be provided by PwC must be pre-approved by the Audit and Finance Committee, or can be pre-approved by the Chairman of the Audit and Finance Committee subject to ratification by the Audit and Finance Committee at its next meeting. Management makes a presentation to the Audit and Finance Committee (or the Chairman of the Audit and Finance Committee, as applicable) describing the types of services to be performed and the projected budget for such services. Following this presentation, the Audit and Finance Committee advises management of the services that are approved and the projected level of expenditure for such services. All of the fees reported above were approved by the Audit and Finance Committee in accordance with its procedures.

82    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The proposal to ratify the appointment of PwC will be approved by the stockholders if it receives the affirmative vote of a majority of the votes cast at the meeting on the proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of voting on the proposal.

Neither our by-laws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent auditor. However, the Board is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit and Finance Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit and Finance Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Recommendation of the Board

The Board unanimously recommends a vote FOR

the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2021.

DENTSPLY SIRONA INC. – Proxy Statement     83

PROXY ITEM NO. 3:

NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its Named Executive Officers as disclosed in this Proxy Statement. This proposal is also referred to as the “Say-on-Pay” vote, which we currently hold annually and expect to present to the stockholders again at our 2021 annual meeting.

The Human Resources Committee has overall responsibility for evaluating and determining the Company’s executive compensation. In 2020, all of the members of the Board approved the compensation of Mr. Casey, the Chief Executive Officer of the Company. The Human Resources Committee was during 2020, and is currently, comprised solely of independent directors. The Compensation Discussion and Analysis (“CD&A”) in this Proxy Statement provides an extensive description of the process and substance of the activity of the Human Resources Committee in determining executive compensation generally and for 2020.

Dentsply Sirona’s compensation philosophy is designed to align executive compensation with our short-term and long-term performance, and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for our executives is directly related to our stock price performance and to other performance factors that measure our progress against our strategic and operating plans.

Below is a summary of some key points of our executive compensation program.

We emphasize pay for performance and tie a significant amount of our NEO’s pay to performance. Consistent with our performance-based compensation philosophy, we reserve the largest portion of potential compensation for performance and equity-based programs. Our performance-based annual incentive program rewards short-term performance, while our equity incentive awards, coupled with our mandatory stock ownership guidelines, reward long-term performance and align the interests of our executives with those of our stockholders. Performance goals under our annual incentive program and, as applicable, under our equity incentive awards, focus on objectives that the Human Resources Committee believes can drive the Company’s performance.

We believe that our compensation programs are aligned with the long-term interests of our stockholders. We believe that equity incentive awards coupled with our stock ownership guidelines serve to align the interests of our executives with those of our stockholders, by encouraging long-term performance. As such, equity awards are a key component of our executive compensation program. Stock options, RSUs and PRSUs more closely align the long-term interests of our executives with those of our stockholders. This is because the recipient will realize a higher level of compensation if our stock price increases over the life of the option and RSU.

Stockholders are urged to read the CD&A, which discusses in detail our compensation policies, procedures and practices, and the accompanying Executive Compensation Tables. The Human Resources Committee and the Board believe that these policies, procedures and practices are effective in implementing our compensation philosophy and in achieving the Company’s goals.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

84    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 3: NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

Although the advisory vote is non-binding and will not require the Company to take any action, the Human Resources Committee and the Board will consider our stockholders’ vote and take any concerns into account in future determinations concerning our executive compensation program.

Recommendation of the Board

The Board unanimously recommends a vote FOR

the approval of the above resolution and the Company’s executive compensation.

DENTSPLY SIRONA INC. – Proxy Statement     85

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2020 relating to our equity compensation plans under which equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	4.0 million	$50.01	25 million
Equity Compensation Plans not approved by security holders	—	—	—
Total	4.0 million	$50.01	25 million

86    DENTSPLY SIRONA INC. – Proxy Statement

OTHER MATTERS

Nominating Candidates for Election to the Board or Proposing Other Business to be brought before the Annual Meeting

The Company’s by-laws require that stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders, comply with certain procedures. Advance notice of stockholder-proposed business to be brought before an Annual Meeting must be given to the Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting. To propose business for an Annual Meeting, a stockholder must specify in writing the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the proposing stockholder’s name and address, the class and number of shares beneficially owned by the stockholder, and any material interest of the stockholder in such business.

The Company’s by-laws also provide that a stockholder may request that persons be nominated for election as directors by submitting such request, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting. To be in proper form, the nominating stockholder must set forth in writing, as to each proposed nominee, the nominee’s age, business address, residence address, principal occupation or employment, the class and number of shares of the Company beneficially owned by such person and such other information related to such person as is required to be disclosed by applicable law, and, as to the stockholder submitting the request, such stockholder’s name and address as they appear on the Company’s books and the class and number of shares of the Company owned beneficially by such person.

Additionally, a stockholder, or a group of no more than 20 stockholders, owning at least three percent of the Company’s outstanding common stock continuously for at least three years, will be permitted to nominate and include in the Company’s proxy materials for its Annual Meeting of Stockholders director nominees constituting up to the greater of two directors or 20% of the total number of directors then serving on the Board, provided that such request for nomination and inclusion be submitted to the Secretary of the Company not less than 120 days and not more than 150 days prior to the anniversary date of the immediately preceding Annual Meeting, and provided further that the stockholder(s) and their nominee(s) satisfy the eligibility, procedural and disclosure requirements set forth in ARTICLE I, Section 12a of the Company’s Fifth Amended and Restated By-Laws.

Householding of Proxy Materials

We have adopted a procedure called “householding.” This is a procedure that reduces the Company’s printing costs and postage fees. Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders and, for those stockholders who previously requested to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, the Notice of Annual Meeting, Proxy Statement and the 2019 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. If you participate in householding and wish to receive a separate copy of the Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders and, if applicable, the Notice of Annual Meeting, Proxy Statement and the 2019 Annual Report and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge Investor Communication Services, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Stockholders who participate in householding and have requested to receive proxy materials in printed form by mail will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of

DENTSPLY SIRONA INC. – Proxy Statement     87

OTHER MATTERS

Stockholders and, if applicable, the Notice of Annual Meeting, Proxy Statement and 2019 Annual Report and any accompanying documents, or if you hold Dentsply Sirona stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge. You may contact Broadridge either by calling toll-free (800) 542-1061, or by writing to Broadridge Investor Communication Services, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

If you are a beneficial owner, you can request information about householding from your broker, bank, trustee or other holder of record.

We strongly encourage your participation in the householding program, and believe that it will benefit both you and the Company. Not only will it reduce the volume of duplicate information that you receive in your household, but it will also reduce our printing and mailing costs.

Incorporation by Reference

To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement titled “Human Resources Committee Report” and “Report of the Audit and Finance Committee” are not so incorporated unless specifically otherwise provided in any such filing.

Solicitation of Proxies

Dentsply Sirona will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. Dentsply Sirona has retained the services of Saratoga Proxy Consulting, LLC to assist in the solicitation of proxies for an estimated fee of $15,000, plus additional variable fees, which have accrued over the course of the solicitation and reimbursement of out-of-pocket expenses. Dentsply Sirona will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of shares held of record by them. Dentsply Sirona will also reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials.

By Order of the Board of Directors

Keith J. Ebling

Executive Vice President, General Counsel and Secretary

April 16, 2021

88    DENTSPLY SIRONA INC. – Proxy Statement

APPENDIX A

Reconciliation of Non-GAAP Information to GAAP Information

Non-GAAP Financial Measures

In addition to results determined in accordance with U.S. generally accepted accounting principles (“US GAAP”) the Company provides certain measures in this press release, described below, which are not calculated in accordance with US GAAP and therefore represent Non-GAAP measures. These Non-GAAP measures may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP. The Company discloses these measures to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and which may not be indicative of past or future performance of the normal operations of the Company. The Company believes that this information is helpful in understanding underlying operating results including net sales, operating income, and net income.

Organic Sales

The Company defines “organic sales” as the increase or decrease in net sales excluding: (1) net sales from acquired and divested businesses recorded prior to the first anniversary of the acquisition or divestiture, (2) net sales attributable to discontinued product lines in both the current and prior year periods, and (3) the impact of foreign currency translation, which is calculated by translating current period sales using the comparable prior periods currency conversion rates. Organic sales is an important internal measure for the Company. The Company’s senior management receives a monthly analysis of operating results that includes organic sales and the performance of the Company is measured on this metric along with other performance metrics.

Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Diluted Common Share

The adjusted net income (loss) attributable to Dentsply Sirona consists of net income (loss) attributable to Dentsply Sirona adjusted to exclude the following:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to consummating and integrating acquired businesses, as well as net gains and losses related to the disposed businesses. In addition, this category includes the subsequent impact roll-off to the consolidated statements of operations which results from fair value adjustments related to business combinations, except for amortization expense of purchased intangible assets noted below. Although the Company is regularly engaged in activities to find and act on opportunities for strategic growth and enhancement of product offerings, the costs associated with these activities may vary significantly between periods based on the timing, size and complexity of acquisitions and as such may not be indicative of past and future performance of the Company. They are therefore excluded to allow investors to better understand underlying operating trends.

(2) Restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives as well as certain other costs. These costs can include, but are not limited to, severance costs, facility closure costs, lease and contract termination costs and related professional service costs, duplicate facility and labor costs associated with specific restructuring initiatives. Other costs include legal settlements and impairments of assets. The Company’s restructuring programs usually require several years to fully implement and the Company is continually seeking to take actions that could enhance its efficiency. While restructuring charges are recurring, they are subject to significant fluctuations from period to period due to the varying levels of restructuring activity and the inherent imprecision in the estimates used to recognize the impairment of assets and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

DENTSPLY SIRONA INC. – Proxy Statement     A-1

APPENDIX A

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets recorded in purchase accounting. Although these costs contribute to revenue generation and will recur in future periods, their amounts are significantly impacted by the timing and size of acquisitions.

(4) Credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities including the Company’s pension obligations, that are recorded through net income which are related to the changes in fair value and credit risk. Although this non-service component of pension expense is a recurring item, it is subject to significant fluctuations from period to period due to changes in actuarial assumptions, global financial markets (including stock market returns and interest rate changes), plan changes, settlements, curtailments, and other changes in facts and circumstances. These items can be variable and driven more by market conditions than the Company’s operating performance.

(5) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits, and discrete tax items resulting from the implementation of restructuring initiatives and the vesting and exercise of employee share-based compensation. Income tax related adjustments may also include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate. These adjustments are irregular in timing the variability in amounts may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Both adjusted net income (loss) and adjusted EPS are important internal measures for the Company. The Company’s senior management receives a monthly analysis of operating results that includes adjusted net income (loss) and adjusted EPS. The performance of the Company is measured on these metrics along with other performance metrics.

Cumulative Non-GAAP EPS Reconciliation — 2018 – 2020 PRSU Awards

A reconciliation of Net Income (Loss) and EPS to Adjusted Net Income and Adjusted EPS is provided below:

	Year Ended December 31, 2020

(in millions, except per share amounts)	Net (Loss) Income	Per Diluted Common Share

Net loss attributable to Dentsply Sirona	$(83)	$(0.38)
Pre-tax non-GAAP adjustments:
Amortization of purchased intangible assets	192
Restructuring program related costs and other costs	335
Business combination related costs and fair value adjustments	22
Credit risk and fair value adjustments	9
Tax impact of the pre-tax non-GAAP adjustments (a)	90
Subtotal non-GAAP adjustments	385	2.13
Income tax related adjustments	9	0.04

Adjusted non-GAAP net income	$394	$1.79

(a) The tax amount was calculated using the applicable statutory tax rate in the tax jurisdiction where the non-GAAP adjustments were generated.

A-2    DENTSPLY SIRONA INC. – Proxy Statement

APPENDIX A

	Year Ended December 31, 2019

(in millions, except per share amounts)	Net Income	Earnings Per Diluted Common Share

Net income attributable to Dentsply Sirona	$263	$1.17
Pre-tax non-GAAP adjustments:
Amortization of purchased intangible assets	190
Restructuring program related costs and other costs	183
Business combination related costs and fair value adjustments	10
Credit risk and fair value adjustments	5
Tax impact of the pre-tax non-GAAP adjustments (a)	(102)
Subtotal non-GAAP adjustments	286	1.28
Income tax related adjustments	1.0

Adjusted non-GAAP net income	$550	$2.45
(a) The tax amount was calculated using the applicable statutory tax rate in the tax jurisdiction where the non-GAAP adjustments were generated.

	Year Ended December 31, 2018

(in millions, except per share amounts)	Net (Loss) Income	Earnings Per Diluted Common Share

Net loss attributable to Dentsply Sirona	$(1,011.0)	$(4.51)
Pre-tax non-GAAP adjustments:
Restructuring program related costs and other costs	1,353.1
Amortization of purchased intangible assets	197.9
Business combination related costs and fair value adjustments	22.8
Credit risk and fair value adjustments	14.5
Gain on sale of marketable securities	(44.1)
Tax impact of the pre-tax non-GAAP adjustments (a)	(130.2)
Subtotal non-GAAP adjustments	1,414.0	6.26
Adjustment for calculating non-GAAP net income per diluted common share (b)		0.23
Income tax related adjustments	51.5	0.03

Adjusted non-GAAP net income	$454.5	$2.01
(a) The tax amount was calculated using the applicable statutory tax rate in the tax jurisdiction where the non-GAAP adjustments were generated.

(b) The Company had a net loss for the year ended December 31, 2018 but had net income on a non-GAAP basis. The shares used in calculating diluted non-GAAP net income per share includes the dilutive effect of common stock.

Shares used in calculating diluted GAAP net loss per share	224.3
Shares used in calculating diluted non-GAAP net income per share	226.0

DENTSPLY SIRONA INC. – Proxy Statement     A-3

APPENDIX A

Adjusted EBITDA Reconciliation – AIP Measurement

Adjusted EBITDA

	July 1, 2020 - Decemer 31, 2020
		Non-GAAP Adjustments
	GAAP EBITDA	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-GAAP Adjustments and Income Tax Related Adjustments	Non-GAAP EBITDA
Net Income	$153.00	$98.00	$115.00	$19.00	$6.00	$(52.00)	$339.00
Gross Interest Expense	29.00						29.00
Income Taxes	37.00					52.00	89.00
Depreciation	57.00						57.00
Amortization	98.00	(98.00)					-

EBITDA	$374.00	$-	$115.00	$19.00	$6.00	$-	$514.00

A-4    DENTSPLY SIRONA INC. – Proxy Statement

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 25, 2021 for shares held directly and by 11:59 P.M. Eastern Time on May 23, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/XRAY2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 25, 2021 for shares held directly and by 11:59 P.M. Eastern Time on May 23, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

D49320-P51542

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

DENTSPLY SIRONA INC.

1. Election of Directors

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

DENTSPLY SIRONA CORPORATE HEADQUARTERS 13320 BALLANTYNE CORPORATE PLACECHARLOTTE, NC 28277TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D49320-P51542KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYDENTSPLY SIRONA INC.The Board of Directors recommends you vote FOR the following:1.Election of DirectorsNominees:1a. Eric K. Brandt 1b. Donald M. Casey Jr.1c. Willie A. Deese 1d. Betsy D. Holden1e. Clyde R. Hosein 1f. Arthur D. Kowaloff1g. Harry M. Kraemer Jr.1h. Gregory T. Lucier1i. Leslie F. Varon1j. Janet S. VergisPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other duciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized ofcer.Signature [PLEASE SIGN WITHIN BOX] DateFor Against AbstainThe Board of Directors recommends you vote FOR proposals 2 and 3.2. Ratication of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for 2021.3. Approval, by non-binding vote, of the Company's executive compensation.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.For Against AbstainSignature (Joint Owners) DateDENTSPLY SIRONA CORPORATE HEADQUARTERS 13320 BALLANTYNE CORPORATE PLACECHARLOTTE, NC 28277TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D49320-P51542KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYDENTSPLY SIRONA INC.The Board of Directors recommends you vote FOR the following:1.Election of DirectorsNominees:1a. Eric K. Brandt 1b. Donald M. Casey Jr.1c. Willie A. Deese 1d. Betsy D. Holden1e. Clyde R. Hosein 1f. Arthur D. Kowaloff1g. Harry M. Kraemer Jr.1h. Gregory T. Lucier1i. Leslie F. Varon1j. Janet S. VergisPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] DateFor Against AbstainThe Board of Directors recommends you vote FOR proposals 2 and 3.2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for 2021.3. Approval, by non-binding vote, of the Company's executive compensation.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.For Against AbstainSignature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.D49321-P51542DENTSPLY SIRONA INC. Annual Meeting of Stockholders May 26, 2021 10:00 AMThis proxy is solicited by the Board of DirectorsThe undersigned stockholder of DENTSPLY SIRONA Inc. (the "Company") hereby appoints Keith J. Ebling and Donald M. Casey Jr., or either of them, as proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held virtually at www.virtualshareholdermeeting.com/XRAY2021 on Wednesday, May 26, 2021 commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof, as indicated on the reverse side. This proxy also provides voting instructions for shares held by T. Rowe Price Retirement Plan Services, Inc., the trustee for the DENTSPLY SIRONA Inc. 401(k) Savings and Employee Stock Ownership Plan. I hereby instruct you to (a) vote the shares of Common Stock, par value $.01 per share ("Common Stock") of Company allocated to the ESOP and/or 401(k) account in accordance with the directions on the reverse side and (b) to grant a proxy to the proxy nominated by the Company's Board of Directors authorizing him to vote in his discretion upon such other matters as may properly come before the meeting. This proxy/voting instruction card is solicited pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. This card should be voted by mail, Internet or telephone, in time to reach the Company's proxy tabulator, Broadridge Financial Solutions, by 11:59 p.m. Eastern Time on Tuesday, May 25, 2021 for all registered shares to be voted, and by 5:00 p.m. Eastern Time on Sunday, May 23, 2021, for the Trustee to vote the Plan shares. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies upon such other business as may properly come before the meeting.Continued and to be signed on reverse side